Exhibit 10.1

EXECUTION COPY

$300,000,000

CREDIT AND GUARANTEE AGREEMENT
dated as of July 1, 2005,

among

REEBOK INTERNATIONAL LTD.,

REEBOK INTERNATIONAL LIMITED,

REEBOK CANADA INC.,

SPORT MASKA INC.,

THE LENDERS NAMED HEREIN,

CREDIT SUISSE,
as General Administrative Agent,

CREDIT SUISSE, TORONTO BRANCH,
as Canadian Administrative Agent,

BNP PARIBAS,
as Syndication Agent

and

ABN AMRO BANK N.V.,
BANK OF AMERICA, N.A.
and
WACHOVIA BANK, NATIONAL ASSOCIATION,
as Co-Documentation Agents

CREDIT SUISSE

and

BNP PARIBAS,
as Joint Bookrunners and Co-Lead Arrangers

[CS&M Ref No. 5865-342]

TABLE OF CONTENTS

SECTION 1.	DEFINITIONS

1.1.	Defined Terms
1.2.	Other Definitional Provisions
1.3.	Exchange Rates

SECTION 2.	AMOUNT AND TERMS OF COMMITMENTS

2.1.	Commitments
2.2.	Procedure for Borrowing
2.3.	Use of Proceeds of Loans

SECTION 3.	AMOUNT AND TERMS OF LETTER OF CREDIT SUBFACILITY

3.1.	L/C Commitment
3.2.	Procedure for Issuance of Letters of Credit
3.3.	Fees, Commissions and Other Charges
3.4.	L/C Participations
3.5.	Reimbursement Obligation of the Borrower
3.6.	Obligations Absolute
3.7.	Letter of Credit Payments
3.8.	Application
3.9.	Reporting by Issuing Banks

SECTION 4.	TERMS OF SWINGLINE SUBFACILITY

4.1.	Swingline Commitment
4.2.	Swingline Loans
4.3.	Prepayment
4.4.	Interest
4.5.	Participations

SECTION 5.	COMPETITIVE BID LOANS

5.1.	Competitive Bid Procedure

SECTION 6.	PROVISIONS RELATING TO THE EXTENSIONS OF CREDIT; FEES AND PAYMENTS

6.1.	Repayment of Loans; Evidence of Debt
6.2.	Facility Fee
6.3.	Optional Prepayments
6.4.	Optional Termination or Reduction of Commitments

6.5.	Conversion and Continuation Options
6.6.	Minimum Amounts and Maximum Number of Borrowings
6.7.	Interest Rates and Payment Dates
6.8.	Computation of Interest and Fees
6.9.	Inability to Determine Interest Rate
6.10.	Pro Rata Treatment and Payments
6.11.	Illegality
6.12.	Requirements of Law
6.13.	Taxes
6.14.	Indemnity
6.15.	Change of Lending Office
6.16.	Additional Action in Certain Events
6.17.	Extension of Commitments
6.18.	Incremental Commitments
6.19.	Bankers’ Acceptances
6.20.	Peso Commitments

SECTION 7.	REPRESENTATIONS AND WARRANTIES

7.1.	Financial Condition
7.2.	No Change
7.3.	Disclosure
7.4.	Corporate Existence; Compliance with Law
7.5.	Corporate Power; Authorization; Enforceable Obligations
7.6.	No Legal Bar
7.7.	No Material Litigation
7.8.	No Default
7.9.	Ownership of Property; Liens
7.10.	Intellectual Property
7.11.	Taxes
7.12.	Federal Regulations
7.13.	ERISA
7.14.	Investment Company Act; Other Regulations
7.15.	Subsidiaries
7.16.	Environmental Matters
7.17.	OFAC

SECTION 8.	CONDITIONS PRECEDENT

8.1.	Conditions to Initial Extension of Credit
8.2.	Conditions to Each Extension of Credit

SECTION 9.	AFFIRMATIVE COVENANTS

9.1.	Financial Statements
9.2.	Certificates; Other Information
9.3.	Payment of Obligations

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9.4.	Conduct of Business and Maintenance of Existence
9.5.	Maintenance of Property; Insurance; Trademark License
9.6.	Inspection of Property; Books and Records; Discussions
9.7.	Notices
9.8.	Environmental Laws

SECTION 10.	NEGATIVE COVENANTS

10.1.	Financial Condition Covenants
10.2.	Limitation on Liens
10.3.	Limitation on Fundamental Changes
10.4.	Limitation on Sale of Assets
10.5.	Limitation on Transactions with Affiliates
10.6.	Limitation on Changes in Fiscal Year
10.7.	Limitation on Lines of Business

SECTION 11.	GUARANTEE

11.1.	Guarantee
11.2.	Right of Setoff
11.3.	No Subrogation
11.4.	Amendments, etc
11.5.	Guarantee Absolute and Unconditional
11.6.	Reinstatement
11.7.	Payments

SECTION 12.	EVENTS OF DEFAULT

SECTION 13.	THE AGENTS

13.1.	Appointment
13.2.	Delegation of Duties
13.3.	Exculpatory Provisions
13.4.	Reliance by Administrative Agents
13.5.	Notice of Default
13.6.	Non-Reliance on Administrative Agents and Other Lenders
13.7.	Indemnification
13.8.	Agents in their Individual Capacities
13.9.	Successor Administrative Agents; Resignation of Co-Documentation Agents

SECTION 14.	MISCELLANEOUS

14.1.	Amendments and Waivers
14.2.	Notices
14.3.	No Waiver; Cumulative Remedies

3

14.4.	Survival of Representations and Warranties
14.5.	Payment of Expenses and Taxes
14.6.	Successors and Assigns; Participations and Assignments
14.7.	Adjustments; Setoff
14.8.	Judgment Currency
14.9.	Counterparts
14.10.	Confidentiality
14.11.	Severability
14.12.	Integration
14.13.	GOVERNING LAW
14.14.	Submission To Jurisdiction; Waivers
14.15.	Acknowledgments
14.16.	WAIVERS OF JURY TRIAL
14.17.	CAM Exchange
14.18.	Letters of Credit

SCHEDULES

Schedule I	LENDERS; ADDRESSES FOR NOTICES
Schedule II	COMMITMENTS
Schedule III	SUBSIDIARIES
Schedule IV	LIENS
Schedule V	CERTAIN AFFILIATE TRANSACTIONS

EXHIBITS

Exhibit A	FORM OF NOTE
Exhibit B	FORM OF ASSIGNMENT AND ACCEPTANCE
Exhibit C-1	FORM OF NOTICE OF BORROWING (DRAWINGS)
Exhibit C-2	FORM OF NOTICE OF BORROWING (CONTINUATIONS)
Exhibit C-3	FORM OF NOTICE OF BORROWING (CONVERSIONS)
Exhibit D	ADDITIONAL COST RATE
Exhibit E-1	OPINION OF ROPES & GRAY LLP
Exhibit E-2	OPINION OF MACFARLANES
Exhibit E-3	OPINION OF GENERAL COUNSEL OF REEBOK INTERNATIONAL LTD.
Exhibit E-4	OPINION OF MCCARTHY TETRAULT LLP
Exhibit E-5	OPINION OF STEWART MCKELVEY STIRLING SCALES
Exhibit F-1	FORM OF COMPETITIVE BID REQUEST
Exhibit F-2	FORM OF NOTICE OF COMPETITIVE BID REQUEST
Exhibit F-3	FORM OF COMPETITIVE BID
Exhibit F-4	FORM OF COMPETITIVE BID ACCEPT/REJECT LETTER

4

CREDIT AND GUARANTEE AGREEMENT dated as of July 1, 2005, among:

(a)                                  REEBOK INTERNATIONAL LTD., a Massachusetts corporation (the “Company”);

(b)                                 REEBOK INTERNATIONAL LIMITED, a United Kingdom corporation (“Reebok UK”);

(c)                                  (i) REEBOK CANADA INC., a Canadian corporation (“Reebok Canada”) and (ii) SPORT MASKA INC., a New Brunswick corporation (“Sport” and, together with Reebok Canada, the “Canadian Borrowers” and, together with the Company and Reebok UK, the “Borrowers”);

(d)                                 the several banks and other financial institutions from time to time parties to this Agreement (the “Lenders”);

(e)                                  CREDIT SUISSE, a Swiss banking corporation acting through one or more of its branches or affiliates, as general administrative agent (in such capacity, the “General Administrative Agent”) for the Lenders;

(f)                                    CREDIT SUISSE, TORONTO BRANCH, as Canadian administrative agent (in such capacity, the “Canadian Administrative Agent”) for the Canadian Lenders;

(h)                                 BNP PARIBAS, as syndication agent (in such capacity, the “Syndication Agent”) for the Lenders; and

(i)                                     ABN AMRO BANK N.V., BANK OF AMERICA, N.A. and WACHOVIA BANK, NATIONAL ASSOCIATION, as co-documentation agents (in such capacity, the “Co-Documentation Agents”) for the Lenders.

W I T N E S S E T H:

WHEREAS, the Borrowers have requested the Lenders to extend credit at any time and from time to time prior to the Termination Date (such term and each other capitalized term used but not defined in this preamble having the meaning set forth in Section 1), in an aggregate principal amount at any time outstanding not in excess of $300,000,000 (or the Dollar Equivalent thereof in Alternative Currencies) in the form of (a) revolving Loans to the US/UK Borrowers from the US/UK Lenders in an aggregate principal amount at any time not to exceed $275,000,000 (or the Dollar Equivalent thereof in US/UK Alternative Currencies) and (b) revolving Loans to the Canadian Borrowers and the US/UK Borrowers from the Canadian Lenders in an aggregate principal amount at any time not to exceed $25,000,000 (or the Dollar Equivalent thereof in Canadian Dollars).  The Company has requested the Swingline Lender to extend credit, at any time and from time to time prior to the Termination Date, in the form of Swingline Loans, in an aggregate principal amount at any time outstanding not in excess of $25,000,000.  The Account Parties have requested the Issuing Bank to issue Letters of

Credit, in an aggregate face amount at any time outstanding not in excess of $200,000,000 (or the Dollar Equivalent thereof in US/UK Alternative Currencies).  The Company has requested that the US/UK Lenders provide a procedure pursuant to which the Company may invite the US/UK Lenders to bid on an uncommitted basis on short-term borrowings by the Company.  The Company has also requested the US/UK Lenders to provide for a procedure pursuant to which the Company may invite Eligible US/UK Lenders to extend credit in the form of revolving Loans denominated in Pesos and Dollars to the Mexican Borrower and the US/UK Borrowers in an aggregate principal amount at any time not to exceed $25,000,000 (or the Dollar Equivalent thereof in Pesos) which commitment to extend such revolving Loans would reduce such US/UK Lender’s commitments to extend Loans in Dollars or US/UK Alternative Currencies as described in clause (a) above.

WHEREAS, the Lenders are willing to extend such credit to the Borrowers and the Issuing Bank is willing to issue Letters of Credit for the account of the Account Parties on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1.           DEFINITIONS

1.1.  Defined Terms.  As used in this Agreement, the following terms shall have the following meanings:

“ABR”:  when used in reference to any Dollar denominated Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Acceptance Fee”:  as defined in subsection 6.7(e)

“Account Parties”:  the Company and Reebok UK; each an “Account Party”.

“Additional Cost”:  in relation to any Borrowing denominated in Sterling for any Interest Period, the cost as calculated by the General Administrative Agent in accordance with Exhibit D imputed to each Lender of compliance with the mandatory liquid assets requirements of the Bank of England during that Interest Period, expressed as a percentage.

“Adjusted LIBO Rate”:  with respect to any Eurocurrency Borrowing for any Interest Period, an interest rate per annum equal to (a)  if such Eurocurrency Borrowing is denominated in Dollars or Euro, (i)  the LIBO Rate in effect for such Interest Period divided by (ii) one minus the Eurocurrency Reserve Requirements, and (b) if such Eurocurrency Borrowing is denominated in Sterling, the LIBO Rate in effect for such Interest Period plus Additional Cost.

“Administrative Agents”:  the General Administrative Agent, the Canadian Administrative Agent and any Mexican Administrative Agent.

“Affiliate”:  as to any Person, any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person.  For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“Agents”:  the Administrative Agents and the Syndication Agent.

“Agreement”:  this Credit Agreement, as amended, supplemented or otherwise modified from time to time.

“Alternate Base Rate”:  for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day or (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1%.  Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

“Alternative Currency”:  Sterling, Euro, Canadian Dollars and, after the Mexican Effective Date, Pesos.

“Applicable Facility Fee Rate”:  for each day, the rate per annum set forth below opposite the Credit Rating then in effect:

Credit Rating	Facility Fee Rate
basis points per annum
Category 1
A+ or better by S&P or A1 or better by Moody’s	6.0

Category 2
A or better by S&P or A2 or better by Moody’s	8.0

Category 3
A- or better by S&P or A3 or better by Moody’s	9.0

Credit Rating	Facility Fee Rate

Category 4
BBB+ or better by S&P or Baa1 or better by Moody’s	10.0

Category 5
BBB or better by S&P or Baa2 or better by Moody’s	12.5

Category 6
BBB- or better by S&P or Baa3 or better by Moody’s	15.0

Category 7
Otherwise	20.0

If either S&P or Moody’s shall cease to have assigned a Credit Rating, such rating agency shall be deemed to have assigned a Credit Rating in Category 7.  If the Credit Ratings assigned (or deemed assigned) by S&P and Moody’s shall fall in different Categories, the Applicable Facility Fee Rate shall be based on the higher of the two Credit Ratings unless one of the two Credit Ratings is two or more Categories below the other, in which case the Applicable Facility Fee Rate shall be determined by reference to the Category next below the higher of the two Credit Ratings.

“Applicable Margin”:  for each Type of Loan for each day, the rate per annum set forth below opposite the Credit Rating then in effect:

Credit Rating	ABR, U.S. Base Rate, Canadian Prime and Peso Base Rate Loans	Eurocurrency, BA and TIIE Rate Loans
	basis points per annum
Category 1
A+ or better by S&P or A1 or better by Moody’s	0.0	19.0

Category 2
A or better by S&P or A2 or better by Moody’s	0.0	22.0

Credit Rating	ABR, U.S. Base Rate, Canadian Prime and Peso Base Rate Loans	Eurocurrency, BA and TIIE Rate Loans
	basis points per annum
Category 3
A- or better by S&P or A3 or better by Moody’s	0.0	31.0

Category 4
BBB+ or better by S&P or Baa1 or better by Moody’s	0.0	40.0

Category 5
BBB or better by S&P or Baa2 or better by Moody’s	0.0	50.0

Category 6
BBB- or better by S&P or Baa3 or better by Moody’s	0.0	75.0

Category 7
Otherwise	0.0	100.0

If either S&P or Moody’s shall cease to have assigned a Credit Rating, such rating agency shall be deemed to have assigned a Credit Rating in Category 7.  If the Credit Ratings assigned (or deemed assigned) by S&P and Moody’s shall fall in different Categories, the Applicable Margin shall be based on the higher of the two Credit Ratings unless one of the two Credit Ratings is two or more Categories below the other, in which case the Applicable Margin shall be determined by reference to the Category next below the higher of the two Credit Ratings.  In addition, for each day on which the Total Extensions of Credit exceed 50% of the Total Commitments, the Applicable Margins set forth above for Eurocurrency Loans, BA Loans and TIIE Rate Loans (and, if the Credit Ratings are then in Category 7, for ABR Loans, U.S. Base Rate Loans, Canadian Prime Loans and Peso Base Rate Loans) shall be increased by 10.0 basis points.

“Application”:  an application, in such form as the relevant Issuing Bank may specify from time to time, requesting such Issuing Bank to open a Letter of Credit.

“Assignee”:  as defined in subsection 14.6(c).

“Assignment and Acceptance”:  an assignment and acceptance entered into by a Lender and an assignee, and accepted by the General Administrative Agent (or, in the case of assignments of (a) Canadian Commitments, the Canadian Administrative Agent and (b) Peso Commitments, the Mexican Administrative Agent), in the form of Exhibit B or such other form as shall be approved by the General Administrative Agent.

“Augmenting Lender”:  as defined in subsection 6.18(a).

“Available Commitments”:  collectively, the Available Canadian Commitments, the Available Peso Commitments and the Available US/UK Commitments.

“Available Canadian Commitment”:  as to any Canadian Lender, at any time, an amount equal to the excess, if any, of (a) such Canadian Lender’s Canadian Commitment over (b) the aggregate principal amount of the Canadian Extensions of Credit of such Canadian Lender then outstanding.

“Available Peso Commitment”:  as to any Peso Lender, at any time, an amount equal to the excess, if any, of (a) such Peso Lender’s Peso Commitment over (b) the aggregate principal amount of the Peso Extensions of Credit of such Peso Lender then outstanding.

“Available US/UK Commitment”:  as to any US/UK Lender, at any time, an amount equal to the excess, if any, of (a) such US/UK Lender’s US/UK Commitment over (b) the aggregate principal amount of the US/UK Revolving Credit Exposure of such US/UK Lender then outstanding.  For purposes of determining the Available US/UK Commitments of the US/UK Lenders at any time, each outstanding Competitive Borrowing shall be deemed to have utilized the US/UK Commitments of the US/UK Lenders (including those Lenders that shall not have made Competitive Loans as part of such Competitive Borrowing) pro rata in accordance with their respective US/UK Commitments.

“BA Discount Proceeds”:  with respect to any BA Loan, an amount calculated on the date of acceptance and purchase or advance of such BA Loan by multiplying (a) the face or principal amount of such BA Loan by (b) the quotient of one divided by the sum of one plus the product of (i) the BA Discount Rate applicable to such BA Loan multiplied by (ii) a fraction, the numerator of which is the term of such BA Loan measured in days (commencing on the date of acceptance and purchase or advance and ending on, but excluding, the maturity date thereof) and the denominator of which is 365; with such quotient being rounded up or down to the nearest fifth decimal place, with .000005 being rounded up.

“BA Discount Rate”:

(a) with respect to an issue of Bankers’ Acceptances to be accepted by a Schedule I Lender hereunder, the CDOR Rate at or about 10:00 a.m., Toronto time, on the date of issuance and acceptance of such Bankers’ Acceptances for bankers’

acceptances having a comparable face value and an identical maturity date to the face value and maturity date of such Bankers’ Acceptances; and

(b) with respect to an issue of Bankers’ Acceptances or a BA Equivalent Loan to be accepted or advanced by any Canadian Lender hereunder other than a Schedule I Lender, the rate established in (a) above plus 0.05% per annum.

“BA Equivalent Loans”:  in relation to a Loan by way of BA Loans, an advance in Canadian Dollars made by a Non-Acceptance Lender pursuant to subsection 6.19(i).

“BA Loans”:  the acceptance and purchase of Bankers’ Acceptances and BA Equivalent Loans; provided that reference to the amount or principal amount of a BA Loan shall mean the full face amount of the applicable Bankers’ Acceptances or Discount Notes issued in connection therewith.

“Bankers’ Acceptance”:  a Draft denominated in Canadian Dollars drawn by a Canadian Borrower and accepted and purchased by a Canadian Lender as provided in subsection 6.19 and includes a depository bill issued in accordance with the Depository Bills and Notes Act (Canada).

“Borrowers”:  as defined in the preamble to this Agreement; provided that the term “Borrowers” shall include the Mexican Borrower on and after the Mexican Effective Date.

“Borrowing”:  (a) Loans of the same Class, Type and currency, made, converted or continued on the same date and, in the case of (i) Eurocurrency Loans, as to which a single Interest Period is in effect and (ii) BA Loans, as to which a single Contract Period is in effect, (b) Competitive Loans or groups of Competitive Loans of the same Type and currency made on the same date and as to which a single Interest Period is in effect or (c) Swingline Loans.

“Borrowing Minimum”:  (a) in the case of a Borrowing denominated in Dollars, $10,000,000, (b) in the case of a Borrowing denominated in Sterling, £5,000,000, (c) in the case of a Borrowing denominated in Euro, €10,000,000, (d) in the case of a Borrowing denominated in Canadian Dollars, C$5,000,000 and (e) in the case of a Borrowing denominated in Pesos, Mxp10,000,000.

“Borrowing Multiple”:  (a) in the case of a Borrowing denominated in Dollars, $1,000,000, (b) in the case of a Borrowing denominated in Sterling, £1,000,000, (c) in the case of a Borrowing denominated in Euro, €1,000,000, (d) in the case of a Borrowing denominated in Canadian Dollars, C$500,000 and (e) in the case of a Borrowing denominated in Pesos, Mxp1,000,000.

“Business Day”:  a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close; provided that, (a) when used in connection with a Eurocurrency Loan, the term “Business

Day” shall also exclude any day on which banks are not open for dealings in deposits in the applicable currency in the London interbank market, (b) when used in connection with a Loan denominated in Euro, the term “Business Day” shall also exclude any day on which the TARGET payment system is not open for the settlement of payments in Euro, (c) when used in connection with a Borrowing by a Canadian Borrower or a Loan denominated in Canadian Dollars, the term “Business Day” shall also exclude any day on which commercial banks in Toronto or Montreal are authorized or required by law to close and (d) when used in connection with a Borrowing by the Mexican Borrower or a Loan denominated in Pesos, the term “Business Day” shall also exclude any day on which commercial banks in Mexico City are authorized or required by law to close.

“Calculation Date”:  the last Business Day of each calendar month and the date of each Notice of Borrowing with respect to a Loan, or request for a Letter of Credit, to be made, continued, converted or issued, as the case may be, in any Alternative Currency.

“CAM”:  the mechanism for the allocation and exchange of interests in Loans and other extensions of credit under the several Classes and collections thereunder established under subsection 14.17.

“CAM Exchange”:  the exchange of the Lenders’ interests provided for in subsection 14.17.

“CAM Exchange Date”:  any date on which either (a) an Event of Default under paragraph (f) of Section 12 has occurred with respect to a Borrower or (b) the Commitments shall have been terminated prior to the Termination Date and/or the Loans shall have been declared immediately due and payable, in either case pursuant to Section 12.

“CAM Percentage”:  as to each Lender, a fraction, expressed as a decimal, of which (a) the numerator shall be the aggregate Dollar Equivalent (determined on the basis of Exchange Rates prevailing on the CAM Exchange Date) of the Designated Obligations owed to such Lender (whether or not at the time due and payable) immediately prior to the CAM Exchange Date and (b) the denominator shall be the aggregate Dollar Equivalent (as so determined) of the Designated Obligations owed to all the Lenders (whether or not at the time due and payable) immediately prior to CAM Exchange Date.

“Canadian Administrative Agent”:  Credit Suisse, Toronto Branch, an authorized foreign bank under the Bank Act (Canada), as the Canadian administrative agent for the Canadian Lenders under this Agreement and the other Loan Documents, together with any of its permitted successors appointed pursuant to Section 13.

“Canadian Borrowers”:  as defined in the preamble to this Agreement.

“Canadian Borrowing”:  a Borrowing by a Canadian Borrower.

“Canadian Commitment”:  (a) with respect to each Lender that is a Lender on the date hereof, the amount (denominated in Dollars) set forth opposite such Lender’s name on Schedule II as such Lender’s “Canadian Commitment” and (b) in the case of any Lender that becomes a Lender after the date hereof, the amount specified as such Lender’s “Canadian Commitment” in the Assignment and Acceptance pursuant to which such Lender assumed a portion of the total Canadian Commitment, in each case as the same may be changed from time to time pursuant to the terms hereof.  The total Canadian Commitment as of the Closing Date is $25,000,000.

“Canadian Dollar Borrowing”:  a Borrowing denominated in Canadian Dollars.

“Canadian Dollars” and “C$”:  the lawful money of Canada.

“Canadian Extensions of Credit”:  as to any Canadian Lender at any time, an amount equal to the Dollar Equivalent of the aggregate principal amount of all Loans made under the Canadian Commitments held by such Lender then outstanding.

“Canadian Lender”:  each Lender that has a Canadian Commitment or that holds Canadian Loans.

“Canadian Loan”:  as defined in subsection 2.1(b).

“Canadian Obligations”:  the unpaid principal of, and interest on (including post-petition interest, whether allowed or allowable), all obligations and liabilities of Reebok Canada and Sport to the Canadian Administrative Agent and the Canadian Lenders, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement (including, without limitation, any amendment and restatement or refinancing hereof) or any other document executed and delivered in connection therewith or herewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to the Canadian Administrative Agent or any Canadian Lender) or otherwise.

“Canadian Prime Loan”:  any Canadian Loan bearing interest at a rate determined by reference to the Canadian Prime Rate.

“Canadian Prime Rate”:  the higher of (a) the rate of interest per annum determined from time to time by the Canadian Administrative Agent as being its reference rate then in effect for determining interest rates on commercial loans denominated in Canadian Dollars made by it in Canada, and (b) the one-month CDOR Rate plus 1% per annum.

“Canadian Resident”:  at any time, a Person who at that time (a)(i) is not a non-resident of Canada for purposes of the Canadian Tax Act or (ii) is an authorized foreign bank deemed to be resident in Canada for purposes of the Canadian Tax Act and

(b) in the case of any Canadian Loan to the US/UK Borrowers, is making or holding such Canadian Loan, either directly or through one of its branches or affiliates, and receiving payments of interest and fees from the US/UK Borrowers, free and clear of any U.S. or U.K. Non-Excluded Tax.

“Canadian Tax Act”:  the Income Tax Act (Canada), as amended, and any successor thereto, and any regulations promulgated thereunder.

“Capital Stock”:  any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

“CDOR Rate”:  as of any day with respect to a BA Loan and the Contract Period selected by the applicable Canadian Borrower for such BA Loan, or otherwise as applicable, the interest rate equal to:

(a) the average of the annual rates for Canadian Dollar bankers’ acceptances for a term equal to such Contract Period (or a term as closely possible comparable to such Contract Period) or such other specified period quoted (at approximately 10:00 a.m., Toronto time, on such day) on the Reuters Monitor Money Rates Service, CDOR page “Canadian Interbank Bid BA Rates”; and

(b) if the rate described in paragraph (a) above is not available on such day, the rate for such date will be the annual discount rate (rounded upward to the nearest whole multiple of 1/100 of 1%) as of 10:00 a.m., Toronto time, on such day at which the Canadian Administrative Agent is then offering to purchase Canadian Dollar bankers’ acceptances for a term approximately equal to such Contract Period (or a term as closely as possible comparable to such Contract Period), or such other specified period, accepted by it.

“Class”:  when used in reference to any Commitment, refers to whether such Commitment is a Canadian Commitment, a Peso Commitment or a US/UK Commitment and when used in reference to any Loan or Borrowing, refers to whether such Loan or Borrowing is made under a Canadian Commitment, a Peso Commitment or a US/UK Commitment.

“Closing Date”:  the date on which the conditions precedent set forth in subsection 8.1 shall be satisfied.

“Code”:  the Internal Revenue Code of 1986, as amended from time to time.

“Commercial Letter of Credit”:  as defined in subsection 3.1(b)(i)(2).

“Commitment”:  each of the Canadian Commitments, the Peso Commitments and the US/UK Commitments.

“Commitment Period”:  the period from and including the date hereof to but not including the Termination Date or such earlier date on which the Commitments shall terminate as provided herein.

“Commonly Controlled Entity”:  an entity, whether or not incorporated, which is under common control with the Company within the meaning of Section 4001 of ERISA or is part of a group which includes the Company and which is treated as a single employer under Section 414 of the Code.

“Company”:  as defined in the preamble to this Agreement.

“Competitive Bid”:  an offer by a US/UK Lender to make a Competitive Loan pursuant to Section 5.

“Competitive Bid Accept/Reject Letter”:  a notification made by the Company pursuant to subsection 5.1(d) in the form of Exhibit F-4.

“Competitive Bid Rate”:  as to any Competitive Bid, the Competitive Loan Margin or the Fixed Rate, as applicable, offered by the US/UK Lender making such Competitive Bid.

“Competitive Bid Request”:  a request made pursuant to Section 5 in the form of Exhibit F-1.

“Competitive Borrowing”:  a Borrowing consisting of a Competitive Loan or concurrent Competitive Loans from the US/UK Lender or US/UK Lenders whose Competitive Bids for such Borrowing have been accepted under the bidding procedure described in Section 5.

“Competitive Loan”:  a Loan made pursuant to Section 5.  Each Competitive Loan shall be a Eurocurrency Competitive Loan or a Fixed Rate Loan.

“Competitive Loan Exposure”:  with respect to any Lender at any time, the sum of the aggregate principal amount of the outstanding Competitive Loans of such Lender.

“Competitive Loan Margin”:  with respect to any Competitive Loan bearing interest at a rate based on the Adjusted LIBO Rate, the marginal rate of interest, if any, to be added to or subtracted from the Adjusted LIBO Rate in order to determine the interest rate applicable to such Loan, as specified by the Lender making such Loan in its related Competitive Bid.

“Consolidated Net Income” or “Consolidated Net Loss”:  for any fiscal period, the amount which, in conformity with GAAP, would be set forth opposite the caption “net income” (or any like caption) or “net loss” (or any like caption), as the case may be, on a consolidated statement of earnings of the Company and its Subsidiaries for such fiscal period.

“Contract Period”:  the term of a BA Loan selected by a Canadian Borrower in accordance with subsection 6.19, commencing on the date of such BA Loan and expiring on a Business Day which shall be either one, two, three or six months thereafter or such other period as may be acceptable to the Canadian Administrative Agent and the Canadian Lenders, provided that (a) subject to clause (b) below, each such period shall be subject to such extensions or reductions as may be determined by the Canadian Administrative Agent to ensure that each Contract Period shall expire on a Business Day, and (b) no Contract Period shall extend beyond the Termination Date.

“Contractual Obligation”:  as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Credit Rating”:  the rating publicly announced from time to time by Moody’s or S&P (as the context shall require) as being in effect with respect to the senior, unsecured (and non-credit enhanced), long-term Indebtedness of the Company.

“Credit Suisse”:  Credit Suisse, a Swiss banking corporation acting through one or more of its branches or affiliates.

“Declining Lender”:  as defined in subsection 6.20(a).

“Default”:  any of the events specified in Section 12, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

“Designated Obligations”:  all obligations of the Borrowers with respect to (a) principal of and interest on the Loans of each Class (other than Competitive Loans, but including BA Loans and Acceptance Fees with respect thereto), (b) unreimbursed L/C Disbursements and interest thereon and (c) all Facility Fees under subsection 6.2.

“Discount Note”:  a non-interest-bearing promissory note or depository note (within the meaning of the Depository Bills and Notes Act (Canada)) denominated in Canadian Dollars issued by a Canadian Borrower to a Non-Acceptance Lender to evidence a BA Equivalent Loan.

“Dollar Equivalent”:  on any date of determination, (a) with respect to any amount in Dollars, such amount, and (b) with respect to any amount in any Alternative Currency, the equivalent in Dollars of such amount, determined by the General Administrative Agent pursuant to subsection 1.3(b), using the Exchange Rate with respect to such Alternative Currency at the time in effect under the provisions of such subsection.

“Dollars” and “$”:  dollars in lawful currency of the United States of America.

“Domestic Subsidiary”:  any Subsidiary of the Company organized under the laws of any jurisdiction within the United States of America.

“Draft”:  as defined in subsection 6.19(f).

“EBITDA”:  for any fiscal period, the Consolidated Net Income or Consolidated Net Loss, as the case may be, for such fiscal period, after restoring thereto amounts deducted for (a) extraordinary losses (or deducting therefrom any amounts included therein on account of extraordinary gains) and special charges, (b) depreciation and amortization (including write-offs or write-downs of amortizable and depreciable items), (c) noncash compensation expense relating to the issuance of Capital Stock and rights to purchase Capital Stock, (d) the amount of interest expense of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, for such period on the aggregate principal amount of their consolidated Indebtedness, (e) the amount of tax expense of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, for such period and (f) minority interests.

“Eligible US/UK Lender”:  as defined in subsection 6.20(a).

“EMU Legislation”:  the legislative measures of the European Union for the introduction of, changeover to or operation of the Euro in one or more member states.

“Environmental Laws”:  any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

“ERISA”:  the Employee Retirement Income Security Act of 1974, as amended from time to time.

“Euro” or “€”:  the single currency of the European Union as constituted by the Treaty on European Union and as referred to in the EMU Legislation.

“Eurocurrency”:  when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Eurocurrency Reserve Requirements”:  with respect to the Eurocurrency Loans of any Lender for any day, that percentage (expressed as a decimal) that is in effect on such day, as prescribed by any Governmental Authority for determining the reserve, liquid asset or similar requirement with respect to such Eurocurrency Loans for such Lender that is subject to the rules and regulations of such Governmental Authority.

“Event of Default”:  any of the events specified in Section 12, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

“Exchange Rate”:  on any day, with respect to any Alternative Currency, the rate at which such Alternative Currency may be exchanged into Dollars, as set forth on the relevant Bloomberg Key Cross Currency Rate Page at approximately 11:00 a.m., New York City time, on such day.  In the event that such rate does not appear on the relevant Bloomberg Key Cross Currency Rate Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the General Administrative Agent, the Canadian Administrative Agent (in the case of Canadian Dollars), the Mexican Administrative Agent (in the case of Pesos) and the Company, or, in the absence of such agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the General Administrative Agent, the Canadian Administrative Agent or the Mexican Administrative Agent, as the case may be, in the market where its foreign currency exchange operations in respect of such Alternative Currency are then being conducted, at or about 10:00 a.m., New York City time, on such date for the purchase of Dollars for delivery two Business Days later; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the General Administrative Agent, the Canadian Administrative Agent or the Mexican Administrative Agent, as the case may be, after consultation with the Company, may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.

“Existing Credit Agreement”:  the Credit and Guarantee Agreement dated as of June 3, 2002, among the Company, Reebok UK, Finco, the lenders named therein, the co-documentation agents named therein, Fleet National Bank, as syndication agent and Credit Suisse First Boston, as administrative agent.

“Extension of Credit”:  each of the US/UK Extensions of Credit, the Canadian Extensions of Credit and the Peso Extensions of Credit.

“Extension Period”: as defined in subsection 6.17(a).

“Facility Fee”:  as defined in subsection 6.2.

“Federal Funds Effective Rate”:  for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the General Administrative Agent from three federal funds brokers of recognized standing selected by it.

“Financing Lease”:  any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

“Finco”:  Reebok Finance Limited, a United Kingdom private limited company.

“Fireman Group”:  Paul Fireman, his spouse, his parents, his children, his grandchildren, the Paul and Phyllis Fireman Trust, the PFP Charitable Trust, any other trusts of which Paul Fireman is a trustee and any other charitable trusts created by him.

“Fixed Rate”:  with respect to any Competitive Loan (other than a Eurocurrency Competitive Loan), the fixed rate of interest per annum specified by the US/UK Lender making such Competitive Loan in its related Competitive Bid.

“Fixed Rate Loan”:  a Competitive Loan bearing interest at a Fixed Rate.

“Foreign Subsidiary”:  any Subsidiary of the Company organized under the laws of any jurisdiction outside the United States of America.

“GAAP”:  generally accepted accounting principles in the United States of America as in effect from time to time.

“General Administrative Agent”:  Credit Suisse, as the general administrative agent for the Lenders under this Agreement and the other Loan Documents, together with any of its permitted successors appointed pursuant to Section 13.

“Governmental Authority”:  any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Granting Bank”:  as defined in subsection 14.6(h).

“Guarantee Obligation”:  as to any Person (the “guaranteeing person”), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person incurred for the purpose of providing credit support, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business.  The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Company in good faith.

“Guaranteed Obligation”:  each of the UK Obligations, the Canadian Obligations and the Mexican Obligations.

“Increasing Lender”:  as defined in subsection 6.18(a).

“Indebtedness”:  of any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person under Financing Leases, (d) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (e) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof and (f) all Indebtedness of the types referred to in clauses (a) through (e) above which is guaranteed directly or indirectly by such Person.

“Initial Termination Date”:  July 1, 2010.

“Insolvency”:  with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

“Insolvent”:  pertaining to a condition of Insolvency.

“Interest Payment Date”:  (a) as to any ABR Loan (including any Swingline Loan), U.S. Base Rate Loan, Canadian Prime Loan or Peso Base Rate Loan, the last Business Day of each March, June, September and December, (b) as to any Eurocurrency Loan having an Interest Period of three months or less or TIIE Rate Loan, the last day of the Interest Period with respect to such Loan, (c) as to any Eurocurrency Loan having an Interest Period longer than three months, the last day of such Interest Period and each day which is three months (or a whole multiple thereof) after the first day of such Interest Period and before the last day of such Interest Period and (d) as to any Fixed Rate Loan having an Interest Period of three months or less, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Fixed Rate Borrowing with an Interest Period longer than three months (unless otherwise specified in the applicable Competitive Bid Request), the last day of such Interest Period and each day which is three months (or a whole multiple thereof) after the first day of such Interest Period and before the last day of such Interest Period, and any other dates that are specified in the applicable Competitive Bid Request as Interest Payment Dates with respect to such Borrowing.

“Interest Period”:  (a)  with respect to any Eurocurrency Loan, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurocurrency Loan and ending one, two, three or six months thereafter, as selected by the relevant Borrower in its Notice of Borrowing or Competitive Bid Request given with respect thereto;

(b)  with respect to any Fixed Rate Borrowing, the period (which shall not be less than seven days or more than 360 days) commencing on the date of such Borrowing and ending on the date specified in the applicable Competitive Bid Request; and

(c)  with respect to any TIIE Rate Loan, the period commencing on the date such TIIE Rate Loan is disbursed or continued as a TIIE Rate Loan and ending on the 28th day thereafter; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

(i) if any Interest Period pertaining to a Eurocurrency Loan or a TIIE Rate Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurocurrency Loan only, the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

(ii) any Interest Period that would otherwise extend beyond the Termination Date shall end on the Termination Date; and

(iii) any Interest Period pertaining to a Eurocurrency Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Issuing Bank”:  with respect to any Letter of Credit, (a) Credit Suisse (or any Affiliate thereof) or (b) any other Lender (or any Affiliate thereof), acting in its capacity as such an issuer, from time to time designated by the Company as the issuer of such Letter of Credit which is reasonably acceptable to the General Administrative Agent and agrees (in its sole discretion) to serve in such capacity with respect to such Letter of Credit.

“L/C Commitment”:  $200,000,000.

“L/C Disbursement”:  a payment made by an Issuing Bank pursuant to a Letter of Credit.

“L/C Fee Payment Date”:  the last Business Day of each March, June, September and December.

“L/C Obligations”:  at any time, an amount equal to the sum of (a) the Dollar Equivalent of the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the Dollar Equivalent of the aggregate amount of L/C Disbursements that have not then been reimbursed pursuant to subsection 3.5.

“L/C Participants”:  with respect to each Letter of Credit, the collective reference to all the US/UK Lenders, other than the Issuing Bank with respect to such Letter of Credit.

“Lenders”:  as defined in the preamble to this Agreement.  Unless the context shall otherwise require, the term “Lenders” shall include the Swingline Lender.

“Letters of Credit”:  a Commercial Letter of Credit or a Standby Letter of Credit, as the context shall require; collectively, the “Letters of Credit”.

“LIBO Rate”:  when used with respect to any Eurocurrency Borrowing for any Interest Period, the rate per annum determined by the General Administrative Agent at approximately 11:00 a.m., London time, on the date which is two Business Days prior to the beginning of such Interest Period by reference to the British Bankers’ Association Interest Settlement Rates for deposits in the currency of such Borrowing (as set forth by any service selected by the General Administrative Agent which has been nominated by the British Bankers’ Association as an authorized information vendor for the purpose of displaying such rates), for a period equal to such Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the LIBO Rate shall be the interest rate per annum at which deposits in the currency of such Borrowing are offered for such Interest Period by major banks in the London interbank market to Credit Suisse at approximately 11:00 a.m., London time, on the date two Business Days prior to the beginning of such Interest Period.

“Lien”:  any mortgage, pledge, hypothecation, collateral assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).

“Loan”:  the loans made by the Lenders to the Borrowers pursuant to this Agreement.

“Loan Documents”:  this Agreement and the Notes.

“Local Time”:  (a) with respect to a payment in Dollars, New York City time, (b) with respect to a payment in a US/UK Alternate Currency, London time, (c) with respect to a payment in Canadian Dollars, Toronto time and (d) with respect to a payment in Pesos, Mexico City time.

“Majority Lenders”:  at any time, Lenders then having Commitments (or, if the Commitments have terminated, Extensions of Credit) which aggregate more than 50% of the sum of the Commitments (or the Total Extensions of Credit then outstanding, as the case may be) then in effect.

“Material Adverse Effect”:  a material adverse effect on (a) the business, operations, property or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole, (b) the validity or enforceability of this or any of the other Loan Documents or (c) the rights or remedies of the Administrative Agents or the Lenders hereunder or under any of the other Loan Documents.

“Material Environmental Amount”:  an amount payable by the Company and/or its Subsidiaries in excess of $30,000,000 for remedial costs, non-routine compliance costs, compensatory damages, punitive damages, fines, penalties or any combination thereof.

“Material Subsidiary”:  each Domestic Subsidiary of the Company which has either (a) assets having a fair market value (as reasonably estimated by the Company) or book value in excess of $10,000,000 in the aggregate or (b) revenues in excess of $30,000,000 per annum, other than (x) Reebok Securities Holdings Corp., during such time as its only material asset is Capital Stock of RBK Holdings plc, and (y) Reebok Foundation, Inc.

“Materials of Environmental Concern”:  any gasoline or petroleum (including crude oil or any fraction thereof) products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

“Mexican Administrative Agent”:  a bank with an office in Mexico City that agrees to act as the Mexican administrative agent for the Peso Lenders under this Agreement and the other Loan Documents pursuant to a writing satisfactory to the Company, the Mexican Borrower and the General Administrative Agent, together with any of its permitted successors appointed pursuant to Section 13.

“Mexican Borrower”:  the principal operating Subsidiary of the Company organized and existing under the laws of Mexico that may become a party to this Agreement as a “Borrower” pursuant to subsection 6.20.

“Mexican Effective Date”:  the first date on which there exist under this Agreement a Mexican Borrower and a Mexican Administrative Agent and on which the Peso Commitment exceeds zero.

“Mexican Obligations”:  the unpaid principal of, and interest on (including post-petition interest, whether allowed or allowable), all obligations and liabilities of the Mexican Borrower to the Mexican Administrative Agent and the Peso Lenders, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement (including, without limitation, any amendment and restatement or refinancing hereof) or any other document executed and delivered in connection therewith or herewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to the Mexican Administrative Agent or any Peso Lender) or otherwise.

“Mexican Resident”:  at any time, a Lender that, at that time, either directly or through one of its branches or affiliates, (a) in the case of any Peso Loan to the Mexican Borrower, is making or holding such Peso Loan, and receiving payments of interest and fees from the Mexican Borrower, free and clear of any Mexican Non-Excluded Tax, and who (i) is registered with the Ministry of Finance as a foreign financial institution for purposes of Article 195(I) of the Mexican Income Tax Law (Ley del Impuesto sobre la Renta), the regulations thereunder and any administrative rules issued thereunder, and who intends to be the effective beneficiary of the interest payable under this Agreement, (ii) is a resident for tax purposes of a country (or the main office of which, if lending through a branch or agency, is resident of a country) with which Mexico has entered into a treaty for the avoidance of double taxation, and will comply with the requirements provided in such treaty to apply a reduced withholding tax rate on interest, and (iii) will use reasonable commercial efforts that are within its control to (A) comply with the requirements of such treaty for so long as it provides a reduced withholding tax rate under the Mexican Income Tax Law or such double taxation treaty, (B) file all documentation necessary to maintain its registration with the Ministry of Finance pursuant to Article 195(I) of the Mexican Income Tax Law, so long as such requirement remains applicable, and (C) maintain its status (directly or through its main office, if lending through a branch or agency) as a resident for tax purposes of the country of which it is currently a resident, and (b) in the case of any Peso Loan to the US/UK Borrowers, is making or holding such Peso Loan, and receiving payments of interest and fees from the US/UK Borrowers, free and clear of any U.S. or U.K. Non-Excluded Tax.

“Mexico”:  the United Mexican States.

“Moody’s”:  Moody’s Investors Service, Inc.

“Multiemployer Plan”:  a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“New Peso Lender”:  as defined in subsection 6.20(a).

“Non-Acceptance Lender”:  a Canadian Lender that does not accept Bankers’ Acceptances.

“Non-Excluded Taxes”:  as defined in subsection 6.13(a).

“Non-Increasing Lenders”:  as defined in subsection 6.18(a).

“Non-US Borrower”:  each of Reebok UK, Reebok Canada, Sport and the Mexican Borrower.

“Note”:  as defined in subsection 6.1(h).

“Notes”:  the collective reference to the Notes.

“Notice of Borrowing”:  (a) with respect to a request for a Borrowing hereunder, a request in the form of Exhibit C-1 hereto, (b) with respect to a request for continuation of a Loan hereunder, a request in the form of Exhibit C-2 hereto and (c) with respect to a request for conversion of a Loan hereunder, a request in the form of Exhibit C-3 hereto, in each case delivered by a Responsible Officer of the applicable Borrower to the applicable Administrative Agent hereunder.

“Notice of Competitive Bid Request”:  a notification made pursuant to Section 5 in the form of Exhibit F-2.

“Participant”:  as defined in subsection 14.6(b).

“PBGC”:  the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

“Person”:  an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Peso Base Rate”:  for any day, a rate per annum equal to the rate of interest per annum determined from time to time by the Mexican Administrative Agent as its reference rate of interest then in effect for determining interest rates on commercial loans denominated in Pesos made by it in Mexico.  The determination by the Mexican Administrative Agent of the Peso Base Rate shall be conclusive.

“Peso Base Rate Loan”:  a Loan that bears interest based on the Peso Base Rate.

“Peso Commitment”:  with respect to each Lender, the amount (denominated in Dollars) specified as such Lender’s “Peso Commitment” in (a) the Register of the Mexican Administrative Agent on the day on which the Peso Commitments are increased pursuant to subsection 6.20 or (b) the Assignment and Acceptance pursuant to which such Lender assumed a portion of the total Peso Commitment, in each case as the same may be changed from time to time pursuant to the terms hereof.  The total Peso Commitment as of the Closing Date is $0.

“Peso Extensions of Credit”:  as to any Peso Lender at any time, an amount equal to the Dollar Equivalent of the aggregate principal amount of all Loans made under the Peso Commitments held by such Lender then outstanding.

“Peso Lender”:  each Lender that has a Peso Commitment or that holds Peso Loans.

“Peso Loan”:  as defined in subsection 2.1(c).

“Pesos” or “Mxp”:  the lawful money of Mexico.

“Plan”:  at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Company or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Prime Rate”:  the rate of interest per annum publicly announced from time to time by the General Administrative Agent (or, in the case of the U.S. Base Rate, the Canadian Administrative Agent) as its prime rate in effect for Dollar denominated loans at its principal office in New York City (or, in the case of the Canadian Administrative Agent, at its principal office in Toronto).

“Properties”:  as defined in subsection 6.16(a).

“Pro Rata Percentage”:  with respect to (i) any US/UK Lender at any time, the percentage of the aggregate US/UK Commitments represented by such US/UK Lender’s US/UK Commitment, (ii) any Canadian Lender at any time, the percentage of the aggregate Canadian Commitments represented by such Canadian Lender’s Canadian Commitment and (iii) any Peso Lender at any time, the percentage of the aggregate Peso Commitments represented by such Peso Lender’s Peso Commitment.  In the event the Commitments of any Class shall have expired or been terminated, the Pro Rata Percentages of such Class shall be determined on the basis of the Commitments of such Class most recently in effect, giving effect to any subsequent assignments.

“Register”:  as defined in subsection 14.6(d).

“Regulation U”:  Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

“Reimbursement Obligation”:  with respect to any Letter of Credit issued for the account of or at the request of an Account Party, the obligation of such Account Party to reimburse the Issuing Bank with respect thereto pursuant to subsection 3.5(a) for amounts drawn thereunder.

“Related Parties”:  as to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Reorganization”:  with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

“Reportable Event”:  any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg. § 2615.

“Required Lenders”:  at any time, Lenders then having Commitments which aggregate more than 66 2/3% of the sum of the Commitments then in effect; provided that, for purposes of declaring the Loans to be due and payable pursuant to Section 12, and for all purposes after the Loans become due and payable pursuant to Section 12 or the Commitments shall have expired or been terminated, “Required Lenders” means Lenders then having Extensions of Credit which aggregate more than 66 2/3% of the total Extensions of Credit then outstanding.

“Requirement of Law”:  as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Reset Date”:  as defined in subsection 1.3(a).

“Responsible Officer”:  the chief executive officer, the president, any executive vice president, the chief financial officer, the treasurer and (solely for purposes of signing Notices of Borrowing) the assistant treasurer of the Company, provided that solely for purposes of signing Notices of Borrowing and Drafts for any Non-US Borrower, the “Responsible Officers” of such Borrower shall be those Persons designated by the Company in writing to the applicable Administrative Agents.

“S&P”:  Standard and Poor’s Ratings Service.

“Schedule I Lender”:  any Canadian Lender named in Schedule I to the Bank Act (Canada).

“Schedule II/III Reference Lenders”:  Credit Suisse, Toronto Branch and other specified Canadian Lenders that are banks named in Schedule II or Schedule III to the Bank Act (Canada) and approved by the Canadian Borrowers and the Canadian Administrative Agent.

“SPC”:  as defined in subsection 14.6(h).

“Single Employer Plan”:  any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

“Standby Letter of Credit”:  as defined in subsection 3.1(b)(i)(l).

“Sterling” or “£”:  the lawful money of the United Kingdom.

“Subsidiary”:  as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person; provided that (during such time as common stock of the Company constitutes its only material asset) RBK Holdings plc shall be deemed not to constitute a Subsidiary of the Company for any purpose hereunder, other than for purposes of (a) calculation of financial covenants and (b) presentation of financial statements.  Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.

“Swingline Commitment”:  the commitment of the Swingline Lender to make loans pursuant to subsection 4.1, as the same may be reduced from time to time pursuant to subsection 6.4.

“Swingline Exposure”:  at any time the aggregate principal amount at such time of all outstanding Swingline Loans.  The Swingline Exposure of any US/UK Lender at any time shall equal its Pro Rata Percentage of the aggregate Swingline Exposure at such time.

“Swingline Lender”:  Credit Suisse, acting through any of its Affiliates or branches, in its capacity as lender of Swingline Loans hereunder.

“Swingline Loan”:  any loan made by the Swingline Lender pursuant to Section 4.

“Tax Credit”:  as defined in subsection 6.13(d).

“Termination Date”:  the Initial Termination Date or, if applicable, the last day of the Extension Period.

“TIIE Rate”:  for each Interest Period with respect to TIIE Rate Loans, the Tasa de Interés Interbancaria de Equilibrio (the Interbank Equilibrium Interest Rate) for Pesos for a period of twenty-eight (28) days published in the “Diario Oficial de la Federación” (Official Gazette of the Federation) and as replicated as set forth under the heading “TIIE” or its equivalent as published by Banco de México on its internet website page, http://www.banxico.org.mx/, or on the Reuters Screen MEX06 Page across from the caption (“TIIE”), in either case as of 2:00 p.m., Mexico City time, on the day that is one Business Day prior to the commencement of the relevant Interest Period; provided, however, in the event of any discrepancy between the rate published in the Diario Oficial de la Federación and the rate published by the Banco de México on its internet website page or the Reuters Screen MEX06 Page on the day that is one Business Day prior to the commencement of the relevant Interest Period, the rate published in the Diario Oficial de la Federación will govern, and provided, further, that if the rate is not published in the Diario Oficial de la Federación, rates replicated by the Banco de México on its internet website page or on the Reuters Screen MEX06 Page shall not be used.

If, for any Interest Period, the TIIE is not published in the Diario Oficial de la Federación by 11:00 a.m., Mexico City time, the Mexican Administrative Agent shall notify the Mexican Borrower and shall instead determine the TIIE Rate on the second Business Day prior to the commencement of the relevant Interest Period by calculating the arithmetic mean (rounded upward to the nearest five decimal places) of the quotations advised to the Mexican Administrative Agent at approximately 11:00 a.m., Mexico City time, of the mid-market cost of funds for Pesos for a period of twenty-eight (28) days by the Mexico City offices of three major banks in the Mexican interbank market selected by the Mexican Administrative Agent.

“TIIE Rate Loan”:  a Loan that bears interest based on the TIIE Rate.

“Total Commitments”:  at any time, the aggregate amount of the Commitments then in effect.

“Total Extensions of Credit”:  at any time, the aggregate amount of the Extensions of Credit of the Lenders outstanding at such time.

“Transferee”:  as defined in subsection 14.6(f).

“Type”:  (a) as to any Loan denominated in a US/UK Committed Currency, its nature as an ABR Loan, U.S. Base Rate Loan or a Eurocurrency Loan in a particular US/UK Committed Currency, (b) as to any Loan denominated in Canadian Dollars, its nature as a BA Loan or a Canadian Prime Loan and (c) as to any Loan denominated in Pesos, its nature as a Peso Base Rate Loan or a TIIE Rate Loan.

“UK Obligations”:  the unpaid principal of, and interest on (including post-petition interest, whether allowed or allowable), all obligations and liabilities of Reebok UK to the Administrative Agents and the Lenders, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement (including, without limitation, any amendment and restatement or refinancing hereof) or any other document executed and delivered in connection therewith or herewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to any Administrative Agent or any Lender) or otherwise.

“USA PATRIOT Act” shall mean The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).

“U.S. Base Rate”:  for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day or (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1%.  Any change in the U.S. Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

“U.S. Base Rate Loans”:  any Canadian Loan denominated in Dollars bearing interest at a rate determined by reference to the U.S. Base Rate.

“US/UK Alternative Currency”:  Sterling and Euro.

“US/UK Borrowers”:  the Company and Reebok UK.

“US/UK Commitments”:   (a) with respect to each US/UK Lender that is a US/UK Lender on the date hereof, the amount set forth opposite such US/UK Lender’s name on Schedule II as such US/UK Lender’s “US/UK Commitment” reduced by the amount of any Peso Commitment of such US/UK Lender assumed pursuant to subsection 6.20 and (b) in the case of any US/UK Lender that becomes a US/UK Lender after the date hereof, the amount specified as such US/UK Lender’s “US/UK Commitment” in the Assignment and Acceptance pursuant to which such Lender assumed a portion of the total US/UK Commitments, in each case of the same may be changed from time to time pursuant to terms hereof.  The total US/UK Commitment as of the Closing Date is $275,000,000.

“US/UK Committed Currency”:  Dollars and US/UK Alternative Currencies.

“US/UK Extensions of Credit”:  as to any US/UK Lender at any time, an amount equal to the sum of (a) such Lender’s US/UK Revolving Credit Exposure at such time and (b) such Lender’s Competitive Loan Exposure at such time.

“US/UK Lenders”:  each Lender that has a US/UK Commitment or that holds US/UK Loans.

“US/UK Loans”:  as defined in subsection 2.1(a).

“US/UK Revolving Credit Exposure”:  as to any US/UK Lender at any time, an amount equal to the sum of (a) the Dollar Equivalent of the aggregate principal amount of all Loans made under the US/UK Commitments held by such Lender then outstanding, (b) such Lender’s Pro Rata Percentage of the L/C Obligations then outstanding and (c) such Lender’s Swingline Exposure.

1.2.  Other Definitional Provisions.  (a)  Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any Notes or any certificate or other document made or delivered pursuant hereto.

(b)   As used herein and in any Notes, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Company and its Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP; provided, however, that if the Company notifies the General Administrative Agent that the Company wishes to amend any covenant in Section 10 or any related definition to eliminate the effect of any change in GAAP occurring after the date of this Agreement on the operation of such covenant (or if the General Administrative Agent notifies the Company that the Majority Lenders wish to amend Section 10 or any related definition for such purpose), then the Company’s compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Company and the Majority Lenders.

(c)   The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(d)   In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”.  Periods of days referred to in this Agreement shall be counted in calendar days unless Business Days are expressly prescribed.  Any period determined hereunder by reference to a month or months or year or years shall end on the day in the relevant calendar month in the relevant year, if applicable, immediately preceding the date numerically corresponding to the first day of such period, provided, that if such period commences on the last day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month during which such period is to end), such period shall, unless otherwise expressly required by the other provisions of this Agreement, end on the last day of the calendar month.

(e)   The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

1.3.  Exchange Rates.  (a)  Not later than 1:00 p.m., New York City time, on each Calculation Date, the General Administrative Agent shall (i) determine the Exchange Rate as of such Calculation Date with respect to each Alternative Currency and (ii) give notice thereof to the Company.  The Exchange Rates so determined shall become effective on the first Business Day immediately following the relevant Calculation Date (a “Reset Date”), shall remain effective until the next succeeding Reset Date, and shall for all purposes of this Agreement (other than subsection 14.8 or any other provision expressly requiring the use of a current Exchange Rate) be the Exchange Rates employed in converting any amounts between Dollars and Alternative Currencies.

(b)   Not later than 5:00 p.m., New York City time, on each Reset Date (if any Loan or Letter of Credit denominated in an Alternative Currency is to be outstanding on such Reset Date) and each date on which Loans or Letters of Credit denominated in any Alternative Currency are made or issued, as the case may be, the General Administrative Agent shall (i) determine the aggregate amount of (x) the total Extensions of Credit then outstanding and (y) the total Extensions of Credit of each Class of Commitments then outstanding (in each case, after giving effect to any Loans or Letters of Credit denominated in Alternative Currencies to be outstanding on such date) and (ii) notify the Lenders and the Company of the results of such determination.

SECTION 2.           AMOUNT AND TERMS OF COMMITMENTS

2.1.  Commitments.  (a)  Subject to the terms and conditions hereof, each US/UK Lender severally agrees to make revolving credit loans (the “US/UK Loans”) in any US/UK Committed Currency to any US/UK Borrower from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding that will not result in (i) such US/UK Lender’s US/UK Revolving Credit Exposure exceeding the amount of such US/UK Lender’s US/UK Commitment (less the amount by which the Competitive Loans outstanding at such time shall be deemed to have used the Available US/UK Commitment of such US/UK Lender) or (ii) the total US/UK Extensions of Credit exceeding the total US/UK Commitment.  During the Commitment Period, the US/UK Borrowers may use the US/UK Commitments by borrowing, prepaying the US/UK Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.  Subject to subsection 6.9, (x) each US/UK Borrowing denominated in Euros or Sterling shall be comprised entirely of Eurocurrency Loans and (y) each US/UK Borrowing denominated in Dollars shall be comprised entirely of ABR Loans or Eurocurrency Loans as the applicable Borrower may request in accordance herewith.

(b)   Subject to the terms and conditions hereof, each Canadian Lender severally agrees to make revolving credit loans (the “Canadian Loans”) denominated in Canadian Dollars or Dollars to either of the Canadian Borrowers or revolving credit loans denominated in Dollars to any of the US/UK Borrowers in an aggregate principal amount at any one time outstanding that will not result in such Canadian Lender’s Canadian Extensions of Credit exceeding the amount of such Canadian Lender’s Canadian Commitment.  During the Commitment Period, the Canadian Borrowers and the US/UK Borrowers may use the Canadian Commitments by borrowing, prepaying the Canadian Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.  Subject to subsection 6.9, (x) each Canadian Borrowing denominated in Canadian Dollars shall be comprised entirely of Canadian Prime Loans or BA Loans and (y) each Canadian Borrowing denominated in Dollars shall be comprised entirely of (i) U.S. Base Rate Loans or Eurocurrency Loans if made to a Canadian Borrower, or (ii) ABR Loans or Eurocurrency Loans if made to a US/UK Borrower, in each case as the applicable Borrower may request in accordance herewith.

(c)   Subject to the terms and conditions hereof, each Peso Lender severally agrees to make revolving credit loans (the “Peso Loans”) denominated in Pesos or Dollars to the Mexican Borrower or revolving credit loans denominated in Dollars to any of the US/UK Borrowers in an aggregate principal amount at any one time outstanding that will not result in such Peso Lender’s Peso Extensions of Credit exceeding the amount of such Peso Lender’s Peso Commitment.  During the Commitment Period, the Mexican Borrower and the US/UK Borrowers may use the Peso Commitments by borrowing, prepaying the Peso Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.  Subject to subsection 6.9, (x) each Peso Borrowing denominated in Pesos shall be comprised of TIIE Rate Loans or Peso Base Rate Loans and (y) each Peso Borrowing denominated in Dollars shall be comprised of ABR Loans or Eurocurrency Loans, in each case as the applicable Borrower may request in accordance herewith.

(d)   Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan, subject to subsection 6.15; provided that (i) any exercise of such option shall not affect the obligation of any Borrower to repay such Loan in accordance with the terms of this Agreement, (ii) subject to subsection 14.17, all Loans made to a Canadian Borrower shall be made and held by a Canadian Resident as defined in clause (a) of the definition thereof and all Canadian Loans made to a US/UK Borrower shall be made and held by a Canadian Resident as defined in clause (b) of the definition thereof and (iii) subject to subsection 14.17, all Loans made to the Mexican Borrower shall be made and held by a Mexican Resident as defined in clause (a) of the definition thereof and all Peso Loans made to a US/UK Borrower shall be made and held by a Mexican Resident as defined in clause (b) of the definition thereof.

(e)   Subject to subsection 6.19(a) in the case of BA Loans, at the commencement of each Interest Period (or Contract Period, in the case of BA Loans) for any Borrowing, such Borrowing shall be in an aggregate amount that is at least equal to the Borrowing Minimum and an integral multiple of the Borrowing Multiple; provided that (i) if the then Available Commitments of any Class are less than the Dollar Equivalent of the Borrowing Minimum for such Class, then an ABR Borrowing, U.S. Base Rate Borrowing, Canadian Prime Borrowing or Peso Base Rate Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments of such Class and (ii) Borrowings made in respect of Letter of Credit reimbursements under subsection 3.5(c) may be in the amount contemplated thereby.  Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of 20 Interest Periods (other than in respect of Competitive Loans) and five Contract Periods in effect.

2.2.  Procedure for Borrowing.  (a)  Any US/UK Borrower may borrow under the US/UK Commitments in any US/UK Committed Currency during the Commitment Period on any Business Day, provided that (i) in the case of an ABR Borrowing, such Borrower shall deliver to the General Administrative Agent such Borrower’s irrevocable Notice of Borrowing prior to 10:00 a.m., New York City time, on the Business Day of the proposed Borrowing and (ii) in the case of a Eurocurrency Borrowing, such Borrower shall deliver to the General Administrative Agent such

Borrower’s irrevocable Notice of Borrowing not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing, in each case specifying the following information:

(1)  the Borrower requesting such Borrowing;

(2)  the currency and aggregate principal amount of the requested Borrowing;

(3)  the date of the requested Borrowing, which shall be a Business Day;

(4)  whether the requested Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing;

(5)  in the case of a Eurocurrency Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(6)  the location and number of the Borrower’s account to which funds are to be disbursed.

If no currency is specified with respect to any requested Eurocurrency Borrowing, then the Borrower shall be deemed to have selected Dollars.  If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be (i) in the case of a Borrowing denominated in Dollars, an ABR Borrowing, and (ii) in the case of a Borrowing denominated in an Alternative Currency, a Eurocurrency Borrowing.  If no Interest Period is specified with respect to any requested Eurocurrency Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.  If no Commitment is specified with respect to any requested Borrowing, then the Borrower shall be deemed to have selected the US/UK Commitments.  Notwithstanding the foregoing, this subsection 2.2 shall not apply to Swingline Loans or Competitive Loans, which shall be made in accordance with Sections 4 and 5, respectively.

(b)   Each Canadian Borrower may borrow under the Canadian Commitments in Canadian Dollars and in Dollars and each US/UK Borrower may borrow under the Canadian Commitments in Dollars during the Commitment Period on any Business Day, provided that (i) in the case of a Borrowing of ABR Loans, U.S. Base Rate Loans or Canadian Prime Loans, such Borrower shall deliver to the Canadian Administrative Agent such Borrower’s irrevocable Notice of Borrowing prior to 10:00 a.m., Toronto time, on the Business Day of the proposed Borrowing, (ii) in the case of a Borrowing of BA Loans, such Borrower shall deliver to the Canadian Administrative Agent such Borrower’s irrevocable Notice of Borrowing not later than 12:00 (noon), Toronto time, at least two Business Days before the date of the proposed Borrowing or (iii) in the case of a Borrowing of Eurocurrency Loans, such Borrower shall deliver to the Canadian Administrative Agent such Borrower’s irrevocable Notice of Borrowing not later than 12:00 (noon), Toronto time, at least three Business Days before the date of the proposed Borrowing, in each case specifying the following information:

(1)  the Borrower requesting such Borrowing;

(2)  the currency and aggregate principal amount of the requested Borrowing;

(3)  the date of the requested Borrowing, which shall be a Business Day;

(4)  whether the requested Borrowing is to consist of BA Loans, Eurocurrency Loans, ABR Loans, U.S. Base Rate Loans or Canadian Prime Loans;

(5)  in the case of Eurocurrency Loans, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”;

(6)  in the case of BA Loans, the Contract Period and maturity date with respect thereto, which shall be a period contemplated by the definition of the term “Contract Period”; and

(7)  the location and number of such Borrower’s account to which funds are to be disbursed.

If no currency is specified with respect to any requested Canadian Borrowing by a Canadian Borrower, then the applicable Canadian Borrower shall be deemed to have selected Canadian Dollars.  If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be (i) in the case of a Borrowing denominated in Dollars, a U.S. Base Rate Borrowing in the case of a Canadian Borrower or an ABR Borrowing in the case of a US/UK Borrower and (ii) in the case of a Borrowing denominated in Canadian Dollars, a Canadian Prime Rate Borrowing.  If no Interest Period or Contract Period, as applicable, is specified with respect to any requested Eurocurrency Borrowing or BA Borrowing, then the Borrower shall be deemed to have selected an Interest Period or Contract Period, as applicable, of one month’s duration.

(c)   The Mexican Borrower may borrow under the Peso Commitments in Pesos and in Dollars and each US/UK Borrower may borrow under the Peso Commitments in Dollars during the Commitment Period on any Business Day, provided that (i) in the case of a Borrowing of ABR Loans and Peso Base Rate Loans, such Borrower shall deliver to the Mexican Administrative Agent such Borrower’s irrevocable Notice of Borrowing prior to 10:00 a.m., Mexico City time, on the Business Day before the date of the proposed Borrowing or (ii) in the case of a Borrowing of TIIE Rate Loans or Eurocurrency Loans, such Borrower shall deliver to the Mexican Administrative Agent such Borrower’s irrevocable Notice of Borrowing not later than 11:00 a.m., Mexico City time, at least three Business Days before the date of the proposed Borrowing, in each case specifying the following information:

(1)  the Borrower requesting such Borrowing;

(2)  the currency and aggregate principal amount of the requested Borrowing;

(3)  the date of the requested Borrowing, which shall be a Business Day;

(4)  whether the requested Borrowing is to consist of Eurocurrency Loans, TIIE Rate Loans or ABR Loans;

(5)  in the case of Eurocurrency Loans, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(6)  the location and number of such Borrower’s account to which funds are to be disbursed.

If no currency is specified with respect to any requested Mexican Borrowing by the Mexican Borrower, then the Mexican Borrower shall be deemed to have selected Pesos.  If no election as to the Type of Borrowing is specified in the case of a Borrowing denominated in Dollars, then the requested Borrowing shall be an ABR Borrowing.  If no Interest Period is specified with respect to any requested Eurocurrency Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d)   Promptly following receipt of a Notice of Borrowing in accordance with this Section, the applicable Administrative Agent shall advise each applicable Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.  Each applicable Lender will make the amount of its pro rata share of each Borrowing on the proposed date thereof by wire transfer of immediately available funds by 11:00 a.m., Local Time, to the account of the applicable Administrative Agent most recently designated by it for such purpose by notice to the Lenders.  The applicable Administrative Agent will make such Loans available to the applicable Borrower by promptly crediting the amounts so received, in like funds, to an account of such Borrower designated by such Borrower in the applicable Notice of Borrowing.

2.3.  Use of Proceeds of Loans.  The proceeds of the Loans to each Borrower shall be utilized solely for general corporate purposes in the ordinary course of business, including to refinance maturing commercial paper and to finance acquisitions not prohibited hereby.

SECTION 3.           AMOUNT AND TERMS OF LETTER OF CREDIT SUBFACILITY

3.1.  L/C Commitment.  (a)  Subject to the terms and conditions hereof, each Issuing Bank, in reliance on the agreements of the other US/UK Lenders set forth in subsection 3.4(a), agrees to issue any Letters of Credit requested to be issued by it for the account of either Account Party on any Business Day during the Commitment Period in such form as may be approved from time to time by such Issuing Bank; provided that such Issuing Bank shall not issue any Letter of Credit if, after giving effect to such issuance, such Issuing Bank has actual knowledge that (i) the L/C Obligations would exceed the L/C Commitment or (ii) the total US/UK Extensions of Credit would exceed the total US/UK Commitments.

(b)   Each Letter of Credit shall:

(i)       be either (1) a standby letter of credit issued to support obligations of an Account Party and its Subsidiaries, contingent or otherwise, for which Loans would be available (a “Standby Letter of Credit”), or (2) a commercial letter of credit issued in respect of the purchase of goods or services by an Account Party and its Subsidiaries in the ordinary course of business (a “Commercial Letter of Credit”);

(ii)      be denominated in a US/UK Committed Currency; and

(iii)     expire no later than the earlier of (1) one year following the date of issuance thereof and (2) five days prior to the Termination Date; provided that any Letter of Credit may provide for renewal thereof for additional one-year periods on an “evergreen” basis (but not, in any event, beyond the date referred to in clause (2) above).

(c)   No Issuing Bank shall at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause such Issuing Bank or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

3.2.  Procedure for Issuance of Letters of Credit.  Either Account Party may from time to time give notice to the General Administrative Agent that such Account Party or any Subsidiary desires to have a Letter of Credit issued for its account and specifying the proposed Issuing Bank with respect to such Letter of Credit.  In the event that the proposed Issuing Bank is reasonably acceptable to the General Administrative Agent, the applicable Account Party shall request that such Issuing Bank issue a Letter of Credit by delivering to such Issuing Bank (with a copy of such Application to the General Administrative Agent, in the case of any Standby Letter of Credit) at its address for notices specified herein an Application therefor, completed to the satisfaction of the Issuing Bank, and such other certificates, documents and other papers and information as the Issuing Bank may request.  Upon receipt of any Application, the Issuing Bank will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Issuing Bank and the applicable Account Party; provided that the Issuing Bank shall in no event be required to issue any Letter of Credit earlier than one Business Day (or, in the case of Standby Letters of Credit, three Business Days) after its receipt of the

Application therefor and all such other certificates, documents and other papers and information relating thereto.  In the event that the Letter of Credit to be issued is a Standby Letter of Credit, the Issuing Bank shall furnish a copy of such Standby Letter of Credit to each of the General Administrative Agent and the applicable Account Party promptly following the issuance thereof.

3.3.  Fees, Commissions and Other Charges.  (a)  Each Account Party shall pay to the General Administrative Agent, for the account of each Issuing Bank and the L/C Participants, a Letter of Credit commission with respect to each Standby Letter of Credit issued by such Issuing Bank for the account of or at the request of such Account Party, computed for each day during the period for which payment is due at the rate per annum equal to the Applicable Margin in effect for Eurocurrency Loans on such date (calculated on the basis of a 365- or 366-day year, as the case may be) times the aggregate amount available to be drawn under such Standby Letter of Credit on such date.  Such commissions shall be payable, in arrears, on each L/C Fee Payment Date to occur after the issuance of such Standby Letter of Credit and shall be nonrefundable.

(b)   Each Account Party shall pay to the relevant Issuing Bank, for its own account, a fronting fee calculated on the face amount of each Letter of Credit issued by such Issuing Bank for the account of or at the request of such Account Party at a rate per annum to be agreed upon between the applicable Account Party and such Issuing Bank.  Such fronting fees shall be calculated on the basis of a 365- or 366-day year (as the case may be) and shall payable, in arrears, on each L/C Fee Payment Date with respect to any such Letters of Credit which were outstanding during the period for which payment is due.

(c)   In addition to the foregoing fees and commissions, each Account Party shall pay or reimburse each Issuing Bank for such normal and customary costs and expenses as are incurred or charged by such Issuing Bank in issuing, effecting payment under, amending or otherwise administering any Letter of Credit issued by it for the account of or at the request of such Account Party.

(d)   The General Administrative Agent shall, promptly following its receipt thereof, distribute to the relevant Issuing Bank and the L/C Participants all fees and commissions received by the General Administrative Agent for their respective accounts pursuant to this subsection 3.3.

3.4.  L/C Participations.  (a)  Each Issuing Bank irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce such Issuing Bank to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Bank, on the terms and conditions hereinafter stated, for such L/C Participant’s own account and risk, an undivided interest equal to such L/C Participant’s Pro Rata Percentage in the Issuing Bank’s obligations and rights under each Letter of Credit issued by it hereunder and the amount of each draft paid by the Issuing Bank thereunder.  Each L/C Participant unconditionally and irrevocably agrees with such Issuing Bank that, if a draft is paid under any Letter of Credit for which such Issuing Bank is not reimbursed in full by the applicable Account Party in accordance with the terms of this Agreement, such L/C Participant shall pay to such Issuing Bank (through the General Administrative Agent) upon demand an amount equal to such L/C Participant’s Pro Rata Percentage of the amount of such draft, or any part thereof, which is not so reimbursed, in the US/UK Committed Currency of such draft.

(b)   If any amount required to be paid by any L/C Participant to an Issuing Bank pursuant to subsection 3.4(a) in respect of any unreimbursed portion of any payment made by such Issuing Bank under any Letter of Credit issued by it is paid to such Issuing Bank within three Business Days after the date such payment is due, such L/C Participant shall pay to such Issuing Bank (through the General Administrative Agent) on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate (or, with respect to Letters of Credit which are denominated in US/UK Alternative Currencies, the rate which reasonably represents such Issuing Bank’s cost of funds), as quoted by such Issuing Bank, during the period from and including the date on which such payment is required to the date on which such payment is immediately available to such Issuing Bank, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360.  If any such amount required to be paid by any L/C Participant pursuant to subsection 3.4(a) is not in fact made available to such Issuing Bank by such L/C Participant within three Business Days after the date such payment is due, such Issuing Bank shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to ABR Loans hereunder (or, in the case of Letters of Credit which are denominated in US/UK Alternative Currencies, at a rate equal to the rate which is reasonably determined by such Issuing Bank to reflect its cost of funding in the relevant currency plus the Applicable Margin then in effect with respect to ABR Loans).  A certificate of such Issuing Bank submitted to any L/C Participant (through the General Administrative Agent) with respect to any amounts owing under this subsection 3.4 shall be conclusive in the absence of manifest error.

(c)   Whenever, at any time after (i) an Issuing Bank has made payment under any Letter of Credit, (ii) such Issuing Bank has received from any L/C Participant its pro rata share of such payment in accordance with subsection 3.4(a) and (iii) such Issuing Bank receives any payment related to such Letter of Credit (whether directly from the applicable Account Party or otherwise, including proceeds of collateral applied thereto by such Issuing Bank), or any payment of interest on account thereof, such Issuing Bank will distribute to the General Administrative Agent (for the account of such L/C Participant) such L/C Participant’s pro rata share thereof; provided, however, that in the event that any such payment received by such Issuing Bank shall be required to be returned by such Issuing Bank, such L/C Participant shall return to such Issuing Bank (through the General Administrative Agent) the portion thereof previously distributed by such Issuing Bank to it.

3.5.  Reimbursement Obligation of the Borrower.  (a)  Each Account Party agrees to reimburse each Issuing Bank on each date on which such Issuing Bank notifies such Account Party of the date and amount of a draft presented under any Letter of Credit issued by such Issuing Bank for the account of or at the request of such Account Party and paid by such Issuing Bank for the amount of (i) such draft so paid and (ii) any taxes, fees, charges or other costs or expenses incurred by such Issuing Bank in connection with such payment.  Each such payment shall be made to such Issuing Bank at its address for notices specified herein in Dollars (or, in the case of any Letter of Credit which is denominated in an Alternative US/UK Currency, in the applicable US/UK Alternative Currency in which such Letter of Credit is denominated) and in immediately available funds.

(b)   Interest shall be payable on any and all amounts remaining unpaid by the applicable Account Party under this subsection 3.5 from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full at the rate which would be payable on any outstanding ABR Loans which were then overdue (or, in the case of Letters of Credit which are denominated in Alternative US/UK Currencies, at a rate equal to the rate which is reasonably determined by the relevant Issuing Bank to reflect its cost of funding in the relevant US/UK Alternative Currency plus 2% above the Applicable Margin then in effect with respect to ABR Loans).

(c)   Each L/C Disbursement shall (unless it is reimbursed by the applicable Account Party on the date of drawing) constitute a request by such Account Party to the General Administrative Agent for a US/UK Borrowing pursuant to subsection 2.2 of ABR Loans in the amount of such L/C Disbursement (or, in the case of an L/C Disbursement denominated in a US/UK Alternative Currency, for an ABR Borrowing in the amount which is reasonably determined by the General Administrative Agent to be the Dollar Equivalent of the amount of such L/C Disbursement).  The borrowing date with respect to such Borrowing shall be the date of such L/C Disbursement.

3.6.  Obligations Absolute.  (a)  Each Account Party’s obligations under this Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which such Account Party may have or have had against any Issuing Bank or any beneficiary of a Letter of Credit.

(b)   Each Account Party also agrees with each Issuing Bank that such Issuing Bank shall not be responsible for, and such Account Party’s Reimbursement Obligations under subsection 3.5(a) shall not be affected by, among other things, (i) the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or (ii) any dispute between or among such Account Party and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or (iii) any claims whatsoever of such Account Party against any beneficiary of such Letter of Credit or any such transferee.

(c)   No Issuing Bank shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit issued by such Issuing Bank, except for errors or omissions caused by such Issuing Bank’s gross negligence or willful misconduct.

(d)   Each Account Party agrees that any action taken or omitted by an Issuing Bank under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York, shall be binding on such Account Party and shall not result in any liability of such Issuing Bank to such Account Party.

3.7.  Letter of Credit Payments.  The responsibility of each Issuing Bank to an Account Party in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.

3.8.  Application.  To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 3, the provisions of this Section 3 shall apply.

3.9.  Reporting by Issuing Banks.  (a)  Each Issuing Bank hereby agrees to provide to the General Administrative Agent prompt notice of (i) the issuance by it of any Letter of Credit, (ii) the amendment of any Letter of Credit issued by it, (iii) the termination thereof, (iv) the presentation of any draft thereunder and (v) the reimbursement by an Account Party of such draft; provided, however, that, with respect to Commercial Letters of Credit, such notice shall take the form of a summary report which shall be provided to the General Administrative Agent (x) on the first Business Day of each week, (y) on the last Business Day of each calendar month and (z) at such other times (including, without limitation, daily) as the General Administrative Agent may from time to time request.

(b)   Each Issuing Bank hereby agrees to provide to the General Administrative Agent on the last Business Day of each calendar month, a summary showing the outstanding balances of the Letters of Credit issued by such Issuing Bank on each day during the month then ended.

SECTION 4.           TERMS OF SWINGLINE SUBFACILITY

4.1.  Swingline Commitment.  Subject to the terms and conditions and relying upon the representations and warranties herein set forth, the Swingline Lender agrees to make loans denominated in Dollars to the Company from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding that will not result in (i) the aggregate principal amount of all Swingline Loans exceeding

$25,000,000 or (ii) the aggregate US/UK Extensions of Credit after giving effect to any Swingline Loan exceeding the total US/UK Commitments.  Each Swingline Loan shall be in a principal amount that is an integral multiple of $250,000.  The Swingline Commitment may be terminated or reduced from time to time as provided herein.  During the Commitment Period, the Company may use the Swingline Commitment by borrowing, prepaying the Swingline Loans in whole or in part, and reborrowing Swingline Loans hereunder, all in accordance with the terms and conditions hereof.

4.2.  Swingline Loans.  The Company shall deliver to the General Administrative Agent an irrevocable Swingline Notice of Borrowing prior to 1:00 p.m., New York City time, on the Business Day of a proposed Swingline Loan.  Such notice shall be irrevocable and shall refer to this Agreement and shall specify the requested date (which shall be a Business Day) and amount of such Swingline Loan, the wire transfer instructions for the account of the Company to which the proceeds of the Swingline Loan should be disbursed and any additional information required under subsection 2.2(a).  The General Administrative Agent will promptly advise the Swingline Lender of any notice received from the Company pursuant to this paragraph (b).  The Swingline Lender shall make each Swingline Loan by wire transfer to the account specified in such request.

4.3.  Prepayment.  The Company may at any time and from time to time on any Business Day prepay any Swingline Loan, in whole or in part, without premium or penalty, upon notice to the Swingline Lender and to the General Administrative Agent prior to 11:00 a.m., New York City time, on the date of prepayment.

4.4.  Interest.  Each Swingline Loan shall be an ABR Loan and shall bear interest as provided in subsection 6.7.

4.5.  Participations.  The Swingline Lender may by written notice given to the General Administrative Agent not later than 1:00 p.m., New York City time, on any Business Day require the US/UK Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding.  Such notice shall specify the aggregate amount of Swingline Loans in which US/UK Lenders will participate.  The General Administrative Agent will, promptly upon receipt of such notice, give notice to each US/UK Lender, specifying in such notice such Lender’s Pro Rata Percentage of such Swingline Loan or Loans.  In furtherance of the foregoing, each US/UK Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the General Administrative Agent, for the account of the Swingline Lender, such Lender’s Pro Rata Percentage of such Swingline Loan or Loans.  Each US/UK Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.  Each US/UK Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in subsection 2.2(d) with respect to Loans made by such Lender (and subsection 2.2(d) shall apply, mutatis mutandis, to the payment obligations of the US/UK Lenders) and the General Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the US/UK Lenders.  The General Administrative Agent shall notify the Company of any participations in any Swingline Loan acquired pursuant to this paragraph and thereafter payments in respect of such Swingline Loan shall be made to the General Administrative Agent and not to the Swingline Lender.  Any amounts received by the Swingline Lender from the Company (or other party on behalf of the Company) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the General Administrative Agent; any such amounts received by the General Administrative Agent shall be promptly remitted by the General Administrative Agent to the US/UK Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Company (or other party liable for obligations of the Company) of any default in the payment thereof.

SECTION 5.           COMPETITIVE BID LOANS.

5.1.  Competitive Bid Procedure.  (a)    Subject to the terms and conditions set forth herein, from time to time during the Commitment Period the Company may request Competitive Bids for Competitive Loans denominated in Dollars and the Company may (but shall not have any obligation to) accept Competitive Bids and borrow Competitive Loans; provided that no Competitive Loan may be requested that would result in the sum of the total US/UK Extensions of Credit exceeding the total US/UK Commitments.  Each Competitive Borrowing shall be comprised entirely of Eurocurrency Loans or Fixed Rate Loans as the Company may request in accordance herewith and shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000.  To request Competitive Bids, the Company shall hand deliver or telecopy to the General Administrative Agent a duly completed Competitive Bid Request in the form of Exhibit F-1 hereto, to be received by the General Administrative Agent, in the case of a Eurocurrency Borrowing, not later than 10:00 a.m., New York City time, four Business Days before the date of the proposed Borrowing and, in the case of a Fixed Rate Borrowing, not later than 10:00 a.m., New York City time, two Business Days before the date of the proposed Borrowing.  A Competitive Bid Request that does not conform substantially to Exhibit F-1 may be rejected in the General Administrative Agent’s sole discretion, and the General Administrative Agent shall promptly notify the Company of such rejection by telecopy.  Each Competitive Bid Request shall specify the following information in compliance with subsection 2.2:

(1)  aggregate principal amount of the requested Borrowing;

(2)  the date of the requested Borrowing, which shall be a Business Day;

(3)  whether the requested Borrowing is to be a Eurocurrency Borrowing or a Fixed Rate Borrowing;

(4)  the Interest Period to be applicable to such Borrowing, which shall be a period contemplated by the definition of the term “Interest Period”; and

(5)  the location and number of the Company’s account to which funds are to be disbursed.

Promptly following receipt of a Competitive Bid Request in accordance with this Section 5, the General Administrative Agent shall notify the US/UK Lenders of the details thereof by telecopy, inviting the US/UK Lenders to submit Competitive Bids.

(b)   Each US/UK Lender may (but shall not have any obligation to) make one or more Competitive Bids to the Company in response to a Competitive Bid Request.  Each Competitive Bid by a US/UK Lender must be received by the General Administrative Agent by telecopy, in the form of Exhibit F-3 hereto, in the case of a Eurocurrency Competitive Borrowing, not later than 9:30 a.m., New York City time, three Business Days before the proposed date of such Competitive Borrowing, and in the case of a Fixed Rate Borrowing, not later than 11:30 a.m., New York City time, one Business Day before the proposed date of such Competitive Borrowing.  Competitive Bids that do not conform substantially to the format of Exhibit F-3 may be rejected by the General Administrative Agent, and the General Administrative Agent shall notify the applicable US/UK Lender as promptly as practicable.  Each Competitive Bid shall specify (i) the principal amount of the Competitive Loan or Loans that the US/UK Lender is willing to make (which shall be a minimum of $5,000,000 and an integral multiple of $1,000,000, and which may equal the entire principal amount of the Competitive Borrowing Request by the Company), (ii) the Competitive Bid Rate or Rates at which the US/UK Lender is prepared to make such Loan or Loans (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places) and (iii) the Interest Period applicable to each such Loan and the last day thereof.

(c)   The General Administrative Agent shall promptly notify the Company by telecopy of the Competitive Bid Rate and the principal amount specified in each Competitive Bid and the identity of the US/UK Lender that shall have made such Competitive Bid.

(d)   Subject only to the provisions of this paragraph, the Company may accept or reject any Competitive Bid.  The Company shall notify the General Administrative Agent by telephone, confirmed by telecopy in the form of a Competitive Bid Accept/Reject Letter, whether and to what extent it has decided to accept or reject each Competitive Bid, in the case of a Eurocurrency Competitive Borrowing, not later than 2:00 p.m., New York City time, three Business Days before the date of the proposed Competitive Borrowing, and in the case of a Fixed Rate Borrowing, not later than 2:00 p.m., New York City time, on the proposed date of the Competitive Borrowing; provided that (i) the failure of the Company to give such notice shall be deemed to be a rejection of each Competitive Bid, (ii) the Company shall not accept a Competitive Bid made at a particular Competitive Bid Rate if the Company rejects a Competitive Bid made at a lower Competitive Bid Rate, (iii) the aggregate amount of the Competitive Bids accepted by the Company shall not exceed the aggregate amount of the requested Competitive Borrowing specified in the related Competitive Bid Request, (iv) to the extent necessary to comply with clause (iii) above, the Company may accept Competitive

Bids at the same Competitive Bid Rate in part, which acceptance, in the case of multiple Competitive Bids at such Competitive Bid Rate, shall be made pro rata in accordance with the amount of each such Competitive Bid and (v) except pursuant to clause (iv) above, no Competitive Bid shall be accepted for a Competitive Loan unless such Competitive Loan is in a minimum principal amount of $5,000,000 and an integral multiple of $1,000,000; provided further that if a Competitive Loan must be in an amount less than $5,000,000 because of the provisions of clause (iv) above, such Competitive Loan may be for a minimum of $1,000,000 or any integral multiple thereof, and in calculating the pro rata allocation of acceptances of portions of multiple Competitive Bids at a particular Competitive Bid Rate pursuant to clause (iv) the amounts shall be rounded to integral multiples of $1,000,000 in a manner which shall be in the discretion of the Company.  A notice given by the Company pursuant to this paragraph (d) shall be irrevocable.

(e)   The General Administrative Agent shall promptly notify each bidding US/UK Lender by telecopy whether or not its Competitive Bid has been accepted (and, if so, the amount and Competitive Bid Rate so accepted), and each successful bidder will thereupon become bound, subject to the terms and conditions hereof, to make the Competitive Loan in respect of which its Competitive Bid has been accepted.

(f)   If the General Administrative Agent shall elect to submit a Competitive Bid in its capacity as a US/UK Lender, it shall submit such Competitive Bid directly to the Company at least one quarter of an hour earlier than the time by which the other US/UK Lenders are required to submit their Competitive Bids to the General Administrative Agent pursuant to paragraph (b) of this subsection 5.1.

(g)   All notices required by this subsection 5.1 shall be given in accordance with subsection 14.2.

SECTION 6.           PROVISIONS RELATING TO THE EXTENSIONS OF CREDIT; FEES AND PAYMENTS

6.1.  Repayment of Loans; Evidence of Debt.  (a)  Each Borrower hereby unconditionally promises to pay to the applicable Administrative Agent for the account of each Lender on the Termination Date (or such earlier date on which the Loans become due and payable pursuant to Section 12) the then unpaid principal amount of the Loans (other than Competitive Loans) made by such Lender to such Borrower.

(b)   The Company hereby unconditionally promises to pay to the General Administrative Agent for the account of each US/UK Lender the then unpaid principal amount of each Competitive Loan made by such US/UK Lender on the last day of the Interest Period applicable to such Loan (or such earlier date on which such Competitive Loan becomes due and payable pursuant to Section 12).

(c)   Except as provided in subsection 14.17, the principal of each Loan shall be payable in the currency in which such Loan was made.  Each Borrower hereby further agrees to pay interest in such currency on the unpaid principal amount of the

Loans made to such Borrower from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in subsection 6.7.  Notwithstanding anything to the contrary contained herein, in no event shall Reebok UK, the Canadian Borrowers or the Mexican Borrower have any liability to the Agents or any Lender for liabilities hereunder on account of which the Company is the primary obligor.

(d)   If at any time, as a result of fluctuations in Exchange Rates, either (i) the total Extensions of Credit of any Class then outstanding would exceed the total Commitments of such Class then in effect, or (ii) the Total Extensions of Credit then outstanding would exceed the Total Commitments then in effect, then each Borrower hereby unconditionally promises, on the Business Day following notice thereof from an Administrative Agent, to repay or prepay (or, in the case of Borrowings composed of BA Loans, defease) Borrowings of the relevant Class or Classes in an amount sufficient to eliminate any such excess.

(e)   Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of each Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

(f)   Each Administrative Agent shall maintain a Register pursuant to subsection 14.6(d), and a subaccount therein for each applicable Lender, in which shall be recorded (i) the amount of each Loan made hereunder, the Class and Type thereof and each Interest Period or Contract Period, as the case may be, applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) both the amount of any sum received by such Administrative Agent hereunder from each Borrower and each Lender’s share thereof.

(g)   The entries made in each Register and the accounts of each Lender maintained pursuant to subsection 6.1(g) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of each Borrower therein recorded; provided, however, that the failure of any Lender or any Administrative Agent to maintain a Register or any such account, or any error therein, shall not in any manner affect the obligation of any Borrower to repay (with applicable interest) the Loans made to such Borrower by such Lender in accordance with the terms of this Agreement.

(h)   Each Borrower agrees that, upon request of any Lender through the applicable Administrative Agent, such Borrower will execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns), substantially in the form of Exhibit A with appropriate insertions as to date and principal amount (the “Note”).

6.2.  Facility Fee.  (a)  (i)  The US/UK Borrowers agree to pay to the General Administrative Agent for the account of each US/UK Lender a facility fee (a

“Facility Fee”) in Dollars, which shall accrue at the Applicable Facility Fee Rate on the daily amount of the US/UK Commitment of such US/UK Lender (whether used or unused) during the period from and including the date hereof to but excluding the date on which such US/UK Commitment terminates; provided that, if such Lender continues to have any outstanding US/UK Revolving Credit Exposure after its US/UK Commitment terminates, then such Facility Fee shall continue to accrue on the daily amount of such US/UK Lender’s outstanding US/UK Revolving Credit Exposure from and including the date on which its US/UK Commitment terminates to but excluding the date on which such Lender ceases to have any outstanding US/UK Revolving Credit Exposure.

(ii)  To the extent not paid by the Company, the Canadian Borrowers agree to pay to the Canadian Administrative Agent for the account of each Canadian Lender a Facility Fee in Dollars, which shall accrue at the Applicable Facility Fee Rate on the daily amount of the Canadian Commitment of such Canadian Lender (whether used or unused) during the period from and including the date hereof to but excluding the date on which such Commitment terminates; provided that, if such Lender continues to have any outstanding Canadian Extensions of Credit after its Canadian Commitment terminates, then such Facility Fee shall continue to accrue on the daily amount of such Canadian Lender’s outstanding Canadian Extensions of Credit from and including the date on which its Canadian Commitment terminates to but excluding the date on which such Lender ceases to have any outstanding Canadian Extensions of Credit.

(iii)  To the extent not paid by the Company, the Mexican Borrower agrees to pay to the Mexican Administrative Agent for the account of each Peso Lender a Facility Fee in Dollars, which shall accrue at the Applicable Facility Fee Rate on the daily amount of the Peso Commitment of such Peso Lender (whether used or unused) during the period from and including the date hereof to but excluding the date on which such Commitment terminates; provided that, if such Lender continues to have any outstanding Peso Extensions of Credit after its Peso Commitment terminates, then such Facility Fee shall continue to accrue on the daily amount of such Peso Lender’s outstanding Peso Extensions of Credit from and including the date on which its Peso Commitment terminates to but excluding the date on which such Lender ceases to have any outstanding Peso Extensions of Credit.

(iv)  Accrued Facility Fees shall be payable in arrears on the last Business Day of March, June, September and December of each year and on the date on which the applicable Commitments terminate, commencing on the first such date to occur after the date hereof; provided that any Facility Fees accruing after the date on which the applicable Commitments terminate shall be payable on demand.

(b)     Each Borrower agrees to pay to the applicable Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between such Borrower and the applicable Administrative Agent.

(c)   All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the applicable Administrative Agent for distribution, in the case of Facility Fees, to the applicable Lenders.  Fees paid shall not be refundable absent manifest error in payment or computation.

6.3.  Optional Prepayments.  Each Borrower may at any time and from time to time prepay the Loans included in any Borrowing or Borrowings owing by it (other than BA Loans, which may, however, be defeased as provided below), in whole or in part, without premium or penalty, upon at least three Business Days’ (or, in the case of prepayments of ABR Loans, U.S. Base Rate Loans, Canadian Prime Loans or Peso Base Rate Loans, one Business Day’s) irrevocable notice to the Administrative Agent for the Class of Commitments under which such Borrowing was made (which notice must be received by such Administrative Agent prior to 10:00 a.m., New York City time (or 11:00 a.m., Mexico City time, in the case of prepayments of Peso Loans), on the date upon which such notice is due), specifying the date and amount of prepayment and the Borrowing or Borrowings being prepaid (and, if more than one, the amount allocable to each); provided that the Company shall not have the right to prepay any Competitive Loan without the prior consent of the Lender thereof.  Upon receipt of any such notice, the applicable Administrative Agent shall promptly notify each affected Lender thereof.  If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with any amounts payable pursuant to subsection 6.14 and, except in the case of prepayments of Loans which are ABR Loans, U.S. Base Rate Loans, Canadian Prime Loans or Peso Base Rate Loans, accrued interest to such date on the amount prepaid.  Partial prepayments shall be in an aggregate principal amount at least equal to the Borrowing Minimum or a whole multiple of the Borrowing Multiple in excess thereof.  Each prepayment shall be applied ratably to the Loans included in the prepaid Borrowing.  A Canadian Borrower may defease any BA Loan by depositing with the Canadian Administrative Agent an amount that, together with interest accruing on such amount to the end of the Contract Period for such BA Loan at such rate as the Canadian Administrative Agent shall specify upon receipt of such amount, is sufficient to pay such maturing BA Loan when due.

6.4.  Optional Termination or Reduction of Commitments.  (i)   The US/UK Borrowers shall have the right, upon not less than five Business Days’ notice to the General Administrative Agent, to terminate the US/UK Commitments or, from time to time, to reduce the amount of the US/UK Commitments; provided that no such termination or reduction shall be permitted if, after giving effect thereto and to any prepayments of the Loans made on the effective date thereof, the total US/UK Extensions of Credit then outstanding would exceed the total US/UK Commitments then in effect.

(ii)  The US/UK Borrowers and Canadian Borrowers shall have the right, upon not less than five Business Days’ notice to the General Administrative Agent and the Canadian Administrative Agent, to terminate the Canadian Commitments or, from time to time, to reduce the amount of the Canadian Commitments; provided that no such termination or reduction shall be permitted if, after giving effect thereto and to any prepayments of the Loans made on the effective date thereof, the total Canadian Extensions of Credit then outstanding would exceed the total Canadian Commitments then in effect.

(iii)  The US/UK Borrowers and Mexican Borrower shall have the right, upon not less than five Business Days’ notice to the General Administrative Agent and the Mexican Administrative Agent, to terminate the Peso Commitments or, from time to time, to reduce the amount of the Peso Commitments; provided that no such termination or reduction shall be permitted if, after giving effect thereto and to any prepayments of the Loans made on the effective date thereof, the total Peso Extensions of Credit then outstanding would exceed the total Peso Commitments then in effect.

(iv)  Any such reduction shall be in a minimum amount equal to $10,000,000 (or, with respect to the Canadian Commitments or the Peso Commitments, $5,000,000) or a whole multiple of $1,000,000 in excess thereof and shall reduce permanently the Commitments then in effect.

6.5.  Conversion and Continuation Options.  (a)  Each Borrower may elect from time to time to convert Eurocurrency Loans denominated in Dollars to ABR Loans or, in the case of a Canadian Borrower, U.S. Base Rate Loans by delivering to the Administrative Agent for the Class of Commitments under which such Loans were issued an irrevocable Notice of Borrowing by 10:00 a.m., New York City time, at least one Business Day prior to the requested date of conversion.  Each Borrower may elect from time to time to convert ABR Loans or, in the case of a Canadian Borrower, U.S. Base Rate Loans to Eurocurrency Loans denominated in Dollars by delivering to the Administrative Agent for the Class of Commitments under which such Loans were issued an irrevocable Notice of Borrowing by 10:00 a.m., New York City time, at least three Business Days prior to the requested conversion date.  Each of the Canadian Borrowers may elect from time to time to convert Canadian Prime Loans to BA Loans by delivering to the Canadian Administrative Agent an irrevocable Notice of Borrowing by 12:00 (noon), Toronto time, at least two Business Days prior to the requested conversion date.  Each of the Canadian Borrowers may elect from time to time to convert BA Loans to Canadian Prime Loans by delivering to the Canadian Administrative Agent an irrevocable Notice of Borrowing by 12:00 (noon), Toronto time, at least one Business Day prior to the requested conversion date.  Except as provided in subsection 6.12, TIIE Rate Loans may not be converted.  Any such Notice of Borrowing with respect to a conversion to ABR Loans, U.S. Base Rate Loans, Canadian Prime Loans, BA Loans or Eurocurrency Loans shall specify:

(i)       the Borrowing to which such Notice of Borrowing applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)      the effective date of the election made pursuant to such Notice of Borrowing, which shall be a Business Day;

(iii)     whether the resulting Borrowing is to be an ABR Borrowing, a U.S. Base Rate Borrowing, a Canadian Prime Borrowing, a BA Borrowing or a Eurocurrency Borrowing;

(iv)     if the resulting Borrowing is a Eurocurrency Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”; and

(v)      if the resulting Borrowing is a BA Borrowing, the Contract Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Contract Period”.

Upon receipt of any such Notice of Borrowing, the Administrative Agent for the Class of Commitments under which such Borrowing is being made shall promptly notify each Lender thereof.  All or any part of outstanding Eurocurrency Loans, ABR Loans, U.S. Base Rate Loans, Canadian Prime Loans and BA Loans may be converted as provided herein, provided that (i) no Loan may be converted into a Eurocurrency Loan or a BA Loan when any Event of Default has occurred and is continuing and the applicable Administrative Agent has or the Required Lenders for the Class of Commitments under which such Borrowing is being made have determined that such a conversion is not appropriate, (ii) no Loan may be converted into a Eurocurrency Loan after the date that is one month prior to the Termination Date and (iii) no BA Loan may be converted on a day other than the last day of the Contract Period applicable thereto.  This subsection 6.5 shall not apply to Competitive Borrowings, which may not be converted or continued.

(b)   Any Eurocurrency Loan or BA Loan may be continued as such upon the expiration of the then current Interest Period (or Contract Period) with respect thereto by the relevant Borrower delivering to the applicable Administrative Agent an irrevocable Notice of Borrowing by 10:00 a.m., New York time (or in the case of BA Loans, 12:00 (noon) Toronto time), at least three Business Days prior to the expiration of the then current Interest Period (or Contract Period), in accordance with the applicable provisions of the term “Interest Period” or “Contract Period”, as applicable, set forth in subsection 1.1, of the length of the next Interest Period (or Contract Period) to be applicable to such Loans, provided that (i) no Eurocurrency Loan denominated in Dollars or BA Loan may be continued as such and no Eurocurrency Loan denominated in a US/UK Alternative Currency may be continued for an Interest Period in excess of one month, in each case when any Event of Default has occurred and is continuing and the Administrative Agent for the Class of Commitments under which such Borrowing is being made has or the Required Lenders for the Class of Commitments under which such Borrowing is being made have determined that such a continuation is not appropriate and (ii) after the date that is one month prior to the Termination Date, no Eurocurrency Loan denominated in Dollars or BA Loan may be continued as such and the Interest Period with respect to any Eurocurrency Loan made, continued or converted in a US/UK Alternative Currency shall end on the Termination Date.  Upon receipt of any such Notice of Borrowing, the applicable Administrative Agent shall promptly notify each applicable Lender thereof.  If the relevant Borrower fails to deliver a timely Notice of

Borrowing with respect to a Eurocurrency Loan or BA Loan prior to the end of the Interest Period or Contract Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period or Contract Period such Borrowing shall be converted to an ABR Borrowing (unless such Borrowing is denominated in a US/UK Alternative Currency, in which case such Borrowing shall become due and payable on the last day of such Interest Period) or U.S. Base Rate Borrowing (in the case of a Canadian Borrowing denominated in Dollars) or Canadian Prime Rate Loan (in the case of a BA Loan), as applicable.  Subject to subsection 6.12, each TIIE Rate Loan shall automatically be continued for successive Interest Periods until the Termination Date unless it is repaid as provided herein.

6.6.  Minimum Amounts and Maximum Number of Borrowings.  All borrowings, conversions and continuations of Eurocurrency Loans, BA Loans and TIIE Rate Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of each Eurocurrency Borrowing, BA Borrowing and TIIE Rate Borrowing shall be equal to the Borrowing Minimum or a whole multiple of the Borrowing Multiple in excess thereof.

6.7.  Interest Rates and Payment Dates.  (a)  Each Eurocurrency Loan shall bear interest for each day during each Interest Period with respect thereto (i) in the case of a Eurocurrency Loan (other than a Competitive Loan), at a rate per annum equal to the Adjusted LIBO Rate for such Interest Period plus the then Applicable Margin or (ii) in the case of a Eurocurrency Competitive Loan, at a rate per annum equal to the Adjusted LIBO Rate for such Interest Period plus (or minus, as applicable) the Competitive Loan Margin applicable to such Loan.

(b)   Each ABR Loan shall bear interest at a rate per annum equal to the Alternate Base Rate plus the then Applicable Margin.

(c)   Each Fixed Rate Loan shall bear interest at a rate per annum equal to the Fixed Rate applicable to such Loan.

(d)   (i)  Each U.S. Base Rate Loan shall bear interest at a rate per annum equal to the U.S. Base Rate plus the then Applicable Margin and (ii) each Canadian Prime Loan shall bear interest at a rate per annum equal to the Canadian Prime Rate plus the then Applicable Margin.

(e)   Each Canadian Borrower shall pay to each Canadian Lender that accepts or advances a BA Loan for such Borrower, as a condition of and at the time of such acceptance or advance, a fee at the rate of the then Applicable Margin calculated on the basis of a year of 365 days on the face amount at maturity (in the case of a Bankers’ Acceptance) or the principal amount (in the case of a BA Equivalent Loan) for the period from and including the date of such acceptance or advance to but excluding the last day of the Contract Period (an “Acceptance Fee”).

(f)   (i)  Each TIIE Rate Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the TIIE Rate for such Interest Period plus then Applicable Margin and (ii) each Peso Base Rate Loan shall bear interest at a rate per annum equal to the Peso Base Rate plus the then Applicable Margin;

(g)   If all or a portion of (i) any principal of any Loan, (ii) any interest payable thereon, (iii) any Facility Fee or (iv) any other amount payable hereunder (including Acceptance Fees) shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), the principal of the Loans and any such overdue interest, Facility Fee or other amount shall bear interest at a rate per annum which is (x) in the case of principal, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this subsection plus 2% or (y) in the case of any such overdue interest, Facility Fee or other amount, the rate described in paragraph (b) of this subsection plus 2%, in each case from the date of such non-payment until such overdue principal, interest, Facility Fee or other amount is paid in full (as well after as before judgment).

(h)   Interest on each Loan (other than a BA Loan) shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (g) of this subsection shall be payable from time to time on demand.

(i)   Notwithstanding anything to the contrary contained herein, in no event shall a Borrower be obligated to pay interest in excess of the maximum amount which is chargeable under applicable law.

6.8.  Computation of Interest and Fees.  (a)  Facility Fees, interest on Borrowings denominated in Sterling, interest on Borrowings denominated in Dollars (including each Swingline Loan) and calculated by reference to the Prime Rate, interest on Canadian Prime Borrowings and interest on Peso Base Rate Loans shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual number of days elapsed; and, otherwise, interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed.  Any change in the interest rate on a Loan resulting from a change in the Alternate Base Rate, the U.S. Base Rate, the Peso Base Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective.  The applicable Administrative Agent shall as soon as practicable notify the relevant Borrower and the applicable Lenders of the effective date and the amount of each such change in interest rate.  Any change in the Applicable Margin or Applicable Facility Fee Rate resulting from a change in the Credit Rating of the Company shall become effective on the earlier of (x) the date upon which such change is publicly announced by the relevant rating agency and (y) the date upon which the Company provides to the General Administrative Agent reasonably satisfactory evidence of such change.

(b)   Each determination of an interest rate by the applicable Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrowers and the Lenders in the absence of manifest error.  The applicable Administrative Agent shall, at the request of any Borrower, deliver to such Borrower a statement showing the quotations used by such Administrative Agent in determining any interest rate pursuant to subsection 6.7(a).

(c)   For the purposes of the Interest Act (Canada) and disclosure thereunder, whenever any interest or any fee to be paid hereunder or in connection herewith is to be calculated on the basis of a 360-day year, the yearly rate of interest to which the rate used in such calculation is equivalent is the rate so used multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by 360.  The rates of interest under this Agreement are nominal rates, and not effective rates or yields.  The principle of deemed reinvestment of interest does not apply to any interest calculation under this Agreement.

(d)   If any provision of this Agreement would oblige either Canadian Borrower to make any payment of interest or other amount payable to any Lender in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by that Lender of “interest” at a “criminal rate” (as such terms are construed under the Criminal Code (Canada)), then, notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or so result in a receipt by that Lender of “interest” at a “criminal rate”, such adjustment to be effected, to the extent necessary (but only to the extent necessary), as follows:

(i)                     firstly, by reducing the amount or rate of interest required to be paid by such Canadian Borrower to the affected Lender under subsection 6.7; and

(ii)                  thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid by such Canadian Borrower to the affected Lender which would constitute interest for purposes of Section 347 of the Criminal Code (Canada).

6.9.  Inability to Determine Interest Rate.  If prior to the first day of any Interest Period for a Eurocurrency Borrowing denominated in any US/UK Committed Currency:

(a)   the General Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrowers) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such US/UK Committed Currency for such Interest Period, or

(b)   the General Administrative Agent shall have received notice from the Majority Lenders (or, in the case of a Eurocurrency Competitive Loan, the Lender that is required to make such Loan) that the Adjusted LIBO Rate determined or to be determined for such US/UK Committed Currency for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the General Administrative Agent shall give telecopy or telephonic notice thereof to the affected Borrower, the relevant Lenders and the Canadian Administrative Agent or Mexican Administrative Agent, if applicable, as soon as practicable thereafter.  If such notice is given with respect to Loans denominated or to be denominated in a US/UK Alternative Currency, then (i) Loans requested to be made on the first day of such Interest Period in such US/UK Alternative Currency shall not be made and (ii) any outstanding Loans in such US/UK Alternative Currency that were to be continued on the first day of such Interest Period shall be repaid.  If such notice is given with respect to Loans denominated or to be denominated in Dollars, then (A) any Eurocurrency Loans denominated in Dollars and requested to be made on the first day of such Interest Period shall be made as ABR Loans, (B) any Loans denominated in Dollars that were to have been converted on the first day of such Interest Period to Eurocurrency Loans shall be continued as ABR Loans and (C) any outstanding Eurocurrency Loans denominated in Dollars shall be converted, on the first day of such Interest Period, to ABR Loans; provided that if the circumstances giving rise to such notice affect only one Type of Borrowing, then the other Types of Borrowing shall be permitted.  Until such notice has been withdrawn by the General Administrative Agent, no further Eurocurrency Loans shall be made or continued as such in the affected US/UK Committed Currency, nor shall any Borrower have the right to convert Loans to Eurocurrency Loans in the affected US/UK Committed Currency.

6.10.  Pro Rata Treatment and Payments.  (a)  Other than in connection with Swingline Loans, each Borrowing by a Borrower under a certain Class of Commitments from the Lenders holding such Class of Commitments, each payment by a Borrower on account of any Facility Fee hereunder relating to such Class of Commitments and any reduction of such Commitments of the Lenders shall be made pro rata according to the respective applicable Pro Rata Percentages.  Notwithstanding the foregoing, each Canadian Lender agrees that the Canadian Administrative Agent may, in is sole discretion, increase or reduce any Canadian Lender’s portion of a BA Loan to the extent provided in subsection 6.19(a).  Each payment (including each prepayment) by a Borrower on account of principal of and interest on the Loans comprising a Competitive Borrowing or a Borrowing under a certain Class of Commitments shall be made pro rata according to the respective outstanding principal amounts of such Loans then held by the Lenders holding such Competitive Borrowing or such Class of Commitments.  Except as provided in subsection 14.17, all payments hereunder of principal or interest in respect of any Loan shall be made in the currency of such Loan.  All payments in respect of Reimbursement Obligations, interest thereon and Letter of Credit commissions with respect to a Letter of Credit shall be made in the currency of such Letter of Credit.  All other payments hereunder and under each other Loan Document shall be made in Dollars.  Except as otherwise set forth herein, all payments (including prepayments) to be made by a Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without set off, deductions or counterclaim and shall be made prior to 12:00 (noon), Local Time, on the due date thereof to the applicable Administrative Agent, for the account of the applicable Lenders, at such Administrative Agent’s office specified in subsection 14.2, in immediately available funds.  The applicable Administrative Agent shall distribute such payments to the Lenders holding obligations on account of which such amounts were paid promptly upon receipt in like funds as received.  If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

(b)   Unless the applicable Administrative Agent shall have been notified in writing by any Lender prior to a Borrowing under a certain Class of Commitments that such Lender will not make the amount that would constitute its applicable Pro Rata Percentage of such Borrowing available to such Administrative Agent, such Administrative Agent may assume that such Lender is making such amount available to such Administrative Agent, and such Administrative Agent may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount.  If such amount is not made available to such Administrative Agent by the required time on the borrowing date therefor, such Lender shall pay to such Administrative Agent, on demand, such amount with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to such Administrative Agent, at (x) the Federal Funds Effective Rate (in the case of a Borrowing in Dollars) and (y) the rate reasonably determined by the applicable Administrative Agent to be the cost to it of funding such amount (in the case of a Borrowing in an Alternative Currency).   A certificate of the applicable Administrative Agent submitted to any Lender with respect to any amounts owing under this subsection 6.10 shall be conclusive in the absence of manifest error.  If such Lender’s applicable Pro Rata Percentage of such Borrowing is not made available to the applicable Administrative Agent by such Lender within three Business Days of such borrowing date, such Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans hereunder, on demand, from the applicable Borrower.  If such Lender pays such amount to such Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

6.11.  Illegality.  Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof made subsequent to the date hereof shall make it unlawful for any Lender to make or maintain Eurocurrency Loans in any US/UK Committed Currency as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurocurrency Loans in such US/UK Committed Currency or continue Eurocurrency Loans in such US/UK Committed Currency and, if the affected currency is Dollars, convert ABR Loans to Eurocurrency Loans, shall forthwith be canceled and (b) such Lender’s Loans then outstanding as Eurocurrency Loans, if any, shall be either (i) converted automatically to ABR Loans (if such Eurocurrency Loans were denominated in Dollars) or (ii) repaid on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law.  If any such conversion or repayment of a Eurocurrency Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the applicable Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to subsection 6.14.

6.12.  Requirements of Law.  (a)  If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

(i)                     shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any Note, any Eurocurrency Loan, any BA Loan or any TIIE Rate Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by subsection 6.13 and changes in the rate of net income taxes or franchise taxes (imposed in lieu of net income taxes) of such Lender);

(ii)                  shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Adjusted LIBO Rate, the BA Discount Rate or the TIIE Rate hereunder; or

(iii)               shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurocurrency Loans, BA Loans or TIIE Rate Loans, as applicable, or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the applicable Borrower with respect to such Eurocurrency Loans, BA Loans or TIIE Rate Loans, as applicable, or Letters of Credit shall promptly pay (or cause to be paid to) such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduced amount receivable.

(b)   If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law, if compliance therewith is a customary banking practice) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender’s or such corporation’s capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s or such corporation’s policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, the Company (on its own behalf or on behalf of the other Borrowers) shall promptly pay (or cause to be paid) to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

(c)   If any Lender becomes entitled to claim any additional amounts pursuant to this subsection 6.12, it shall promptly notify the Company, the General Administrative Agent and (in the case of a claim under this subsection 6.12 only with respect to Loans owing by or Letters of Credit issued for the account of any other Borrower) such other Borrower of the event by reason of which it has become so entitled.  A certificate as to any additional amounts payable pursuant to this subsection 6.12 submitted by such Lender to the Borrower owing such amounts (with a copy to the General Administrative Agent) shall be conclusive in the absence of manifest error.  The agreements in this subsection 6.12 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

6.13.  Taxes.  (a)  All payments made by the Borrowers under this Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on any Administrative Agent or any Lender as a result of a present or former connection between any Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any Note).  If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings (“Non-Excluded Taxes”) are required to be withheld from any amounts payable to any Administrative Agent or any Lender hereunder or under any Note, the amounts so payable to such Administrative Agent or such Lender shall be increased to the extent necessary to yield to such Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that, except as contemplated by subsection 14.17, no Borrower shall be required to increase any such amounts payable to any Administrative Agent or any Lender with respect to (i) any withholding tax imposed by the jurisdiction of such Borrower that is in effect and would apply to amounts payable by such Borrower from an office within such jurisdiction to such Administrative Agent or Lender at the time such Lender becomes a party to this Agreement or (ii) any withholding tax that is attributable to any Administrative Agent’s or any Lender’s failure to comply with subsection 6.13(b), in the case of payments by the Company, or subsection 6.13(c), in the case of payments by any other Borrower.  Whenever any Non-Excluded Taxes are payable by a Borrower, as promptly as possible thereafter such Borrower shall send to the applicable Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by such Borrower showing payment thereof.  If a Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the applicable Administrative Agent the required receipts or other required documentary evidence, such Borrower shall indemnify the Administrative Agents and the Lenders for any incremental taxes, interest or penalties that may become payable by any Administrative Agent or any Lender as a result of any such failure.  The agreements in this subsection 6.13 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

(b)   Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall:

(i)                     deliver to the Company and the General Administrative Agent two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI, or successor applicable form, as the case may be;

(ii)                  deliver to the Company and the General Administrative Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Company; and

(iii)               obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Company or the Administrative Agents;

unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Company and the General Administrative Agent.  Such Lender shall certify (i) that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (ii) that it is entitled to an exemption from United States backup withholding tax.  Each Person that is not a United States person (as defined in the Code) that shall become a Lender or a Participant pursuant to subsection 14.6 shall, upon the effectiveness of the related transfer and if otherwise required, provide all of the forms and statements required pursuant to this subsection 6.13, provided that in the case of a Participant, such Participant shall furnish all such required forms and statements to the Lender from which the related participation shall have been purchased.

(c)   Each Lender that is entitled to an exemption from or reduction of Non-Excluded Taxes in the United Kingdom (if such Lender holds a US/UK Commitment), Canada (if such Lender holds a Canadian Commitment) or Mexico (if such Lenders holds a Peso Commitment) shall deliver to the Company and the General Administrative Agent at the time or times prescribed by applicable English, Canadian or Mexican law, as the case may be, such properly completed and executed documentation prescribed by applicable English, Canadian or Mexican law, as the case may be, or reasonably requested by the Company as will permit payments made by a Borrower under this Agreement and any Note to be made without withholding or at a reduced rate, provided that such Lender has received written notice from the Company advising it of the availability of such exemption or reduction.

(d)   If any Lender or any Administrative Agent shall receive a credit or refund from a taxing authority with respect to, and actually resulting from, an amount of Non-Excluded Taxes actually paid to or on behalf of such Lender or such Administrative Agent by a Borrower (a “Tax Credit”), such Lender or Administrative Agent shall promptly notify such Borrower of such Tax Credit.  If such Tax Credit is received by such Lender or Administrative Agent in the form of cash, such Lender shall promptly pay to such Borrower the amount so received with respect to the Tax Credit.  If such Tax Credit is not received by such Lender or Administrative Agent in the form of cash, such Lender or Administrative Agent shall pay the amount of such Tax Credit not later than the time prescribed by applicable law for filing the return (including extensions of time) for such Lender’s or Administrative Agent’s taxable period which includes the period in which such Lender or Administrative Agent receives the economic benefit of such Tax Credit.  In any event, the amount of any Tax Credit payable by a Lender or Administrative Agent to a Borrower pursuant to this clause (d) shall not exceed the actual amount of cash refunded to, or credits received and usable (in accordance with the actual practices then in use by such Lender or Administrative Agent) by, such Lender or Administrative Agent from a taxing authority.  In determining the amount of any Tax Credit, a Lender or Administrative Agent may use such apportionment and attribution rules as such Lender or Administrative Agent customarily employs in allocating taxes among its various operations and income sources and such determination shall be conclusive absent manifest error.  Each Borrower further agrees promptly to return to a Lender or Administrative Agent the amount paid to such Borrower with respect to a Tax Credit by such Lender or Administrative Agent if such Lender or Administrative Agent is required to repay, or is determined to be ineligible for, a Tax Credit for such amount.  Notwithstanding anything to the contrary contained herein, each Borrower hereby acknowledges and agrees that (i) neither any Administrative Agent nor any Lender shall be obligated to provide such Borrower with details of the tax position of such Administrative Agent or such Lender (as the case may be) and (ii) such Borrower shall have no right to inspect any records (including tax returns) of such Administrative Agent or such Lender (as the case may be).

(e)   Each Canadian Lender and the Canadian Administrative Agent represents and warrants to the Canadian Borrowers that as of the date hereof through the earlier of (i) the Termination Date and (ii) the CAM Exchange Date, it is a Canadian Resident (as defined in subparagraph (a) of the definition of Canadian Resident).  Each Canadian Lender and the Canadian Administrative Agent that is an authorized foreign bank agrees that any interest or fees to be paid to such Canadian Lender and the Canadian Administrative Agent by the Canadian Borrowers hereunder will be paid in respect of such Canadian Lender and the Canadian Administrative Agent’s Canadian banking business.

6.14.  Indemnity.  Each Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by such Borrower in making a Borrowing of, conversion into or continuation of Eurocurrency Loans, BA Loans or TIIE Rate Loans after such Borrower has given a Notice of Borrowing requesting the same in accordance with the provisions of this Agreement, (b) default by such Borrower in making any prepayment after such Borrower has given a notice thereof in accordance with the provisions of this Agreement, (c) the making by such Borrower of a prepayment of Eurocurrency Loans, BA Loans, TIIE Rate Loans or Fixed Rate Loans on a day which is not the last day of an Interest Period or Contract Period, as the case may be, with respect thereto or (d) the failure to borrow any Competitive Loan after accepting the Competitive Bid to make such Loan.  Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest or Acceptance Fees which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period or Contract Period, as the case may be (or, in the case of a failure to borrow, convert or continue, the Interest Period or Contract Period, as the case may be, that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market.  This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

6.15.  Change of Lending Office.  Each Lender and Administrative Agent agrees that if it makes any demand for payment under subsection 6.12 or any Borrower is required to pay Non-Excluded Taxes under subsection 6.13(a), or if any adoption or change of the type described in subsection 6.11 shall occur with respect to it, it will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, as determined in its good faith discretion) to designate a different lending office if the making of such a designation would reduce or obviate the need for a Borrower to make payments or pay Non-Excluded Taxes under subsection 6.12 or 6.13(a), or would eliminate or reduce the effect of any adoption or change described in subsection 6.11.

6.16.  Additional Action in Certain Events.  (a)  In the event that any event or condition described in subsection 6.11, 6.12 or 6.13(a) has occurred and is continuing that increases the cost to a Borrower of the Loans by any Lender, the Company may (after paying, or causing the applicable Borrower to pay, any accrued amounts required to be paid pursuant to subsection 6.11, 6.12 or 6.13(a) hereof, as the case may be, for the period prior to the taking of such action) require any Lender so affected by such event or condition to transfer or assign, in whole (but not in part), without recourse, its Commitments and Loans hereunder in accordance with the provisions of subsection 14.6(c) (other than any outstanding Competitive Loans held by it and any and all rights and interests related thereto) to one or more Assignees (which need not be existing Lenders hereunder, but which may not request payment from such Borrower of any such amounts on account of the same event or condition which affects the assigning Lender) identified to it by the Company.

(b)   In the event that any Lender shall fail to execute and deliver any amendment, supplement or modification hereto requested by the Company, the Company may (within 30 days following the requested response date for such amendment, supplement or modification) require such Lender to transfer or assign, in whole (but not in part), without recourse, its Commitments and Loans hereunder in accordance with the provisions of subsection 14.6(c) (other than any outstanding Competitive Loans held by it and any and all rights and interests related thereto) to one or more Assignees (which need not be existing Lenders hereunder, but which must be willing to execute and deliver such amendment, supplement or modification) identified to it by the Company.

(c)   Notwithstanding the foregoing provisions of this subsection 6.16, no Lender shall be required to assign all or any portion of its Commitments and Loans pursuant to this subsection 6.16 unless and until such Lender shall have received from such Assignees one or more payments which, in an aggregate, are at least equal to the aggregate outstanding principal amount of the Loans owing to such Lender (other than Competitive Loans that are not assigned) and all accrued interest, fees and other amounts owing on account of such Loans and Commitments.  Any assignment made pursuant to this subsection 6.16 shall constitute a prepayment for purposes of, and shall be subject to the provisions of, subsection 6.14.

6.17.  Extension of Commitments.  (a)  Upon prior written notice (an “Extension Notice”) to the General Administrative Agent delivered not less than 60 days nor more than 90 days prior to the first anniversary of the Closing Date, the Company may request that the Lenders agree to extend the Termination Date to a date no later than 12 months after the Initial Termination Date, as specified in such Extension Notice (the “Extension Period”), provided, that (i) no Default or Event of Default shall have occurred and be continuing on the date of the Extension Notice or the Initial Termination Date and (ii) the representations and warranties set forth in Section 7 shall be true and correct in all material respects as if made on the date of such Extension Notice and the Initial Termination Date, and (iii) the General Administrative Agent shall have received a certificate, dated the Initial Termination Date and signed by a Responsible Officer of each Borrower, confirming compliance with the conditions precedent set forth in clauses (i) and (ii) of this paragraph (a).

(b)   The effectiveness of any Extension Period shall require the prior written consent of each Lender and each Administrative Agent.  The General Administrative Agent shall promptly furnish a copy of the Extension Notice to each Lender, and shall request that each Lender either agree to such extension or not agree thereto (solely within the discretion of such Lender) within 30 days of delivery to such Lender of the Extension Notice.  Any Lender that shall not have agreed to such extension request within such time period shall be deemed to have rejected such request.  Any Lender that shall have rejected such request (or that shall be deemed to have rejected such request) shall be subject to the mandatory assignment provisions of subsection 6.16(b).

6.18.  Incremental Commitments.  (a)  The Company may, by written notice to the General Administrative Agent from time to time, request that the total US/UK Commitments be increased; provided that the aggregate amount of such increase shall not exceed $150,000,000.  Such notice shall set forth the amount of the requested increase in the US/UK Commitments (which shall be in minimum increments of $10,000,000) and the date on which such increase is requested to become effective (which shall be not less than 10 Business Days nor more than 60 days after the date of such notice and which, in any event, must be on or prior to the Termination Date), and shall offer each US/UK Lender the opportunity to increase its US/UK Commitment by its Pro Rata Percentage of the proposed increased amount.  The General Administrative Agent shall promptly deliver notice of the Company’s requested increase in the US/UK Commitments to each US/UK Lender.  Each US/UK Lender shall, by notice to the General Administrative Agent given not more than 10 days after the date of the General Administrative Agent’s notice, either agree to increase its US/UK Commitment by all or a portion of the offered amount (each Lender so agreeing being an “Increasing Lender”) or decline to increase its US/UK Commitment (and any Lender that does not deliver such a notice within such period of 10 days shall be deemed to have declined to increase its US/UK Commitment) (each Lender so declining or being deemed to have declined being a “Non-Increasing Lender”).  In the event that, on the 10th day after the General Administrative Agent shall have delivered such notice, the US/UK Lenders shall have agreed pursuant to the preceding sentence to increase their US/UK Commitments by an aggregate amount less than the increase in the US/UK Commitments requested by the Company, the Company may arrange for one or more banks or other entities (any such bank or other entity being called an “Augmenting Lender”), which may include any Lender, to extend US/UK Commitments or increase their existing US/UK Commitments in an aggregate amount equal to the unsubscribed amount; provided that, notwithstanding the foregoing, no Person shall become a Lender and no Lender’s US/UK Commitment shall increase pursuant to this subsection 6.18 without the prior written consent of the General Administrative Agent (which shall not be unreasonably withheld).  The US/UK Borrowers and each Augmenting Lender shall execute all such documentation as the General Administrative Agent shall reasonably specify to evidence its US/UK Commitment and/or its status as a Lender hereunder.  Any increase in the US/UK Commitments may be made in an amount which is less than the increase requested by the Company if the Company is unable to arrange for, or chooses not to arrange for, Augmenting Lenders.

(b)   Each of the parties hereto hereby agrees that the General Administrative Agent may take any and all actions as may be reasonably necessary to ensure that, after giving effect to any increase in the US/UK Commitments pursuant to this subsection 6.18, the outstanding US/UK Loans (if any) are held by the US/UK Lenders in accordance with their new Pro Rata Percentages.  This may be accomplished at the discretion of the General Administrative Agent (i) by requiring the outstanding US/UK Loans to be prepaid with the proceeds of new US/UK Loans, (ii) by causing Non-Increasing Lenders to assign portions of their outstanding US/UK Loans to Increasing Lenders and Augmenting Lenders or (iii) by any combination of the foregoing.  Any prepayment or assignment described in this paragraph (b) shall be subject to subsection 6.14, but otherwise without premium or penalty.

(c)   Notwithstanding the foregoing, no increase in the total US/UK Commitments shall become effective under this subsection 6.18 unless, (i) on the date of such increase, the conditions set forth in subsection 8.2 shall be satisfied and the General Administrative Agent shall have received a certificate to that effect dated such date and executed by the chief financial officer of the Company and (ii) the General Administrative Agent shall have received (with sufficient copies for each of the Increasing Lenders and Augmenting Lenders) such customary closing documentation as the General Administrative Agent shall have reasonably requested.

6.19.  Bankers’ Acceptances.  (a)  The Canadian Administrative Agent, promptly following receipt of a Notice of Borrowing requesting BA Loans, shall advise each applicable Canadian Lender of the face or principal amount and term of each BA Loan to be accepted (and purchased) or advanced by it.  The aggregate face or principal amount of BA Loans to be accepted or advanced by a Canadian Lender shall be determined by the Canadian Administrative Agent by reference to that Canadian Lender’s applicable Pro Rata Percentage of the issue or advance of BA Loans, except that the aggregate face amount of Bankers’ Acceptances to be accepted by the applicable Canadian Lenders shall be increased or reduced by the Canadian Administrative Agent in its sole discretion as may be necessary to ensure that the face amount of the Bankers’ Acceptance to be accepted by each applicable Canadian Lender would be C$100,000 or a whole multiple thereof.  For greater certainty, the foregoing requirement for a minimum face amount and a whole multiple of C$100,000 shall not apply to BA Equivalent Loans.

(b)   On the date specified in a Notice of Borrowing on which a BA Loan is to be made, the Canadian Administrative Agent shall advise the requesting Canadian Borrower as to the Canadian Administrative Agent’s determination of the BA Discount Rate for the BA Loans to be purchased or advanced, as the case may be.

(c)   The requesting Canadian Borrower shall issue and each Canadian Lender shall accept and subsequently purchase the Bankers’ Acceptance accepted by it at the applicable BA Discount Rate.  Subject to clause (d) below, each Canadian Lender shall provide the Canadian Administrative Agent, for the account of the requesting Canadian Borrower, the BA Discount Proceeds less the Acceptance Fee payable by such Canadian Borrower with respect to the Bankers’ Acceptance.

(d)   In the event the requesting Canadian Borrower requests a continuation of BA Loans for a further Interest Period, or requests conversion from Canadian Prime Loans into BA Loans in accordance with subsection 6.5, the Canadian Administrative Agent shall make arrangements satisfactory to it to ensure the BA Discount Proceeds from the replacement BA Loans are applied to repay the face amount of the maturing BA Loans or the principal amount of such loans to be converted (the “Maturing Amount”) and the requesting Canadian Borrower shall concurrently pay to the

Canadian Administrative Agent any positive difference between the Maturing Amount and such BA Discount Proceeds.

(e)   Each Canadian Lender may from time to time hold, sell, rediscount or otherwise dispose of any or all Bankers’ Acceptances accepted and purchased by it.

(f)   In order to facilitate the issuance of Bankers’ Acceptances pursuant to this Agreement, each Canadian Borrower hereby authorizes each of the Canadian Lenders, and appoints each of the Canadian Lenders as such Canadian Borrower’s attorney, to complete, sign and endorse drafts or depository bills (as defined in the Depository Bills and Notes Act (Canada) (each such executed draft or bill being herein referred to as a “Draft”) on its behalf in handwritten form or by facsimile or mechanical signature or otherwise in accordance with the applicable Notice of Borrowing and, once so completed, signed and endorsed to accept them as Bankers’ Acceptances under this Agreement and then if applicable, purchase, discount or negotiate such Bankers’ Acceptances in accordance with the provisions of this Agreement.  Drafts so completed, signed, endorsed and negotiated on behalf of the Canadian Borrowers by a Canadian Lender shall bind the Canadian Borrowers as fully and effectively as if so performed by a Responsible Officer of the Canadian Borrowers.  Each draft of a Bankers’ Acceptance completed, signed or endorsed by a Canadian Lender shall mature on the last day of the term thereof.  All Bankers’ Acceptances to be accepted by a particular Canadian Lender shall, at the option of such Canadian Lender, be issued in the form of depository bills made payable originally to and deposited with The Depository for Securities Limited pursuant to the Depository Bills and Notes Act (Canada).

(g)   Any Drafts to be used for Bankers’ Acceptances which are held by a Canadian Lender shall be held in safekeeping with the same degree of care as if they were such Canadian Lender’s own property being kept at the place at which they are to be held.  Each Canadian Borrower may, by written notice to the Canadian Administrative Agent, designate persons other than Responsible Officers authorized to give the Canadian Administrative Agent instructions regarding the manner in which Drafts are to be completed and the times at which they are to be issued; provided, however, that receipt by the Canadian Administrative Agent of a Notice of Borrowing requesting an advance or continuation into Bankers’ Acceptances shall be deemed to be sufficient authority from Responsible Officers or such designated persons for each of the Canadian Lenders to complete, and issue drafts in accordance with such notice.  None of the Canadian Administrative Agent or the Canadian Lenders nor any of their respective directors, officers, employees or representatives shall be liable for any action taken or omitted to be taken by any of them under this subsection 6.19(g) except for their own respective gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction.

(h)   The Canadian Borrowers waive presentment for payment and any other defense to the payment of any amounts due to a Canadian Lender in respect of a Bankers’ Acceptance accepted and purchased by it pursuant to this Agreement which might exist solely by reason of the Bankers’ Acceptance being held, at the maturity thereof, by such Canadian Lender in its own right and the Canadian Borrowers agree not to claim any days of grace if such Canadian Lender as holder sues a Canadian Borrower on the Bankers’ Acceptance for payment of the amount payable by such Canadian Borrower thereunder.  Each Bankers’ Acceptance shall mature and the face amount thereof shall be due and payable on the last day of the Contract Period applicable thereto.

(i)   Whenever a Canadian Borrower requests a Loan under this Agreement by way of Bankers’ Acceptances, each Non-Acceptance Lender shall, in lieu of accepting a Bankers’ Acceptance, make a BA Equivalent Loan by way of Discount Note in an amount equal to the Non-Acceptance Lender’s Pro Rata Percentage of the BA Loan.  All terms of this Agreement applicable to Bankers’ Acceptances and Drafts shall apply equally to Discount Notes evidencing BA Equivalent Loans with such changes as may in the context be necessary.  For greater certainty:

(i)                     the term of a Discount Note shall be the same as the Contract Period for Bankers’ Acceptances accepted on the same date of the Borrowing in respect of the same BA Loan;

(ii)                  an acceptance fee will be payable in respect of a Discount Note and shall be calculated at the same rate and in the same manner as the Acceptance Fee in respect of a Bankers’ Acceptance; and

(iii)               the proceeds from a BA Equivalent Loan shall be equal to the BA Discount Proceeds of the Discount Note.

(j)   In the event that the Canadian Administrative Agent shall have reasonably determined (which determination shall, absent clearly demonstrable error, be final and conclusive and binding upon all parties hereto) that there does not exist a normal market in Canada for the purchase and sale of bankers’ acceptances, then, and in any such event, the Canadian Administrative Agent shall within a reasonable time thereafter give notice (if by telephone confirmed in writing) to the Canadian Borrowers and each of the Canadian Lenders of such determination.  Thereafter BA Loans shall no longer be available until such time as the Canadian Administrative Agent notifies the Canadian Borrowers and the Canadian Lenders that the circumstances giving rise to such notice by the Canadian Administrative Agent no longer exist (which notice the Canadian Administrative Agent agrees to give at such time when such circumstances no longer exist), and any Notice of Borrowing given by a Canadian Borrower with respect to BA Loans that have not yet been incurred shall be deemed rescinded by such Canadian Borrower.  Any maturing BA Loans shall thereafter, and until contrary notice is provided by the Canadian Administrative Agent, be continued as a Canadian Prime Loan.

6.20.  Peso Commitments.  (a)  Following (i) the accession to this Agreement by the Mexican Borrower and (ii) the appointment by the Company of a Mexican Administrative Agent who agrees to act as such and to become a party to this Agreement as such, the Company may, by written notice to the General Administrative Agent and the Mexican Administrative Agent, request that the Peso Commitment be increased and the US/UK Commitments be decreased in a corresponding amount;

provided that that aggregate amount of such increase (and corresponding decrease) shall not exceed $25,000,000.  Such notice shall set forth the amount of the requested increase in the Peso Commitments (which shall be in minimum increments of $1,000,000) and the date on which such increase is requested to become effective (which shall be not less than 10 Business Days nor more than 60 days after the date of such notice and which, in any event, must be on or prior to the Termination Date), and shall offer each US/UK Lender that is (or that has an affiliate that is) a Mexican Resident (each, an “Eligible US/UK Lender”) the opportunity to assume a Peso Commitment and decrease its US/UK Commitment by up to the proposed increased amount.  The General Administrative Agent shall promptly deliver notice of the Company’s request to each Eligible US/UK Lender.  Each Eligible US/UK Lender shall, by notice to the Company and the General Administrative Agent given not more than 10 days after the date of the General Administrative Agent’s notice, either agree to assume a Peso Commitment and decrease its US/UK Commitment by all or a portion of the offered amount (each Lender so agreeing being a “New Peso Lender”) or decline to make a Peso Commitment (and any Lender that does not deliver such a notice within such period of 10 days shall be deemed to have declined to make a Peso Commitment) (each Lender so declining or being deemed to have declined being a “Declining Lender”).  In the event that, on the 10th day after the General Administrative Agent shall have delivered such notice, the Eligible US/UK Lenders shall have agreed pursuant to the preceding sentence to assume Peso Commitments in an aggregate amount greater than the total Peso Commitment requested by the Company, the Peso Commitment of each New Peso Lender shall be allocated ratably to the New Peso Lenders in accordance with the Peso Commitments accepted by them.  Any increase in the Peso Commitment may be made in an amount which is less than the increase requested by the Company if the Eligible US/UK Lenders do not agree to assume Peso Commitments in the entire requested amount.  For all purposes under this Agreement, a New Peso Lender shall be treated as a Peso Lender to the extent of its Peso Commitment.

(b)   Each of the parties hereto hereby agrees that the General Administrative Agent may take any and all actions as may be reasonably necessary to ensure that, after giving effect to any decrease in the US/UK Commitments of the New Peso Lenders pursuant to this subsection 6.20, the outstanding US/UK Loans (if any) are held by the US/UK Lenders in accordance with their new Pro Rata Percentages.  This may be accomplished at the discretion of the General Administrative Agent (i) by requiring the outstanding US/UK Loans to be prepaid with the proceeds of new US/UK Loans, (ii) by deeming all or a portion of the outstanding US/UK Loans of the New Peso Lenders (if denominated in Dollars) to be Peso Loans for the duration of their respective Interest Periods or (iii) by any combination of the foregoing.  Any prepayment described in this paragraph (b) shall be subject to subsection 6.14, but otherwise without premium or penalty.

(c)   Notwithstanding the foregoing, no increase in the total Peso Commitments shall become effective under this subsection 6.20 unless, (i) on the date of such increase, the conditions set forth in subsection 8.2 shall be satisfied and the General Administrative Agent and the Mexican Administrative Agent shall have received a certificate to that effect dated such date and executed by the chief financial officer of the Company and (ii) the General Administrative Agent and the Mexican Administrative Agent shall have received (with sufficient copies for each of the Peso Lenders) such customary closing documentation as the General Administrative Agent or Mexican Administrative Agent shall have reasonably requested, including the documentation and information referred to in subsection 9.2(d).

SECTION 7.                                REPRESENTATIONS AND WARRANTIES

To induce the Lenders to enter into this Agreement and to make the Loans, each of the Company and (to the extent that such representation and warranty pertains to matters applicable to another Borrower or any of its Subsidiaries) each such other Borrower hereby represents and warrants to the Agents and each Lender that:

7.1.  Financial Condition.  (a)  The consolidated balance sheet of the Company and its consolidated Subsidiaries as at December 31, 2004 and the related consolidated statements of income and of cash flows for the fiscal year ended on such date, reported on by Ernst & Young LLP, copies of which have heretofore been furnished to each Lender, are complete and correct and present fairly in all material respects the consolidated financial condition of the Company and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the fiscal year then ended.  The unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries as at March 31, 2005 and the related unaudited consolidated statements of income and of cash flows for the three-month period ended on such date, certified by a Responsible Officer, copies of which have heretofore been furnished to each Lender, are complete and correct and present fairly in all material respects the consolidated financial condition of the Company and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the three-month period then ended (subject to normal year-end audit adjustments and the absence of footnotes).

(b)   All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants or Responsible Officer, as the case may be, and as disclosed therein).  Neither any Borrower nor any of their consolidated Subsidiaries had, at the date of the most recent balance sheet referred to above, any material Guarantee Obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto.  Except to the extent permitted under this Agreement or separately disclosed to the Lenders in writing prior to the date hereof, there has been no sale, transfer or other disposition by any Borrower or any of their consolidated Subsidiaries of any material part of its business or property and no purchase or other acquisition of any business or property (including any Capital Stock of any other Person) material in relation to the consolidated financial condition of such

Borrower and its consolidated Subsidiaries at December 31, 2004 during the period from December 31, 2004 to and including the date hereof.

7.2.  No Change.  Since December 31, 2004, there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect.

7.3.  Disclosure.  No information, schedule, exhibit or report or other document furnished by any Borrower or any of their respective Subsidiaries to the Agents or any Lender in connection with the negotiation of this Agreement or any other Loan Document (or pursuant to the terms hereof or thereof), as such information, schedule, exhibit or report or other document has been amended, supplemented or superseded by any other information, schedule, exhibit or report or other document later delivered to the same parties receiving such information, schedule, exhibit or report or other document, contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein, in light of the circumstances when made, not materially misleading.

7.4.  Corporate Existence; Compliance with Law.  Each of the Borrowers and their respective Subsidiaries (a) is duly organized, validly existing and (in the case of the Company and its Material Subsidiaries) in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) in the case of the Company and its Material Subsidiaries, is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that all failures to be so qualified could not, in the aggregate, reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that all failures to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

7.5.  Corporate Power; Authorization; Enforceable Obligations.  Each Borrower has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and to borrow hereunder and, in the case of the Account Parties, to request the issuance of Letters of Credit hereunder, and has taken all necessary corporate action to authorize the Borrowings on the terms and conditions of this Agreement and any Notes and to authorize the execution, delivery and performance of the Loan Documents to which it is a party and with respect to the Letters of Credit issued for its account.  No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the Borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Loan Documents to which such Borrower is a party and with respect to the Letters of Credit issued for its account.  This Agreement has been, and each other Loan Document to which it is a party will be, duly executed and delivered on behalf of such Borrower.  This Agreement constitutes, and each other Loan

Document to which it is a party when executed and delivered will constitute, a legal, valid and binding obligation of such Borrower enforceable against such Borrower in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

7.6.  No Legal Bar.  The execution, delivery and performance of the Loan Documents to which each Borrower is a party, the issuance of Letters of Credit, the Borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or Contractual Obligation of such Borrower or of any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

7.7.  No Material Litigation.  No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of any Borrower, threatened by or against such Borrower or any of its Subsidiaries or against any of its or their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) which could reasonably be expected to have a Material Adverse Effect.

7.8.  No Default.  None of the Borrowers or any of its respective Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect.  No Default or Event of Default has occurred and is continuing.

7.9.  Ownership of Property; Liens.  Each of the Company, each of its Material Subsidiaries and each other Borrower has valid record and marketable title in fee simple to, or a valid leasehold interest in, all its real property, and valid title to, or a valid leasehold interest in, all its other property, and none of such property is subject to any Lien except as permitted by subsection 10.2.

7.10.  Intellectual Property.  Each Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted, except for those the failure to own or license which could not reasonably be expected to have a Material Adverse Effect (the “Intellectual Property”).  No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property which, if accurate, could reasonably be expected to have a Material Adverse Effect, nor does any Borrower know of any valid basis for any such claim.  To the best knowledge of each Borrower, the use of such Intellectual Property by such Borrower and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

7.11.  Taxes.  Each of the Company, each of its Material Subsidiaries and each other Borrower has filed or caused to be filed all tax returns which, to the knowledge of each Borrower are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Company or its Subsidiaries, as the case may be); no tax Lien has been filed, and, to the knowledge of each Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

7.12.  Federal Regulations.  No part of the proceeds of any Loans, and no other extensions of credit hereunder,  will be used in any manner which would violate, or result in the violation of, Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect.  If requested by any Lender or any Administrative Agent, each Borrower will furnish to each Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in said Regulation U.

7.13.  ERISA.  Neither a Reportable Event nor an “accumulated funding deficiency” (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code.  No termination of a Single Employer Plan has occurred that resulted, or could reasonably be expected to result, in a material liability to the Company or any Material Subsidiary, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period.  The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits.  Neither the Company nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that resulted, or could reasonably be expected to result, in a material liability to the Company or any Material Subsidiary, and neither the Company nor any Commonly Controlled Entity would become subject to any material liability under ERISA if the Company or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made.  No such Multiemployer Plan is in Reorganization or Insolvent.  The present value (determined using actuarial and other assumptions which are reasonable in respect of the benefits provided and the employees participating) of the liability of the Company and each Commonly Controlled Entity for post retirement benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA) does not, in the aggregate, exceed the assets under all such Plans allocable to such benefits by an amount in excess of $30,000,000.

7.14.  Investment Company Act; Other Regulations.  None of the Borrowers is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.  None of the Borrowers is subject to regulation under any Federal or State statute or regulation (other than Regulation X of the Board of Governors of the Federal Reserve System) which limits its ability to incur Indebtedness.

7.15.  Subsidiaries.  Schedule III hereto sets forth all of the Subsidiaries of the Company at the date hereof.

7.16.  Environmental Matters.  (a)  The facilities and properties owned, leased or operated by the Company or any of its Material Subsidiaries or any of its first-tier Foreign Subsidiaries (the “Properties”) do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations which (i) constitute or constituted a violation of, or (ii) could reasonably be expected to give rise to liability under, any Environmental Law, except in either case insofar as such violation or liability, or any aggregation thereof, is not reasonably likely to result in the payment of a Material Environmental Amount.

(b)   The Properties and all operations at the Properties are in compliance, and have in the last three years been in compliance, in all material respects with all applicable Environmental Laws, and there is no contamination at or under (or, to the knowledge of any Borrower, about) the Properties or violation of any Environmental Law with respect to the Properties or the business operated by the Company or any of its Material Subsidiaries or any of its first-tier Foreign Subsidiaries (the “Business”), except insofar as such violation or failure to be in compliance or contamination, or any aggregation thereof, is not reasonably likely to result in the payment of a Material Environmental Amount.

(c)   None of the Borrowers nor any of their respective Subsidiaries has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Business, nor does any Borrower have knowledge or reason to believe that any such notice will be received or is being threatened, except insofar as such notice or threatened notice, or any aggregation thereof, does not involve a matter or matters that is or are reasonably likely to result in the payment of a Material Environmental Amount.

(d)   Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could reasonably be expected to give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could reasonably be expected to give rise to liability under, any applicable Environmental Law, except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, is not reasonably likely to result in the payment of a Material Environmental Amount.

(e)   No judicial proceeding or governmental or administrative action is pending or, to the knowledge of any Borrower, threatened, under any Environmental Law to which the Company or any of its Material Subsidiaries or any of its first-tier Foreign Subsidiaries is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business, except insofar as such proceeding, action, decree, order or other requirement, or any aggregation thereof, is not reasonably likely to result in the payment of a Material Environmental Amount.

(f)   There has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of any Borrower or any Subsidiary in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could reasonably give rise to liability under Environmental Laws, except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, is not reasonably likely to result in the payment of a Material Environmental Amount.

7.17.  OFAC.  None of the Company, any Subsidiary of the Company or any Affiliate of the Company is, to the knowledge of the Borrowers, (i) named on the list of Specially Designated Nationals or Blocked Persons maintained by the U.S. Department of the Treasury’s Office of Foreign Assets Control available at http://www.treas.gov/offices/eotffc/ofac/sdn/index.html, or (ii)(A) an agency of the government of a country, (B) an organization controlled by a country, or (C) a Person resident in a country that is subject to a sanctions program identified on the list maintained by the U.S. Department of the Treasury’s Office of Foreign Assets Control and available at http://www.treas.gov/offices/eotffc/ofac/sanctions/index.html, or as otherwise published from time to time, as such program may be applicable to such agency, organization or Person, and the proceeds from the Extensions of Credit made pursuant to this Agreement will not be used to fund any operations in, finance any investments or activities in, or make any payments to, any such country or Person.

SECTION 8.                                CONDITIONS PRECEDENT

8.1.  Conditions to Initial Extension of Credit.  The agreement of each Lender to make the initial Extension of Credit requested to be made by it is subject to the satisfaction, immediately prior to or concurrently with the making of such extension of credit on the Closing Date, of the following conditions precedent:

(a)   Credit Agreement.  The General Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the General Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

(b)   Legal Opinions.  The General Administrative Agent shall have received, on behalf of itself, the other Administrative Agents, the Lenders and the Issuing Bank, a favorable written opinion of each of (i) Ropes & Gray LLP, counsel of the Company, substantially to the effect set forth in Exhibit E-1, (ii) MacFarlanes, counsel for Reebok UK, substantially to the effect set forth in Exhibit E-2, (iii) David A. Pace, General Counsel of the Company, substantially to the effect set forth in Exhibit E-3, (iv) McCarthy Tétrault LLP, counsel for Reebok Canada, substantially to the effect set forth in Exhibit E-4 and (v) Stewart McKelvey Stirling Scales, counsel to Sport, substantially to the effect set forth in Exhibit E-5, in each case (A) dated the Closing Date, (B) addressed to the Issuing Bank, the Administrative Agents and the Lenders, and (C) covering such other matters relating to this Agreement and the transactions contemplated hereby as the General Administrative Agent shall reasonably request, and the Borrowers hereby request such counsel to deliver such opinions.

(c)   Corporate Documents.  The General Administrative Agent shall have received (i) a copy of the certificate of incorporation or memorandum and articles of association (or comparable charter document), as the case may be, including all amendments thereto, of each Borrower, certified as of a recent date by (A) the Secretary of the Commonwealth of Massachusetts (in the case of the Company), (B) by the Assistant Registrar of Companies, in the case of Reebok UK, (C) by Industry Canada in the case of Reebok Canada and (D) by the appropriate New Brunswick authority in the case of Sport (and a certificate as to the good standing of the Company as of a recent date by the Secretary of the Commonwealth of Massachusetts); (ii) a certificate of the Secretary or Assistant Secretary of each Borrower dated the Closing Date and certifying (w)  that attached thereto is a true and complete copy of the by-laws (or analogous documents, if applicable) of such Borrower as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (x) below, (x) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors (or the Executive Committee thereof) of such Borrower, authorizing the execution, delivery and performance of this Agreement and the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (y) that the certificate of incorporation or memorandum and articles of association (or comparable charter document) of such Borrower have not been amended since the date of the last amendment thereto shown on the certificate furnished pursuant to clause (i) above, and (z) as to the incumbency and specimen signature of each officer executing this Agreement or any other document delivered in connection herewith on behalf of such Borrower; (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to (ii) above; and (iv) such other documents relating to the Borrowers, this Agreement or the transactions contemplated hereby as the Lenders, the Issuing Bank or any Administrative Agent may reasonably request.

(d)   Officers’ Certificates.  The General Administrative Agent shall have received a certificate, dated the Closing Date and signed by a Responsible Officer of each Borrower, confirming compliance with the conditions precedent set forth in paragraphs (a) and (b) of subsection 8.2.

(e)   Fees.  The Administrative Agents shall have received all fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrowers hereunder.

(f)   Existing Credit Agreement.  All principal, interest, fees and other amounts outstanding or due under the Existing Credit Agreement shall have been paid in full, the commitments thereunder terminated and all guarantees thereof released and discharged, and the General Administrative Agent shall have received satisfactory evidence thereof.

(g)   USA PATRIOT Act.  The Lenders shall have received, to the extent requested, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

8.2.  Conditions to Each Extension of Credit.  The agreement of each Lender to make any Extension of Credit requested to be made by it on any date (including, without limitation, its initial Extension of Credit) is subject to the satisfaction of the following conditions precedent:

(a)   Representations and Warranties.  Each of the representations and warranties made by the Borrowers in or pursuant to the Loan Documents (other than, in the case of a Borrowing the sole purpose of which is to refinance maturing commercial paper (as certified by a Responsible Officer of the Company at the time of the related Notice of Borrowing), the representations and warranties set forth in subsections 7.2 and 7.7) shall be true and correct in all material respects on and as of such date as if made on and as of such date.

(b)   No Default.  No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Extensions of Credit requested to be made on such date.

Each Borrowing by and issuance of a Letter of Credit for the account of any Borrower hereunder shall constitute a representation and warranty by the Company and such Borrower as of the date thereof that the conditions contained in this subsection 8.2 have been satisfied.

SECTION 9.                                AFFIRMATIVE COVENANTS

The Borrowers hereby agree that, so long as any of the Commitments remain in effect, any Letter of Credit remains outstanding or any amount is owing to any

Lender or an Agent hereunder or under any other Loan Document, the Company shall and (except in the case of delivery of financial information, reports and notices) shall cause each of its Subsidiaries to:

9.1.  Financial Statements.  Furnish to each Lender and the Administrative Agents:

(a)   as soon as available, but in any event within 90 days after the end of each fiscal year of the Company, a copy of the consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, by Ernst & Young LLP or other independent certified public accountants of nationally recognized standing; and

(b)   as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Company, the unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and retained earnings and of cash flows of the Company and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments);

all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

9.2.  Certificates; Other Information.  Furnish to each Lender and the Administrative Agents:

(a)   concurrently with the delivery of the financial statements referred to in subsection 9.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

(b)   concurrently with the delivery of the financial statements referred to in subsections 9.1(a) and (b), a certificate of a Responsible Officer (i) stating that, to the best knowledge of such Responsible Officer, each Borrower has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to be observed, performed or satisfied by it, and that such Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) setting forth the computations used by the

Company in determining (as of the end of such fiscal period) compliance with the covenants contained in subsection 10.1;

(c)   within five days after the same are sent, copies of all financial statements and reports which the Company sends to its stockholders, and within five days after the same are filed, copies of all financial statements and reports which the Company may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority;

(d)   promptly after the request by any Lender, all documentation and other information that such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act; and

(e)   promptly, such additional financial and other information as any Lender may from time to time reasonably request.

9.3.  Payment of Obligations.  Pay, discharge or otherwise satisfy at or before maturity in accordance with customary terms or before they become delinquent, as the case may be, all of its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Company or its Subsidiaries, as the case may be.

9.4.  Conduct of Business and Maintenance of Existence.  Continue to engage in business of the same general type as now conducted by it and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or (in the reasonable judgment of the Company) desirable in the normal conduct of its business except as otherwise permitted pursuant to subsection 10.3; comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

9.5.  Maintenance of Property; Insurance; Trademark License.  (a)  Keep all property useful and necessary in its business in good working order and condition; maintain with financially sound and reputable insurance companies insurance on all its material property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to each Lender, upon written request, full information as to the insurance carried.

(b)   Keep in full force and effect, and comply in all material respects with the terms of, a license agreement between the Company and any wholly-owned Subsidiary of the Company or of Reebok UK which is substantially similar in form and substance to the License Agreement, dated as of August 6, 1979, between the Company (as successor to Reebok U.S.A. Limited, Inc.) and Reebok UK, as the same may be amended, supplemented or otherwise modified in a manner which could not reasonably be expected to have a Material Adverse Effect.

9.6.  Inspection of Property; Books and Records; Discussions.  Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time (upon reasonable advance notice, when no Default or Event of Default has occurred and is continuing) and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Company and its Subsidiaries with officers and employees of the Company and its Subsidiaries and with its independent certified public accountants.

9.7.  Notices.  Promptly give notice to the General Administrative Agent (which shall give prompt notice thereof to the Lenders) of:

(a)   the occurrence of any Default or Event of Default;

(b)   any (i) default or event of default under any Contractual Obligation of the Company or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between the Company or any of its Subsidiaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

(c)   any litigation or proceeding affecting the Company or any of its Subsidiaries in which the amount involved is $30,000,000 or more and not covered by insurance or in which injunctive or similar relief is sought which could have a Material Adverse Effect;

(d)   the following events, as soon as possible and in any event within 30 days after the Company knows or has reason to know thereof:  (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Company or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan;

(e)   any change in the Credit Rating of the Company promptly upon the effectiveness thereof; and

(f)   the occurrence of (i) any material adverse change in the business, operations, property, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole or (ii) any development or event which could reasonably be expected to have a material adverse effect on the rights or remedies of the

Administrative Agents or the Lenders hereunder or under any of the other Loan Documents.

Each notice pursuant to this subsection 9.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Company proposes to take with respect thereto.

9.8.  Environmental Laws.  (a)  Comply with, and use reasonable efforts to ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply with and maintain, and use reasonable efforts to ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except to the extent that failure to do so could not be reasonably expected to have a Material Adverse Effect.

(b)   Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not be reasonably expected to have a Material Adverse Effect.

SECTION 10.                          NEGATIVE COVENANTS

The Borrowers hereby agree that, so long as any of the Commitments remain in effect, any Letter of Credit remains outstanding or any amount is owing to any Lender or an Agent hereunder or under any other Loan Document, the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

10.1.  Financial Condition Covenants.

(a)   Indebtedness to EBITDA.  Permit the ratio of (i) total Indebtedness of the Company and its Subsidiaries on a consolidated basis at any date minus cash and cash equivalents then held by the Company and its Subsidiaries to the extent that such cash and cash equivalents are in excess of $50,000,000 to (ii) EBITDA of the Company and its Subsidiaries on a consolidated basis for the period of four consecutive fiscal quarters most recently ended on or prior to such date for which the Company has delivered the financial statements contemplated by subsection 9.1(a) or (b), as the case may be, to be greater than 3.00 to 1.00.

(b)   Interest Coverage.  Permit, for any period of four consecutive fiscal quarters most recently ended, the ratio of (i) EBITDA of the Company and its Subsidiaries on a consolidated basis for such period to (ii) the amount of interest expense, both expensed and capitalized, of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, for such period on the aggregate principal amount of their consolidated Indebtedness, to be less than 3.00 to 1.00.

10.2.  Limitation on Liens.  Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

(a)   Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Company or its Subsidiaries, as the case may be, in conformity with GAAP (or, in the case of Foreign Subsidiaries, generally accepted accounting principles in effect from time to time in their respective jurisdictions of incorporation);

(b)   carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 90 days or which are being contested in good faith by appropriate proceedings;

(c)   pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

(d)   deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(e)   easements, rights-of-way, servitudes, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Company or any Subsidiary;

(f)   Liens in existence on the date hereof listed on Schedule IV and any Liens that replace, renew or extend such Liens, provided that no such Lien is spread to cover any additional property after the date hereof and that the amount of Indebtedness secured thereby is not increased;

(g)   Liens securing Indebtedness of the Company and its Subsidiaries incurred to finance or refinance the acquisition of fixed or capital assets, provided that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets (or, in the case of any refinancing, secured the Indebtedness being refinanced) or within 90 days following such acquisition, (ii) such Liens do not at any time encumber any property other than the property originally financed by such Indebtedness and (iii) the amount of Indebtedness secured thereby is not increased;

(h)   Liens on assets of any Foreign Subsidiary securing Indebtedness or Guarantee Obligations of such Foreign Subsidiary;

(i)   Liens securing Indebtedness in the nature of reimbursement obligations on account of commercial letters of credit which encumber only the assets acquired or shipped with the support of such commercial letter of credit;

(j)   Liens on the property or assets of a Person which becomes a Subsidiary after the date hereof securing Indebtedness of such Subsidiary which existed at the date of acquisition and was not incurred in anticipation thereof and any Liens that replace, renew or extend such Liens; provided that (i) such original Liens existed at the time such Person became a Subsidiary and were not created in anticipation thereof, (ii) any such Lien is not spread to cover any additional property or assets of such Person (or the property or assets of the Company or any other Subsidiary) after the time such Person becomes a Subsidiary, and (iii) the amount of Indebtedness secured thereby is not increased;

(k)   Liens on accounts receivable (and related records and rights) that are sold by the Company or any of its Subsidiaries to a special purpose entity (an “SPE”) pursuant to a “true sale” securitization program, the proceeds of which are made available, directly or indirectly, to the Company or any of its Subsidiaries; provided that no related Indebtedness is recourse to the Company or any of its Subsidiaries (other than the SPE to which such receivables are sold);

(l)   any judgment Lien securing an amount not exceeding $30,000,000 if (i) the judgment secured thereby is discharged, or execution thereof is stayed pending appeal, within 60 days after the entry thereof and (ii) if stayed pending appeal, such judgment is discharged within 60 days after the expiration of any such stay; and

(m)   Liens (not otherwise permitted hereunder) which secure obligations not exceeding (as to the Company and all Subsidiaries) $30,000,000 in aggregate amount at any time outstanding.

10.3.  Limitation on Fundamental Changes.  Enter into any merger, consolidation or amalgamation to which it is not the continuing or surviving corporation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), except that any Subsidiary of a Borrower may be merged, amalgamated or consolidated with or liquidated into such Borrower (provided that (a) such Borrower shall be the continuing or surviving corporation and (b) in the case of a merger, amalgamation or consolidation of any other Borrower with or liquidation into the Company, the Company shall be the continuing or surviving corporation) or with or into any one or more wholly owned Subsidiaries of the Company (provided that the wholly owned Subsidiary or Subsidiaries shall be the continuing or surviving corporation).

10.4.  Limitation on Sale of Assets.  Convey, sell, lease, assign, transfer or otherwise dispose of all or substantially all of the property, business or assets (including, without limitation, receivables and leasehold interests) of the Company and its Subsidiaries taken as a whole, whether now owned or hereafter acquired, in any single transaction or any series of related transactions.  Notwithstanding the foregoing provisions of this subsection 10.4, the trademark “Reebok” shall at all times be subject to a valid license agreement in favor of the Company having terms substantially similar to the License Agreement described in subsection 9.5(b).

10.5.  Limitation on Transactions with Affiliates.  Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of the Company’s or such Subsidiary’s business and (c) upon fair and reasonable terms no less favorable to the Company or such Subsidiary, as the case may be, than it would obtain in a comparable arm’s-length transaction with a Person which is not an Affiliate (it being understood that (i) such fairness and reasonableness shall, in the case of arrangements with joint ventures with unaffiliated third parties, be determined in the context of all arrangements between the Company and its Subsidiaries, on the one hand, and such joint venture, on the other hand and (ii) this subsection 10.5 shall not prohibit the transactions with Onfield Apparel Group LLC, Smart Shine Industries Limited and New Point Industrial Limited described on Schedule V).

10.6.  Limitation on Changes in Fiscal Year.  Permit the fiscal year of the Company to end on a day other than the Saturday nearest to December 31st or December 31st.

10.7.  Limitation on Lines of Business.  Enter into, to any material extent, any business, either directly or through any Subsidiary, except for (i) the design and marketing of sports, leisure and fitness products and services, including footwear, apparel, accessories, equipment and videos, (ii) the design and marketing of footwear, apparel and accessories for non-athletic use, (iii) the businesses in which the Company and its Subsidiaries are engaged on the date hereof and businesses of a similar type and (iv) other activities reasonably related, ancillary or complementary thereto.

SECTION 11.                          GUARANTEE

11.1.  Guarantee.  In order to induce the Lenders, the Issuing Bank, and the Agents to execute and deliver this Agreement and to make the Loans hereunder, and in consideration thereof:

(a)   The Company hereby unconditionally and irrevocably guarantees to the Administrative Agents, for the ratable benefit of the Lenders and the Issuing Bank, the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Guaranteed Obligations.  The Company further agrees to pay any and all expenses (including, without limitation, all reasonable fees and disbursements of counsel) which may be paid or incurred by the Agents or by the Lenders in enforcing, or obtaining advice of counsel in respect of, any of their rights under this Section 11.  Without limiting the generality of the foregoing, the Company’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any Non-US Borrower but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such Non-US Borrower.  This Guarantee shall remain in full force and effect until all the Guaranteed Obligations have been paid in full, notwithstanding that from time to time prior thereto any Non-US Borrower may be free from any Guaranteed Obligation.

(b)   The Company agrees that whenever, at any time, or from time to time, it shall make any payment to any Administrative Agent or any Lender on account of its liability under this Section 11, it will notify such Administrative Agent or such Lender in writing that such payment is made under this Section 11 for such purpose.  No payment or payments made by any Non-US Borrower or any other Person or received or collected by any Administrative Agent or any Lender from any Non-US Borrower or any other Person by virtue of any action or proceeding or any setoff or appropriation or application, at any time or from time to time, in reduction of or in payment of the Guaranteed Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Company hereunder which shall remain obligated hereunder, notwithstanding any such payment or payments (other than payments made by or received or collected from the Company in respect of the Guaranteed Obligations) until the date upon which the Guaranteed Obligations have been paid in full and the Commitments have been terminated.

11.2.  Right of Setoff.  Upon the occurrence and continuance of any Event of Default, each Administrative Agent and each Lender are hereby irrevocably authorized by the Company at any time and from time to time without notice to the Company, any such notice being hereby waived by the Company, to set off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Administrative Agent or such Lender to or for the credit or the account of the Company, or any part thereof in such amounts as such Administrative Agent or such Lender may elect, on account of the liabilities of the Company hereunder and claims of every nature and description of such Administrative Agent or such Lender against the Company, in any currency, whether arising hereunder or any other Loan Document or otherwise, as such Administrative Agent or such Lender may elect, whether or not such Administrative Agent or such Lender has made any demand for payment and although such liabilities and claims may be contingent or unmatured.  Each Administrative Agent and each Lender shall notify the Company promptly of any such setoff made by it and the application made by it of the proceeds thereof; provided that the failure to give such notice shall not affect the validity of such setoff and application.  The rights of each Administrative Agent and each Lender under this subsection are in addition to other rights and remedies (including, without limitation, other rights of setoff) which such Administrative Agent or such Lender may have.

11.3.  No Subrogation.  Notwithstanding any payment or payments made by the Company hereunder, or any setoff or application of funds of the Company by any Administrative Agent or any Lender, the Company shall not be entitled to be subrogated to any of the rights of any Administrative Agent or any Lender against any Non-US Borrower or against any collateral security or guarantee or right of offset held by any

Administrative Agent or any Lender for the payment of the Guaranteed Obligations, nor shall the Company seek or be entitled to seek any contribution or reimbursement from any Non-US Borrower in respect of payments made by the Company hereunder, until the Guaranteed Obligations have been paid in full.  If any amount shall be paid to the Company on account of such subrogation rights at any time when all of the Guaranteed Obligations shall not have been paid in full, such amount shall be held by the Company in trust for the Administrative Agents and the Lenders, segregated from other funds of the Company, and shall, forthwith upon receipt by the Company, be turned over to the Administrative Agents in the exact form received by the Company (duly indorsed by the Company to the Administrative Agents, if required), to be applied against the Guaranteed Obligations whether matured or unmatured, in such order as the Administrative Agents may determine.

11.4.  Amendments, etc.  The Company shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Company, and without notice to or further assent by the Company, any demand for payment of any of the Guaranteed Obligations made by any Administrative Agent or any Lender may be rescinded by such Administrative Agent or such Lender, and any of the Guaranteed Obligations continued, and the Guaranteed Obligations or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by any Administrative Agent or any Lender, and this Agreement, any other Loan Document and any other documents executed and delivered in connection herewith or therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Lenders may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by any Administrative Agent or any Lender for the payment of the Guaranteed Obligations may be sold, exchanged, waived, surrendered or released.  Neither any Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Guaranteed Obligations or pursuant to this Section 11 or any property subject thereto.

11.5.  Guarantee Absolute and Unconditional.  The Company waives any and all notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any Administrative Agent or any Lender upon the guarantee contained in this Section 11 or acceptance of the guarantee provisions of this Section 11; the Guaranteed Obligations and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon the guarantee contained in this Section 11; and all dealings between the Non-US Borrowers or the Company, on the one hand, and the Administrative Agents and the Lenders, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 11.  The Company waives (to the extent permitted by law) diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Non-US Borrowers or the Company with respect to the Guaranteed Obligations.  The guarantee contained in this Section 11 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of this Agreement, any other Loan Document or any of the documents executed in connection herewith or therewith, any of the Guaranteed Obligations or any collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by any Administrative Agent or any Lender, (b) any defense (including, without limitation, any statute of limitations), setoff or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Non-US Borrower against any Administrative Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of a Non-US Borrower or the Company) which constitutes, or might be construed to constitute, an equitable or legal discharge of a Non-US Borrower for all or any part of the Guaranteed Obligations, or of the Company under the guarantee contained in this Section 11, in bankruptcy or in any other instance.  When any Administrative Agent or any Lender is pursuing its rights and remedies hereunder against the Company, any Administrative Agent or any Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against any Non-US Borrower or any other Person or against any collateral security, guarantee for any of the Guaranteed Obligations or any right of offset with respect thereto, and any failure by any Administrative Agent or any Lender to pursue such other rights or remedies or to collect any payments from any Non-US Borrower or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any Non-US Borrower or any such other Person or of any such collateral security, guarantee or right of offset, shall not relieve the Company of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agents and the Lenders against the Company.

11.6.  Reinstatement.  The guarantee contained in this Section 11 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by any Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of a Non-US Borrower, respectively, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, a Non-US Borrower or any substantial part of its property, or otherwise, all as though such payments had not been made.

11.7.  Payments.  The Company hereby agrees that the amounts payable by the Company hereunder will be paid to the Administrative Agents without setoff or counterclaim in immediately available funds in the same currency as the underlying Guaranteed Obligation in respect of which payment is being made at the office of the applicable Administrative Agent listed in subsection 14.2 or at such other office as such Administrative Agent shall designate in writing to the Company.

SECTION 12.                          EVENTS OF DEFAULT

If any of the following events shall occur and be continuing:

(a)   Any Borrower shall fail to pay any principal of any Loan when due in accordance with the terms thereof or hereof; or any Borrower shall fail to pay any interest on any Loan, or any other amount payable hereunder, within five Business Days after any such interest or other amount becomes due in accordance with the terms thereof or hereof; or

(b)   Any representation or warranty made or deemed made by any Borrower herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

(c)   The Company shall default in the observance or performance of any agreement contained in Section 10; or

(d)   Any Borrower shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section 12), and such default shall continue unremedied for a period of 30 days after the earlier of (i) the date upon which an executive officer of any Borrower has actual knowledge thereof and (ii) the date upon which any Administrative Agent or any Lender gives notice to the Company thereof; or

(e)   The Company or any of its Subsidiaries shall (i) default in any payment of principal of or interest on any Indebtedness (other than the Loans) or in the payment of any Guarantee Obligation or in any net payment under any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest rate or currency exchange or commodity price arrangement (collectively “Hedging Obligations”), beyond the period of grace (not to exceed 60 days), if any, provided in the instrument or agreement under which such Indebtedness, Guarantee Obligation or Hedging Obligation was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness, Guarantee Obligation or Hedging Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or Hedging Obligation or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice or the passage of time if required, such Indebtedness or Hedging Obligation to become due prior to its stated maturity or such Guarantee Obligation to become payable; provided, however, that no Default or Event of Default shall exist under this paragraph unless the aggregate amount of Indebtedness, Guarantee Obligations and/or Hedging Obligations in respect of which any default or other event or condition referred to in this paragraph shall have occurred shall be equal to at least $30,000,000; or

(f)   (i) Any Borrower or any Material Subsidiary shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction,

domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Borrower or any Material Subsidiary shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Borrower or any Material Subsidiary any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against any Borrower or any Material Subsidiary any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) any Borrower or any Material Subsidiary shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) any Borrower or any Material Subsidiary shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

(g)   (i) Any Person shall engage in any non-exempt “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any “accumulated funding deficiency” (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Company or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Company or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other adverse event or condition shall occur with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to involve an aggregate amount of liability to the Company or any Material Subsidiary in excess of $30,000,000; or

(h)   One or more judgments or decrees shall be entered against one or more Borrowers or Material Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance) of $30,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

(i)   the guarantee set forth in Section 12 shall cease, for any reason, to be in full force and effect or the Company shall so assert; or

(j)   (i) Any Person or “group” (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended, but other than the Fireman Group) (A) shall have acquired beneficial ownership of 20% or more of any outstanding class of Capital Stock having ordinary voting power in the election of directors of the Company or (B) shall obtain the power (whether or not exercised) to elect a majority of the Company’s directors or (ii) the Board of Directors of the Company shall not consist of a majority of Continuing Directors; “Continuing Directors” shall mean the directors of the Company on the date hereof and each other director, if such other director’s nomination for election to the Board of Directors of the Company is recommended by a majority of the then Continuing Directors; or

(k)   the Company shall not own, directly or indirectly, (i) all of the issued and outstanding Capital Stock (other than directors’ qualifying shares and one share of such Capital Stock which is owned of record by Credit Suisse First Boston LLC) of Reebok UK or (ii) all the issued and outstanding Capital Stock (other than directors’ qualifying shares) of each other Borrower;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) of this Section 12 with respect to a Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken:  (i) with the consent of the Required Lenders, the General Administrative Agent may, or upon the request of the Required Lenders, the General Administrative Agent shall, by notice to the Borrowers declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the General Administrative Agent may, or upon the request of the Required Lenders, the General Administrative Agent shall, by notice to the Borrowers, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable.  With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the applicable Account Party shall at such time deposit in a cash collateral account opened by the General Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit.  The Account Parties hereby grant to the General Administrative Agent, for the benefit of the Issuing Banks and the L/C Participants, a security interest in such cash collateral to secure all obligations under this Agreement and the other Loan

Documents.  Amounts held in such cash collateral account shall be applied by the General Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrowers hereunder and under the other Loan Documents.  After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrowers hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Account Parties (or such other Person as may be lawfully entitled thereto).  Except as expressly provided above in this Section 12, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

SECTION 13.                          THE AGENTS

13.1.  Appointment.  (a)  Each Lender hereby irrevocably designates and appoints (i) Credit Suisse as the General Administrative Agent and (ii) Credit Suisse, Toronto Branch as the Canadian Administrative Agent, in each case under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agents, in such capacities, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agents by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto.  Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agents shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agents.

(b)   Notwithstanding anything to the contrary contained in this Agreement, the parties hereto hereby agree that the Co-Documentation Agents and the Syndication Agent shall have no rights, duties, responsibilities or liabilities in their capacities as such and that the Co-Documentation Agents and the Syndication Agent shall not have the authority to take any action hereunder in their capacities as such.

13.2.  Delegation of Duties.  Each Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through any one or more sub-agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.  No Administrative Agent shall be responsible for the negligence or misconduct of any sub-agent or attorneys-in-fact selected by it with reasonable care.

13.3.  Exculpatory Provisions.  Neither any Administrative Agent nor any of their respective officers, directors, employees, sub-agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person’s own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Borrower or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by any Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of a Borrower to perform its obligations hereunder or thereunder.  None of the Administrative Agents shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Borrower.

13.4.  Reliance by Administrative Agents.  Each of the Administrative Agents shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to any Borrower), independent accountants and other experts selected by any Administrative Agent.  Each Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with such Administrative Agent.  Each Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.  Each Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

13.5.  Notice of Default.  No Administrative Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless such Administrative Agent has received notice from a Lender or a Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”.  In the event that an Administrative Agent receives such a notice, such Administrative Agent shall give notice thereof to the Lenders.  Each Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until such Administrative Agent shall have received such directions, such Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

13.6.  Non-Reliance on Administrative Agents and Other Lenders.  Each Lender expressly acknowledges that neither any Administrative Agent nor any of its officers, directors, employees, sub-agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by any of the Administrative Agents hereinafter taken, including any review of the affairs of the Borrowers, shall be deemed to constitute any representation or warranty by any Administrative Agent to any Lender.  Each Lender represents to the Administrative Agents that it has, independently and without reliance upon the Administrative Agents or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrowers and made its own decision to make its Loans hereunder and enter into this Agreement.  Each Lender also represents that it will, independently and without reliance upon any Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrowers.  Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agents hereunder, none of the Administrative Agents shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise) or creditworthiness of the Borrowers which may come into the possession of the Administrative Agents or any of their respective officers, directors, employees, sub-agents, attorneys-in-fact or Affiliates.

13.7.  Indemnification.  The Lenders agree to indemnify each Administrative Agent, the Syndication Agent and the Co-Documentation Agents in their respective capacities as such (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so), ratably according to their respective Pro Rata Percentages in effect on the date on which indemnification is sought, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against any Administrative Agent, the Syndication Agent or the Co-Documentation Agents (as the case may be) in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by any Administrative Agent, the Syndication Agent or the Co-Documentation Agents (as the case may be) under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting from the gross negligence or willful misconduct of such Administrative Agent, the Syndication Agent or the Co-Documentation Agents (as the case may be).  The agreements in this subsection 13.7 shall survive the payment of the Loans and all other amounts payable hereunder.

13.8.  Agents in their Individual Capacities.  The Administrative Agents, the Syndication Agent, the Co-Documentation Agents, and each of their respective Affiliates may make loans to, accept deposits from and generally engage in any kind of business with each Borrower as though the Administrative Agents, the Syndication Agent or the Co-Documentation Agents (as the case may be) were not the Administrative Agents, the Syndication Agent or the Co-Documentation Agents (as the case may be) hereunder and under the other Loan Documents.  With respect to its Loans made under any Class of Commitments made or renewed by it, any Note issued to it and with respect to any Letter of Credit issued or participated in by it, each Administrative Agent, the Syndication Agent and each Co-Documentation Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender having Commitments or holding Loans of such Class and may exercise the same as though it were not an Administrative Agent, the Syndication Agent or a Co-Documentation Agent (as the case may be), and with respect to any Class of Commitments, the terms “Lender” and “Lenders” shall include each Administrative Agent, the Syndication Agent, and each Co-Documentation Agent having Commitments or holding Loans of such Class in its respective individual capacity.

13.9.  Successor Administrative Agents; Resignation of Co-Documentation Agents.  Each of the Agents may resign as an Agent upon 10 days’ notice to the Lenders.  If any Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor Administrative Agent for the Lenders, which successor Administrative Agent (provided that it shall have been approved by the Company), shall succeed to the rights, powers and duties of the applicable Administrative Agent hereunder.  Effective upon such appointment and approval, the term “Administrative Agent” shall mean such successor Administrative Agent, and the former Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans.

(a)   The Syndication Agent and any Documentation Agent may resign as such upon 10 days’ notice to the Lenders.  Upon any such resignation of the Syndication Agent or any Documentation Agent no successor Syndication Agent or Documentation Agent shall be appointed hereunder.

(b)   After any retiring Administrative Agent’s, Syndication Agent’s or Documentation Agent’s resignation as Administrative Agent, Syndication Agent or Documentation Agent (as the case may be), the provisions of this Section 13 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent, Syndication Agent or Documentation Agent (as the case may be) under this Agreement and the other Loan Documents.

SECTION 14.                          MISCELLANEOUS

14.1.  Amendments and Waivers.  Except as expressly provided in subsection 6.17 or 6.18, neither this Agreement nor any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this subsection 14.1.  The Majority Lenders may, or, with the written consent of the Majority Lenders, the General Administrative Agent may, from time to time, (a) enter into with the Borrowers written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Borrowers hereunder or thereunder or (b) waive, on such terms and conditions as the Majority Lenders or the Agents, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall:

(i)                     reduce the amount or extend the scheduled date of maturity of any Loan or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Commitment of any Lender, in each case without the consent of each Lender directly affected thereby;

(ii)                  amend, modify or waive any provision of this subsection 14.1, or reduce the percentage specified in the definition of Required Lenders or Majority Lenders, or consent to the assignment or transfer by a Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, or release the guarantee provided for in Section 11, in each case without the written consent of all the Lenders;

(iii)               change the provisions of this Agreement in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of one Class differently from the rights of Lenders holding Loans of any other Class without the prior written consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments of each adversely affected Class;

(iv)              amend, modify or waive any provision of Section 13 without the written consent of each Administrative Agent affected thereby and (to the extent that such amendment, modification or waiver directly affects the rights or obligations of the Syndication Agent or the Co-Documentation Agents) the Syndication Agent or the Co-Documentation Agents, as the case may be; or

(v)                 amend, modify or waive any provision of Section 3 without the written consent of each Issuing Bank directly affected thereby.

Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrowers, the Lenders, the

Agents and all future holders of the Loans.  In the case of any waiver, the Borrowers, the Lenders and the Agents shall be restored to their former positions and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

14.2.  Notices.  All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile or electronic mail transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) in the case of delivery by hand, when delivered, (b) in the case of delivery by mail, three days after being deposited in the mails, postage prepaid, or (c) in the case of delivery by facsimile or electronic mail transmission, when sent and receipt has been confirmed, addressed as follows in the case of the Borrowers and the Administrative Agents, and as set forth in Schedule I in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto:

The Company:

Reebok International Ltd.

1895 J.W. Foster Boulevard

Canton, Massachusetts 02021

Fax:  781/401-4797

with a copy to:

Attention:  General Counsel

Fax:  781/401-4780

Reebok UK:

Reebok International Limited

c/o Stephens & Associates

11-12 Pall Mall, 4th Floor

London SW1Y 5LU

Attention:  Company Secretary

Fax:  011-44-207-930-0083

with a copy to:

Reebok International Ltd.

1895 J.W. Foster Boulevard

Canton, Massachusetts 02021

Fax:  781/401-4797

Reebok Canada:

Reebok Canada Inc.

201 East Steward Drive

P.O. Box 27

Aurora, Ontario L4G 3H1

Fax: 905/713-4930

with a copy to:

Reebok International Ltd.

1895 J.W. Foster Boulevard

Canton, Massachusetts 02021

Fax:  781/401-4797

Sport:

Sport Maska Inc.

2 Place Alexis-Nihon

3500 de Maisonneuve Boulevard West

Suite 800

Westmount, Quebec H3Z 3C1

Attention:  Chief Financial Officer and

 Vice-President Finance and Administration

Fax: 514/932-6020

with a copy to:

Reebok International Ltd.

1895 J.W. Foster Boulevard

Canton, Massachusetts 02021

Fax:  781/401-4797

The General Administrative Agent and the Swingline Lender:

Credit Suisse

11 Madison Avenue

New York, New York 10010

Attention: Agency Group

Fax:  212/325-8304

The Canadian Administrative Agent:

Credit Suisse, Toronto Branch

1 First Canadian Place

Suite 3000, PO Box 301

Toronto, Ontario

Canada M5X 1C9

Attention: Agency Operations

Fax:  416/352-4574

provided that any notice, request or demand to or upon any of the Administrative Agents or the Lenders pursuant to subsections 2.2, 3.2, 6.3, 6.4, 6.5, 6.12 or 6.17 shall not be effective until received.

14.3.  No Waiver; Cumulative Remedies.  No failure to exercise and no delay in exercising, on the part of any Administrative Agent or any Lender, any right,

remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

14.4.  Survival of Representations and Warranties.  All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

14.5.  Payment of Expenses and Taxes.  The Company agrees (a) to pay or reimburse each Administrative Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to each Administrative Agent, (b) to pay or reimburse each Lender, the Syndication Agent, the Co-Documentation Agents and each Administrative Agent and each Related Party of any of the foregoing (each such Person being called an “Indemnitee”) for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including, without limitation, the reasonable fees and disbursements of one counsel to the Lenders (in addition to counsel to each Administrative Agent and any local counsel), (c) to pay, indemnify, and hold each Indemnitee harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Indemnitee harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, reasonable fees and disbursements of counsel) with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents or the use of the proceeds of the Loans and any such other documents, including, without limitation, any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Company, any of its Subsidiaries or any of the Properties (all the foregoing in this clause (d), collectively, the “indemnified liabilities”), provided that the Company shall have no obligation hereunder to any Indemnitee with respect to indemnified liabilities to the extent determined by a final judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee or such Indemnitee’s Related Parties.  The agreements in this subsection 14.5 shall survive repayment of the Loans and all other amounts payable hereunder.

14.6.  Successors and Assigns; Participations and Assignments.  (a)  This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Lenders, the Agents and their respective successors and assigns, except that none of the Borrowers may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

(b)   Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other financial institutions (“Participants”) participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents; provided that any Lender which sells such participating interests to a Participant which is not a commercial bank, savings bank or finance company shall give notice to the Company, identifying such Participant, promptly following the consummation of such sale.  In the event of any such sale by a Lender of a participating interest to a Participant, such Lender’s obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrowers and the Administrative Agents shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents.  No Lender shall be entitled to create in favor of any Participant, in the participation agreement pursuant to which such Participant’s participating interest shall be created or otherwise, any right to vote on, consent to or approve any matter relating to this Agreement or any other Loan Document except for those specified in clauses (i) and (ii) of the proviso to subsection 14.1.  The Borrowers agree that if amounts outstanding under this Agreement are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in subsection 14.6(a) as fully as if it were a Lender hereunder.  The Borrowers also agree that each Participant shall be entitled to the benefits of subsections 6.12, 6.13 and 6.14 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it was a Lender; provided that, in the case of subsection 6.13, such Participant shall have complied with the requirements of said subsection and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such subsection than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

(c)   Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time and from time to time assign to any Lender or any affiliate thereof or, with the consent of the Company and the General Administrative Agent (which in each case shall not be unreasonably withheld), to an additional bank or financial institution (an “Assignee”) all or any part of its rights and obligations under this Agreement and the other Loan Documents pursuant to an Assignment and Acceptance, substantially in the form of Exhibit B, executed by such Assignee, such assigning Lender (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Company and the applicable Administrative Agent) and delivered to the applicable Administrative Agent (A) manually or (B) electronically via an electronic settlement system acceptable to such Administrative Agent (which initially shall be ClearPar, LLC), in each case for its acceptance and recording in the applicable Register, provided that, in the case of any such assignment to an additional bank or financial institution, (x) the aggregate amount of the Commitment being assigned is not less than $10,000,000 (or (i) $2,500,000, in the case of a Canadian Commitment or a Peso Commitment or (ii) in any case, such lesser amount as may be agreed to by the Company and the General Administrative Agent) and (y) if such assignment is of less than all of the rights and obligations of the assigning Lender, the aggregate amount of the Commitment remaining with the assigning Lender is not less than $10,000,000 (or (i) $5,000,000, in the case of Canadian Commitment or a Peso Commitment or (ii) in any case, such lesser amount as may be agreed to by the Company and the General Administrative Agent), provided, further, that in the case of any such assignment of (x) a Canadian Commitment or Canadian Loans, such assignee is a Canadian Resident and (y) a Peso Commitment or Peso Loans, such assignee is a Mexican Resident.  Upon such execution, delivery, acceptance and recording (and the payment of the registration and processing fee described in clause (e) below), from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto).  Notwithstanding any provision of this paragraph (c) and paragraph (e) of this subsection, the consent of the Company shall not be required for any assignment which occurs at any time when any of the events described in Section 12 shall have occurred and be continuing.  Notwithstanding the foregoing, any Lender assigning its rights and obligations under this Agreement may retain any Competitive Loans made by it outstanding at such time, and in such case shall retain its rights hereunder in respect of any Loans so retained until such Loans have been repaid in full in accordance with this Agreement.

(d)   Each Administrative Agent, on behalf of the US/UK Borrowers (and in the case of (i) the Canadian Administrative Agent, the Canadian Borrowers and (ii) the Mexican Administrative Agent, the Mexican Borrower), shall maintain at the address of such Administrative Agent referred to in subsection 14.2 a copy of each Assignment and

Acceptance delivered to it and a register (each, a “Register”) for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amounts of the Loans owing to, each Lender from time to time having Commitments or holding Loans (x) under the US/UK Commitments, in the case of the Register maintained by the General Administrative Agent, (y) under the Canadian Commitments, in the case of the Register maintained by the Canadian Administrative Agent and (z) under the Peso Commitments, in the case of the Register maintained by the Mexican Administrative Agent.  The entries in each Register shall be conclusive, in the absence of manifest error, and the applicable Borrowers, Administrative Agent and Lenders may (and, in the case of any Loan or other obligation hereunder not evidenced by a Note, shall) treat each Person whose name is recorded in such Register as the owner of a Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement and the other Loan Documents, notwithstanding any notice to the contrary.  Any assignment of any Loan or other obligation hereunder not evidenced by a Note shall be effective only upon appropriate entries with respect thereto being made in the applicable Register.  The Registers shall be available for inspection by the Borrowers, any Lender or the General Administrative Agent at any reasonable time and from time to time upon reasonable prior notice.

(e)   Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Company and the applicable Administrative Agent), together with payment to the applicable Administrative Agent of a registration and processing fee of $3,500 and delivery to the applicable Administrative Agent of any forms or statements required pursuant to subsection 6.13(b) and such administrative information as the applicable Administrative Agent may reasonably request, the applicable Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the applicable Register and give notice of such acceptance and recordation to the Company; provided that (x) no such fee shall be payable with respect to any assignment from an assigning Lender to an affiliate thereof and (y) such fee shall be payable by the Company with respect to any assignment effected at the request of the Company pursuant to subsection 6.15 or 6.16.

(f)   Each Borrower authorizes each Lender to disclose to any Participant or Assignee (each, a “Transferee”) and any prospective Transferee any and all financial information in such Lender’s possession concerning such Borrower and its Affiliates which has been delivered to such Lender by or on behalf of such Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of such Borrower in connection with such Lender’s credit evaluation of the Borrowers and their respective Affiliates prior to becoming a party to this Agreement.

(g)   For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this subsection 14.6 concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a

Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

(h)   Notwithstanding anything to the contrary contained herein, any Bank (a “Granting Bank”) may grant to a special purpose funding vehicle (a “SPC”), identified as such in writing from time to time by the Granting Bank to the General Administrative Agent and any Borrower, the option to provide to such Borrower all or any part of any Loan that such Granting Bank would otherwise be obligated to make to such Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan, (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Bank shall be obligated to make such Loan pursuant to the terms hereof and (iii) in the case of (A) a Canadian Commitment or Canadian Loans, such SPC is a Canadian Resident and (B) a Peso Commitment or Peso Loans, such SPC is a Mexican Resident.  The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Bank to the same extent, and as if, such Loan were made by such Granting Bank.  Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Bank).  In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof.  In addition, notwithstanding anything to the contrary contained in this subsection 14.6 any SPC may (i) with notice to, but without the prior written consent of, any Borrower and the General Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Bank or to any financial institutions (consented to by any Borrower and Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC.  This subsection may not be amended without the written consent of each SPC to which a grant has been made pursuant to this subsection.

14.7.  Adjustments; Setoff.  (a)  If any Lender (a “Benefited Lender”) at any time shall receive any payment of all or part of its Loans of a certain Class, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by setoff, pursuant to events or proceedings of the nature referred to in subsection 12(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender having Loans of such Class, if any, in respect of such other Lender’s Loans of such Class, or interest thereon, such Benefited Lender shall purchase for cash from the other Lenders having Loans of such Class such portion of each such other Lender’s Loans of such Class, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders having Loans of such Class; and if after taking into account such sharing the Benefited Lender continues to have access to additional funds of or collateral granted by a Borrower for application on account of its debt in respect of Loans of such Class, then the Benefited Lender shall use such funds or collateral to reduce indebtedness of such Borrower held by it in respect of Loans of such Class and share such payments and the benefits of such collateral with the other Lenders having Loans of such Class; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.  Each Borrower agrees that each Lender so purchasing a portion of another Lender’s Loans may exercise all rights of payment (including, without limitation, rights of setoff) with respect to such portion as fully as if such Lender were the direct holder of such portion.

(b)   In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to any Borrower, any such notice being expressly waived by each Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by a Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch, agency or (to the extent permitted by applicable law) banking affiliate thereof to or for the credit or the account of such Borrower.  Each Lender agrees promptly to notify such Borrower and the applicable Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

14.8.  Judgment Currency.  The obligations of each Borrower to any party in respect of any Loan or Reimbursement Obligation and amounts owing on account thereof shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such Loan or Letter of Credit is denominated (the “Denomination Currency”), be discharged only to the extent that on the Business Day following receipt by such party of any sum adjudged to be so due in the Judgment Currency such party may in accordance with normal banking procedures purchase the Denomination Currency with the Judgment Currency; if the amount of the Denomination Currency so purchased is less than the sum originally due to such party in the Denomination Currency, the relevant Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such party against such loss, and if the amount of the Denomination Currency so purchased exceeds the sum originally due to any party to this Agreement, such party agrees to remit to the applicable Borrower such excess.

14.9.  Counterparts.  This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  A set of the copies of this Agreement signed by all the parties shall be lodged with the Company and the General Administrative Agent.

14.10.  Confidentiality.  (a)  Each Lender hereby agrees to maintain the confidentiality of all Confidential Information and agrees that it shall not disclose such Confidential Information to third parties without the prior consent of the Company, other than disclosure (i) on a confidential basis to directors, officers, employees, legal counsel, accountants and other professional advisors of such Lender, (ii) to other Lenders and any Participant of such Lender, (iii) to regulatory officials having jurisdiction over such Lender, (iv) as required by law or legal process or in connection with any legal proceeding to which such Lender is a party or is otherwise subject, (v) to any Transferee or prospective Transferee of such Lender (provided that such Transferee or prospective Transferee shall have agreed, in writing, to be subject to the provisions of this subsection 14.10) or (vi) on a confidential basis to affiliates of such Lender who reasonably could be expected to have a need to know such information in connection with the administration by such Lender of this Agreement and its extensions of credit hereunder.

(b)   For purposes of this subsection 14.10, the term “Confidential Information” shall mean all material, non-public information which is received by such Lender from the Company or any of its Subsidiaries and is conspicuously identified as being “Confidential”, other than (i) any such information which, at the time of delivery or thereafter, becomes generally available to the public other than as a result of a disclosure by such Lender, (ii) any such information which was available to such Lender prior to its disclosure to such Lender by the Company and its Subsidiaries and (iii) any such information which becomes available to such Lender from a source other than the Company and its Subsidiaries (provided that such source is not known to such Lender to be (x) bound by a confidentiality agreement with the Company and its Subsidiaries or (y) otherwise prohibited from transmitting the information to such Lender by a contractual, legal or fiduciary obligation).

14.11.  Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

14.12.  Integration.  This Agreement and the other Loan Documents represent the agreement of the Borrowers, the Agents and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Agents or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

14.13.  GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

14.14.  Submission To Jurisdiction; Waivers.  Each Borrower hereby irrevocably and unconditionally:

(a)   submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b)   consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)   agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Company (on its own behalf or as process agent for the other Borrowers) at its address set forth in subsection 14.2 or at such other address of which the General Administrative Agent shall have been notified pursuant thereto;

(d)   agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)   waives, except in the case of extreme bad faith (and otherwise to the maximum extent not prohibited by law), any right it may have to claim or recover in any legal action or proceeding referred to in this subsection 14.14 any special, exemplary, punitive or consequential damages.

14.15.  Acknowledgments.  Each Borrower hereby acknowledges that:

(a)   it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

(b)   neither the Agents nor any Lender has any fiduciary relationship with or duty to such Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Agents and the Lenders, on the one hand, and the Borrowers, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)   no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrowers and the Lenders.

14.16.  WAIVERS OF JURY TRIAL.  TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWERS, THE AGENTS, THE LENDERS AND THE ISSUING BANK HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

14.17.  CAM Exchange.  (a)  On the CAM Exchange Date, to the extent not prohibited by a Requirement of Law, all Loans outstanding in any Alternative Currency shall be converted to Dollars (calculated on the basis of the relevant Exchange Rates as of the Business Day immediately preceding the CAM Exchange Date) and shall be ABR Loans, and (ii) the Lenders shall automatically and without further act be deemed to have exchanged interests in the Classes (other than Competitive Loans) such that, in lieu of the interests of each Lender in each Class in which it shall participate as of such date (including such Lender’s interest in the Designated Obligations of each Borrower in respect of each such Class), such Lender shall hold an interest in every one of the Classes (including the Designated Obligations of each Borrower in respect of each such Class but excluding Competitive Loans and participations in undrawn Letters of Credit), whether or not such Lender shall previously have participated therein, equal to such Lender’s CAM Percentage thereof.  Each Lender and each Borrower hereby consents and agrees to the CAM Exchange, and each Lender hereby agrees that the CAM Exchange shall be binding upon its successors and assigns and any Person that acquires a participation in its interests in any Class.  Each Borrower and each Lender agrees from time to time to execute and deliver to the General Administrative Agent all such promissory notes and other instruments and documents as the General Administrative Agent shall reasonably request to evidence and confirm the respective interests and obligations of the Lenders after giving effect to the CAM Exchange, and each Lender agrees to surrender any promissory notes originally received by it in connection with its Loans hereunder to the General Administrative Agent against delivery of any promissory notes so executed and delivered; provided that the failure of any Borrower to execute or deliver or of any Lender to accept any such promissory note, instrument or document shall not affect the validity or effectiveness of the CAM Exchange.  In the event that on the CAM Exchange Date any Swingline Loan shall be outstanding (other than any Swingline Loan in respect of which US/UK Lenders have funded their purchase of participations pursuant to Section 5), then each US/UK Lender (determined immediately prior to the CAM Exchange) shall, in accordance with the provisions of Section 5, promptly purchase from the Swingline Lender a participation in such Swingline Loan in the amount of such Lenders’ Pro Rata Percentage of such Swingline Loan (determined immediately prior to the CAM Exchange).

(b)   As a result of the CAM Exchange, on and after the CAM Exchange Date, (i) each payment received by an Administrative Agent in respect of the Designated

Obligations shall be distributed to the Lenders pro rata in accordance with their respective CAM Percentages (to be redetermined as of each such date of payment or distribution to the extent required by subsection 14.18) and (ii) none of the proviso to subsection 6.13(a), subsection 6.13(b) or subsection 6.13(c) shall apply with respect to any Taxes required to be withheld or deducted by a Borrower from or in respect of payments hereunder to any Lender or any Administrative Agent that exceed the Taxes such Borrower would have otherwise been required to withhold or deduct from or in respect of payments to such Lender or any Administrative Agent had such CAM Exchange not occurred; provided, however, that this subsection 14.17 shall not limit the obligations set forth in subsection 6.15 hereof.

14.18.  Letters of Credit.  In the event that, on or after the CAM Exchange Date, the aggregate amount of the Designated Obligations shall change as a result of the making of an L/C Disbursement by the Issuing Bank that is not reimbursed by a US/UK Borrower, then (i) each US/UK Lender (determined without giving effect to the CAM Exchange) shall, in accordance with subsection 3.4, promptly purchase from the Issuing Bank a participation in such L/C Disbursement in the amount of such Lender’s Pro Rata Percentage of such L/C Disbursement (without giving effect to the CAM Exchange) and (ii) the General Administrative Agent shall redetermine the CAM Percentages after giving effect to such L/C Disbursement and the purchase of participations therein by the US/UK Lenders.  Each such redetermination shall be binding on each of the Lenders and their successors and assigns and shall be conclusive, absent manifest error.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

REEBOK INTERNATIONAL LTD.,

By:	/s/ Ken Watchmaker
Name:
Title:

REEBOK INTERNATIONAL LIMITED,

By:	/s/ Ken Watchmaker
Name:
Title:

REEBOK CANADA INC.,

By:	/s/ Ken Watchmaker
Name:
Title:

SPORT MASKA INC.,

By:	/s/ Robert Desrosiers
Name:	Robert Desrosiers
Title:	CFO, VP Finance & Admin

CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as General Administrative Agent,

By:	/s/ Bill O’Daly
Name:	Bill O’Daly
Title:	Director

By:	/s/ Cassandra Droogan
Name:	Cassandra Droogan
Title:	Associate

CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as a Lender,

By:	/s/ Bill O’Daly
Name:	Bill O’Daly
Title:	Director

By:	/s/ Cassandra Droogan
Name:	Cassandra Droogan
Title:	Associate

CREDIT SUISSE, TORONTO BRANCH, as Canadian Administrative Agent,

By:	/s/ Alain Daoust
Name:	Alain Daoust
Title:	Director

By:	/s/Bruce F. Wetherly
Name:	Bruce F. Wetherly
Title:	Director,
Controllers Department

BNP PARIBAS, as Syndication Agent and as a Lender,

By:	/s/ Rick Pace
Name:	Rick Pace
Title:	Managing Director

By:	/s/ Angela B. Arnold
Name:	Angela B. Arnold
Title:	Credit Portfolio Manager

Name of Lender: BANK OF AMERICA,
N.A.

By:	/s/ Sharon Burks Horos
Name:	Sharon Burks Horos
Title:	Vice President

Name of Lender: ABN AMRO BANK N.V.

By:	/s/ Eric Oppenheimer
Name:	Eric Oppenheimer
Title:	Director

By:	/s/ Christopher M. Plumb
Name:	Christopher M. Plumb
Title:	Vice President

Name of Lender: WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/ Susan T. Gallagher
Name:	Susan T. Gallagher
Title:	Vice President

[CITIZENS BANK OF MASSACHUSETTS]

By:	/s/ Daniel Bernard
Name:	Daniel Bernard
Title:	Vice President
CITIZENS BANK OF MASSACHUSETTS

Name of Lender: JPMORGAN CHASE BANK, N.A.

By:	/s/ Jules Panno
Name:	Jules Panno
Title:	Vice President

Name of Lender: THE BANK OF NOVA SCOTIA

By:	/s/ Brian Allen
Name:	Brian Allen
Title:	Managing Director

Name of Lender: U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Gregory L. Dryden
Name:	Gregory L. Dryden
Title:	Senior Vice President

Name of Lender: CITICORP USA, INC.

By:	/s/ John S. Hutchins
Name:	John S. Hutchins
Title:	Managing Director

Name of Lender: STANDARD CHARTERED BANK

By:	/s/ Alan Babcock
Name:	Alan Babcock
Title:	Senior Vice President

By:	/s/ Robert K. Reddington
Name:	Robert K. Reddington
Title:	AVP/Credit
Documentation
Standard Chartered Bank

Name of Lender: SANPAOLO IMI SPA

By:	/s/ Renato Carducci
Name:	Renato Carducci
Title:	General Manager

By:	/s/ Luca Sacchi
Name:	Luca Sacchi
Title:	Vice President

Name of Lender: RZB FINANCE LLC

By:	/s/ John A. Valiska
Name:	John A. Valiska
Title:	First Vice President

By:	/s/ Christoph Hoedl
Name:	Christoph Hoedl
Title:	Group Vice President

Name of Lender: BNP PARIBAS (CANADA)

By:	/s/ Andrew Sclater
Name:	Andrew Sclater
Title:	Vice President
Corporate Banking

By:	/s/ Don R. Lee
Name:	Don R. Lee
Title:	Managing Director
Corporate Banking

Name of Lender: THE BANK OF NOVA SCOTIA

By:	/s/ Mark Daigneault
Name:	Mark Daigneault
Title:	Director

By:	/s/ Mark Monaghan
Name:	Mark Monaghan
Title:	Associate

SCHEDULE I

LENDERS; ADDRESSES FOR NOTICES

ABN AMRO BANK N.V. 540 West Madison Street, Suite 2621 Chicago, IL 60661 Attention: Credit Administration Fax: 312/992-5111

BANK OF AMERICA, N.A. 231 South LaSalle Street IL1-231-10-10 Chicago, IL 60697 Attention: Sharon Burks Horos Fax: 415/503-5199

BANK OF NOVA SCOTIA, THE One Liberty Plaza, 24th Floor New York, NY 10006 Attention: Pier Griffith Fax: 212/225-5145

BNP PARIBAS 787 Seventh Avenue New York, NY 10019 Attention: Richard Pace Fax: 212/841-3049

BNP PARIBAS (Canada) 77 King St. W., Suite 4100 Toronto, ON M5K 1N8 CANADA Attention: Andrew Sclater Fax: 416/947-3538

CITICORP USA, INC. 2 Penns Way 2/2 New Castle, DE 19720 Attention: Laura Braack Fax: 302/894-6120

CITIZENS BANK OF MASSACHUSETTS 20 Cabot Road Medford, MA 02155 Attention: Maria Chaplain Fax: 781/655-4050

CREDIT SUISSE 11 Madison Avenue New York, NY 10010 Attention: William O’Daly Fax: 212/743-2254

JPMORGAN CHASE BANK 277 Park Avenue New York, NY 10172-0003 Attention: Jules Panno Fax: 646/534-3081

RZB FINANCE LLC 1133 Avenue of the Americas New York, NY 10036 Attention: Terri Weiner Fax: 212/391-9670

SAN PAOLO IMI S.P.A. 245 Park Avenue, 35th Floor New York, NY 10167 Attention: Luca Sacchi Fax: 212/692-3178

STANDARD CHARTERED BANK One Madison Avenue, 3rd Floor New York, NY 10010-3603 Attention: Victoria Faltine Fax: 212/667-0287

U.S. BANK NATIONAL ASSOCIATION Commercial Exception Lead 400 City Center Oshkosh, WI 54901 Attention: Connie Sweeney Fax: 920/237-7993

WACHOVIA BANK, NATIONAL ASSOCIATION 201 South College Street Charlotte, NC 28288-1183 Attention: Chanue Michael Fax: 704/715-0097

2

SCHEDULE II

COMMITMENTS AND COMMITMENT PERCENTAGES

US/UK COMMITMENTS

Lender	Commitment	Commitment Percentage
Credit Suisse	$35,000,000.00	12.72727273%
BNP Paribas	$22,500,000.00	8.18181818%
Bank of America, N.A.	$30,000,000.00	10.90909091%
ABN AMRO Bank N.V.	$30,000,000.00	10.90909091%
Wachovia Bank, National Association	$30,000,000.00	10.90909091%
Citizens Bank of Massachusetts	$25,000,000.00	9.09090909%
JPMorgan Chase Bank, N.A.	$20,000,000.00	7.27272727%
The Bank of Nova Scotia	$7,500,000.00	2.72727273%
U.S. Bank National Association	$20,000,000.00	7.27272727%
Citicorp USA, Inc.	$15,000,000.00	5.45454545%
Standard Chartered Bank	$15,000,000.00	5.45454545%
San Paolo IMI S.p.A.	$15,000,000.00	5.45454545%
RZB Finance LLC	$10,000,000.00	3.63636364%
TOTAL	$275,000,000.00	100.00000000%

CANADIAN COMMITMENTS

Lender	Commitment	Commitment Percentage
BNP Paribas (Canada)	$12,500,000.00	50.00000000%
The Bank of Nova Scotia	$12,500,000.00	50.00000000%
TOTAL	$25,000,000.00	100.00000000%

2

SCHEDULE III

SUBSIDIARIES

SUBSIDIARIES OF REEBOK INTERNATIONAL LTD.

NAME	JURISDICTION OF INCORPORATION OR ORGANIZATION

Group Athletica, LLC	Delaware

The Hockey Company	Delaware

Onfield Apparel Group, LLC	Delaware

Reebok Aviation, LLC	Delaware

Reebok Onfield, LLC	Delaware

RFC, Inc.	Delaware

The Rockport Company, LLC	Delaware

The Reebok Worldwide Trading Company, LLC	Delaware

SLM Trademark Acquisition Corp.	Delaware

Sports Holdings Corp.	Delaware

WAP Holdings Inc.	Delaware

Maska H.K. Ltd.	Delaware

Ralph Lauren Footwear Co., Inc.	Massachusetts

RBK Thailand, Inc.	Massachusetts

Reebok CHC, Inc.	Massachusetts

Reebok Foundation, Inc.	Massachusetts

Reebok Securities Holdings Corp.	Massachusetts

Maska U.S. Inc.	Vermont

Reebok Austria GmbH	Austria

ASL American Sports & Leisure Vertriebs GmbH	Austria

Solte Kunstoffverarbeltungsgesellschaft mbH (wound-up and in the process of being dissolved)	Germany

Reebok Belgium SA	Belgium

Reebok du Brasil Serviços e Participações	Brazil

Rockport do Brasil Ltda.	Brazil

RC Investments Ltd.	Canada

Reebok Canada Inc.	Canada

SLM Trademark Acquisition Canada Corp.	Canada

Roger Edwards Sports Ltd. (wound-up and in the process of being dissolved)	Ontario

Sport Maska Inc.	New Brunswick

RIL Shanghai Company Limited	China

American Sports & Leisure (cz) s.r.o.	Czech Republic

KHF Finland Oy	Finland

KHF Sports Oy	Finland

Reebok France SA	France

Reebok France Retail SA	France

ASL American Sports and Leisure Vertriebs GmbH	Germany

Reebok Deutschland GmbH	Germany

Reebok (China) Services Limited	Hong Kong

Reebok Trading (Far East) Ltd	Hong Kong

RIL Holdings Limited	Hong Kong

RIL Indonesia Services Limited	Hong Kong

RIL Securities Limited	Hong Kong

RIL Taiwan Services Limited	Hong Kong

Reebok India Company	India

Reebok Technical Services Private Limited	India

Reebok Ireland Limited	Ireland

2

Reebok Italia Srl	Italy

Reebok Japan Inc.	Japan

Reebok Korea Ltd.	Korea

Reebok Korea Technical Services Co., Ltd.	Korea

Reebok (Mauritius) Company Limited	Mauritius

Amserv, SA de CV	Mexico

Reebok de Mexico SA de CV	Mexico

Vector Servicios SA de CV	Mexico

Reebok Distribution BV	The Netherlands

Reebok Europe BV	The Netherlands

Reebok International Finance BV	The Netherlands

Reebok Nederland (Retail) BV	The Netherlands

RBK Sport Europe BV	The Netherlands

Rockport (Europe) BV	The Netherlands

Jofa Norge A/S	Norway

Reebok Norway AS	Norway

Reebok Poland SA	Poland

Reebok Portugal—Artigos Desportivos SA	Portugal

Reebok Spain SA	Spain

Jofa AB	Sweden

Jofa Holding AB	Sweden

Nordic Hockey Company AB	Sweden

Reebok Scandinavia AB	Sweden

Reebok Europe Sàrl	Switzerland

J.W. Foster & Sons (Athletic Shoes) Limited	United Kingdom

RBK Holdings Plc	United Kingdom

3

Reebok Eastern Trading Limited	United Kingdom

Reebok Finance Limited	United Kingdom

Reebok Europe Holdings	United Kingdom

Reebok International Limited	United Kingdom

Reebok Pensions Management Limited	United Kingdom

Reebok Sports Limited	United Kingdom

The Rockport Company Limited	United Kingdom

4

SCHEDULE IV

LIENS

1.             The assets of the Company’s Finnish subsidiary, KHF Finland OY, are subject to liens in a maximum amount of €2.4 million under the Credit Agreement between KHF Finland OY and Nordea Bank, effective July 10, 2001, as amended, and related agreements.

2.             The assets of the Company’s Swedish subsidiary, Jofa AB, are subject to liens in a maximum amount of SEK 90 million under the Credit Agreement between Jofa AB and Nordea Bank of Sweden AB, dated May 19, 2000, as amended, and related agreements.

3.             A $2,600,000 cash security deposit is held by Fleet National Bank pursuant to the Aircraft Lease dated as of July 25, 2002 between Fleet National Bank and Reebok International Ltd.

4.             $367,000 in cash and an aggregate of $7,975,000 of U.S. Government Obligations are deposited by The Hockey Company and Sport Maska Inc. with The Bank of New York as Trustee pursuant to the Irrevocable Trust and Security Agreement dated September 24, 2004 between The Hockey Company, Sport Maska Inc. and The Bank of New York.

SCHEDULE V

CERTAIN AFFILIATE TRANSACTIONS

1.             Joint Venture Agreement among Reebok International Ltd. and Smart Shine Industries Limited and New Point Industrial Limited (Relating to People’s Republic of China), January 9, 2004;

2.             Distribution Agreement among Reebok International Ltd and New Point Industrial Limited (Relating to People’s Republic of China), January 9, 2004;

3.             License Agreement among Reebok International Ltd. and Reebok International Limited and New Point Industrial Limited (Relating to People’s Republic of China), January 9, 2004; and

4.             Option Agreement dated as of May 24, 2001, among National Football League Properties, Inc., Reebok International Ltd., Reebok Onfield, LLC and Onfield Apparel Group, LLC.

EXHIBIT A to

Credit and Guarantee Agreement

FORM OF NOTE

$	New York, New York
, 20

FOR VALUE RECEIVED, the undersigned, [REEBOK INTERNATIONAL LTD., a Massachusetts corporation; REEBOK INTERNATIONAL LIMITED, a United Kingdom corporation; REEBOK CANADA INC., a Canadian corporation; SPORT MASKA INC., a New Brunswick corporation; MEXICAN BORROWER] (the “Borrower”), hereby unconditionally promises to pay to the order of              (the “Lender”) at the office of [Credit Suisse, located at Eleven Madison Avenue, New York, New York 10010; Credit Suisse, Toronto Branch, located at One First Canada Place, Suite 3000, P.O. Box 301, Toronto, Ontario, Canada M5X 1C9; [Mexican Administrative Agent]], in immediately available funds, on the Termination Date, the principal amount of (a)            DOLLARS ($      ), or, if less, (b) the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to the Credit Agreement, as hereinafter defined; provided, however, that with respect to any such Loan denominated in an Alternative Currency, the Borrower shall make all payments of principal and interest on the dates specified above therefor in such Alternative Currency.  The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in subsections 6.5 and 6.7 of such Credit Agreement.

The holder of this Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type, currency and amount of each Loan made pursuant to the Credit Agreement and the date and amount of each payment or prepayment of principal thereof, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of [Eurocurrency Loans; BA Loans], the length of each [Interest Period; Contract Period] with respect thereto.  Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement shall not affect the obligations of the Borrower in respect of such Loan.

This Note (a) is one of the Notes referred to in the Credit and Guarantee Agreement, dated as of July 1, 2005 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Reebok International Ltd., Reebok International Limited, Reebok Canada Inc., Sport Maska Inc., the Lender, the other banks and financial institutions from time to time parties thereto, the Syndication Agent named therein, Credit Suisse, as general administrative agent and Credit Suisse, Toronto Branch, as Canadian administrative agent, (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement.

Upon the occurrence of any one or more of the Events of Default, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[REEBOK INTERNATIONAL LTD.]
[REEBOK INTERNATIONAL LIMITED]
[REEBOK CANADA INC.]
[SPORT MASKA INC.]
[MEXICAN BORROWER]

By:
Name:
Title:

2

Schedule A to the Note

LOANS, CONVERSIONS AND REPAYMENTS OF [ABR; U.S. BASE RATE; CANADIAN PRIME RATE; PESO BASE RATE] LOANS

Date	Amount of [ABR; U.S. Base Rate; Canadian Prime Rate; Peso Base Rate] Loans	Amount Converted to [ABR; U.S. Base Rate; Canadian Prime Rate; Peso Base Rate] Loans	Amount of Principal of [ABR; U.S. Base Rate; Canadian Prime Rate; Peso Base Rate] Loans Repaid	Amount of [ABR; U.S. Base Rate; Canadian Prime Rate; Peso Base Rate] Loans Converted to [Eurocurrency; BA; TIIE Rate] Loans	Unpaid Principal Balance of [ABR; U.S. Base Rate; Canadian Prime Rate; Peso Base Rate] Loans	Notation Made By

3

Schedule B

to the Note

LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF [EUROCURRENCY; BA; TIIE RATE] LOANS

Date	Amount of [Eurocurrency; BA; TIIE Rate] Loans	Amount Converted to [Eurocurrency; BA; TIIE Rate] Loans	Interest Period and [Eurocurrency Rate; BA Discount Rate; TIIE Rate] with Respect Thereto	Amount of Principal of [Eurocurrency; BA; TIIE Rate] Loans Repaid	Amount of [Eurocurrency; BA; TIIE Rate] Loans Converted to [ABR; U.S. Base Rate; Canadian Prime Rate; Peso Base Rate] Loans	Unpaid Principal Balance of [Eurocurrency; BA; TIIE Rate] Loans	Notation Made By

4

EXHIBIT B to

Credit and Guarantee Agreement

FORM OF

ASSIGNMENT AND ACCEPTANCE

Reference is made to the Credit and Guarantee Agreement, dated as of July 1, 2005 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Reebok International Ltd. (the “Company”), Reebok International Limited (“Reebok UK”), Reebok Canada Inc. (“Reebok Canada”), Sport Maska Inc. (“Sport”), the Lenders named therein, the Syndication Agent named therein, Credit Suisse, as general administrative agent for the Lenders (in such capacity, the “General Administrative Agent”) and Credit Suisse, Toronto Branch, as Canadian administrative agent for the Lenders (in such capacity, the “Canadian Administrative Agent”).  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

The Assignor identified on Schedule l hereto (the “Assignor”) and the Assignee identified on Schedule l hereto (the “Assignee”) agree as follows:

(a)           The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), the interest described in Schedule 1 hereto (the “Assigned Interest”) in and to the Loans and Commitments under the Credit Agreement as are set forth on Schedule 1 hereto.

(b)           The Assignor (i) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that the Assignor has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company, any of its Subsidiaries, or any other obligor or the performance or observance by the Company, any of its Subsidiaries, or any other obligor of any of their respective obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; and (iii) attaches any Notes held by it evidencing the Assigned Interest and (x) requests that the [General; Canadian; Mexican] Administrative Agent, upon request by the Assignee, exchange the attached Notes for a new Note or Notes payable to the Assignee and (y) if the Assignor has retained any interest in the Loans and Commitments, requests that the [General; Canadian; Mexican] Administrative Agent exchange the attached Notes for a new Note or Notes payable to the Assignor, in each case in amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective Date).

(c)           The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements delivered pursuant to subsection 7.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, any Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the [General; Canadian; Mexican] Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the [General; Canadian; Mexican] Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to subsection 6.13 of the Credit Agreement.

(d)           The effective date of this Assignment and Acceptance shall be the Effective Date of Assignment described in Schedule 1 hereto (the “Effective Date”).  Following the execution of this Assignment and Acceptance, it will be delivered to the [General; Canadian; Mexican] Administrative Agent for acceptance by it and recording by the [General; Canadian; Mexican] Administrative Agent pursuant to the Credit Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the [General; Canadian; Mexican] Administrative Agent, be earlier than five Business Days after the date of such acceptance and recording by the [General; Canadian; Mexican] Administrative Agent).

(e)           Upon such acceptance and recording, from and after the Effective Date, the [General; Canadian; Mexican] Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to the Effective Date and to the Assignee for amounts which have accrued subsequent to the Effective Date.  The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

(f)            From and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

2

(g)           This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

3

SCHEDULE 1

TO

ASSIGNMENT AND ACCEPTANCE

RELATING TO THE CREDIT AND GUARANTEE AGREEMENT,

DATED AS OF JULY 1, 2005,

AMONG

REEBOK INTERNATIONAL LTD., REEBOK INTERNATIONAL LIMITED, REEBOK CANADA INC., SPORT MASKA INC., THE LENDERS NAMED THEREIN, THE SYNDICATION AGENT NAMED THEREIN,

CREDIT SUISSE, AS GENERAL ADMINISTRATIVE AGENT, AND

CREDIT SUISSE, TORONTO BRANCH, AS CANADIAN ADMINISTRATIVE AGENT

Name of Assignor:

Name of Assignee:

Effective Date of Assignment:

Principal Amount Assigned	Commitment Percentage Assigned
$		%

[NAME OF ASSIGNEE]	[NAME OF ASSIGNOR]

By:	By:
Name:	Name:
Title:	Title:

Accepted:	[Consented To:

[CREDIT SUISSE, as General Administrative Agent; CREDIT SUISSE, TORONTO BRANCH, as Canadian Administrative Agent; [ ], as Mexican Administrative Agent]	REEBOK INTERNATIONAL LTD.,

By:	By:
Name:	Name:
Title:	Title:]

By:
Name:
Title:

2

EXHIBIT C-1 to

Credit and Guarantee Agreement

FORM OF

NOTICE OF BORROWING (DRAWINGS)

To:          [Credit Suisse, as General Administrative Agent

11 Madison Avenue

New York, New York 10010;

Credit Suisse, Toronto Branch, as Canadian Administrative Agent,

One First Canadian Place

Suite 3000, P.O. Box 301

Toronto, Ontario

Canada M5X 1C9;

Mexican Administrative Agent]

This Notice of Borrowing is given pursuant to subsection 2.2 of the Credit and Guarantee Agreement, dated as of July 1, 2005 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Reebok International Ltd., Reebok International Limited, Reebok Canada Inc., Sport Maska Inc., the banks and other financial institutions parties thereto (the “Lenders”), the Syndication Agent named therein, Credit Suisse, as general administrative agent (in such capacity, the “General Administrative Agent”) for the Lenders and Credit Suisse, Toronto Branch, as Canadian administrative agent (in such capacity the “Canadian Administrative Agent”).  Any and all initially capitalized terms used herein have the meanings ascribed thereto in the Credit Agreement unless otherwise specifically defined herein.

[                             ], the undersigned hereby (one checked as applicable):

[ ]            gives the [General; Canadian; Mexican] Administrative Agent irrevocable notice

[ ]            confirms its irrevocable telephonic notice to [General; Canadian; Mexican] Administrative Agent that it requests the making of a Borrowing under the Credit Agreement as follows:

1.             Date of Borrowing.  The requested date of the proposed Borrowing is                     , 20    .

2.             Amount of Borrowing.  The requested aggregate principal amount of the requested Borrowing is:

[$/£/€/C$/Mxp]              .

4.             Rate Option and Interest Period.  The requested interest rate option and (if applicable) Interest Period for the proposed Loan is:

[ ]                                     (i) The [Eurocurrency Rate; BA Discount Rate; TIIE Rate] for an Interest Period of (check and complete as applicable):

[ ]            28 days for Mxp

[ ]            1 month for $/£/€/C$

[ ]            2 months for $/£/€/C$

[ ]            3 months for $/£/€/C$

[ ]            6 months for $/£/€/C$

[ ]            (ii)  [ABR; U.S. Base Rate; Canadian Prime Rate; Peso Base Rate] for $/C$/Mxp                   .

5.             Account Information.  The location and number of the undersigned’s account to which funds are to be disclosed are as follows:

[location]

[account number]

[REEBOK INTERNATIONAL LTD.]

[REEBOK INTERNATIONAL LIMITED]

[REEBOK CANADA INC.]

[SPORT MASKA INC.]

[MEXICAN BORROWER]

Dated: , 20	By:
Name:
Title:

2

EXHIBIT C-2 to

Credit and Guarantee Agreement

FORM OF

NOTICE OF BORROWING (CONTINUATIONS)

To:          [Credit Suisse, as General Administrative Agent

11 Madison Avenue

New York, New York 10010;

Credit Suisse, Toronto Branch, as Canadian Administrative Agent,

One First Canadian Place

Suite 3000, P.O. Box 301

Toronto, Ontario

Canada M5X 1C9;

Mexican Administrative Agent]

This Notice of Borrowing is given pursuant to subsection 6.5 of the Credit and Guarantee Agreement, dated as of July 1, 2005 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Reebok International Ltd., Reebok International Limited, Reebok Canada Inc., Sport Maska Inc., the banks and other financial institutions parties thereto (the “Lenders”), the Syndication Agent named therein, Credit Suisse, as general administrative agent (in such capacity, the “General Administrative Agent”) for the Lenders and Credit Suisse, Toronto Branch, as Canadian administrative agent (in such capacity the “Canadian Administrative Agent”).  Any and all initially capitalized terms used herein have the meanings ascribed thereto in the Credit Agreement unless otherwise specifically defined herein.

[                          ] the undersigned hereby (one checked as applicable):

[ ]            gives the [General; Canadian; Mexican] Administrative Agent irrevocable notice

[ ]            confirms its irrevocable telephonic notice to the [General; Canadian; Mexican] Administrative Agent

that it requests the continuation of a [Eurocurrency; BA] Loan under the Credit Agreement as follows:

1.             Expiration.  The expiration of the Interest Period presently applicable to the [Eurocurrency; BA] Loan to be continued is                     , 20    .

2.             Amount to be Continued.  The requested aggregate amount of such [Eurocurrency; BA] Loan to be continued is: $/£/€/C$        .

3.             Interest Period.  The [Interest Period; Contract Period] for the proposed Loan is:

[ ]            1 month for  $/£/€/C$

[ ]            2 months for $/£/€/C$

[ ]            3 months for $/£/€/C$

[ ]            6 months for $/£/€/C$

[REEBOK INTERNATIONAL LTD.]

[REEBOK INTERNATIONAL LIMITED]

[REEBOK CANADA INC.]

[SPORT MASKA INC.]

[MEXICAN BORROWER]

Dated: , 20	By:
Name:
Title:

2

EXHIBIT C-3 to

Credit and Guarantee Agreement

FORM OF

NOTICE OF BORROWING (CONVERSIONS)

To:          [Credit Suisse, as General Administrative Agent

11 Madison Avenue

New York, New York  10010;

Credit Suisse, Toronto Branch, as Canadian Administrative Agent,

One First Canadian Place

Suite 3000, P.O. Box 301

Toronto, Ontario

Canada M5X 1C9;

Mexican Administrative Agent]

This Notice of Borrowing is given pursuant to subsection 6.5 of the Credit and Guarantee Agreement, dated as of July 1, 2005 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Reebok International Ltd., Reebok International Limited, Reebok Canada Inc., Sport Maska Inc., the banks and other financial institutions parties thereto (the “Lenders”), the Syndication Agent named therein, Credit Suisse, as general administrative agent (in such capacity, the “General Administrative Agent”) for the Lenders and Credit Suisse, Toronto Branch, as Canadian administrative agent (in such capacity the “Canadian Administrative Agent”).  Any and all initially capitalized terms used herein have the meanings ascribed thereto in the Credit Agreement unless otherwise specifically defined herein.

[                       ] the undersigned hereby (one checked as applicable):

[ ]            gives the [General; Canadian; Mexican] Administrative Agent irrevocable notice

[ ]            confirms its irrevocable telephonic notice to the [General; Canadian; Mexican] Administrative Agent

that it requests the continuation of a [Eurocurrency; BA] Loan under the Credit Agreement as follows:(1)

A.            Conversion from [ABR; U.S. Prime Rate; Canadian Prime Rate] Loan to [Eurocurrency; BA] Loan.

1.             Date of Conversion.  The date upon which such conversion is to occur is                     , 20    .

2.             Amount to be Converted.  The requested aggregate amount of such [ABR; U.S. Prime Rate; Canadian Prime Rate] Loan to be converted into a [Eurocurrency; BA] Loan is: $/C$        .

(1)                                  Insert Part A and/or B, as applicable.

3.             Interest Period.  The [Interest Period; Contract Period] for the proposed [Eurocurrency; BA] Loan is:

[ ]            1 month for $/C$

[ ]            2 months for $/C$

[ ]            3 months for $/C$

[ ]            6 months for $/C$

B.            Conversion from [Eurocurrency; BA] Loan to [ABR; U.S. Prime Rate; Canadian Prime Rate] Loan.

1.             Date of Conversion.  The date upon which such conversion is to occur is                     , 20    .

2.             Expiration.  The expiration of the [Interest Period; Contract Period] presently applicable to such [Eurocurrency; BA] Loan is                     , 20    , and the [Interest Period; Contract Period] presently applicable thereto is            months.

3.             Amount to be Converted.  The requested aggregate amount of such [Eurocurrency; BA] Loan to be converted into an [ABR; U.S. Prime Rate; Canadian Prime Rate] Loan is: $/C$              .

[REEBOK INTERNATIONAL LTD.]

[REEBOK INTERNATIONAL LIMITED]

[REEBOK CANADA INC.]

[SPORT MASKA INC.]

[MEXICAN BORROWER]

Dated: , 20	By
Name:
Title:

2

EXHIBIT D to

Credit and Guarantee Agreement

Calculation of Additional Cost

1.             The Additional Cost is an addition to the interest rate in relation to the cost of compliance with the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions).

2.             On the first day of each Interest Period (or as soon as possible thereafter), the General Administrative Agent shall calculate, as a percentage rate, a rate (the “Additional Cost Rate”) in accordance with the paragraphs set out below.  The Additional Cost will be calculated by the General Administrative Agent by reference to its principal London lending office’s (the “Reference Bank”) own rates and will be expressed as a percentage rate per annum.

3.             The Additional Cost Rate for any Lender lending from a lending office in the United Kingdom will be calculated by the General Administrative Agent as follows:

AB + C(B - D) + Ex0.01	per cent. per annum
100 - (A + C)

Where:

A                                      is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which the Reference Bank is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

B                                        is the percentage rate of interest (excluding the Applicable Margin and the Additional Cost) payable for the relevant Interest Period on the Loan.

C                                        is the percentage (if any) of Eligible Liabilities which the Reference Bank is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

D                                       is the percentage rate per annum payable by the Bank of England to the Reference Bank on interest bearing Special Deposits.

E                                         is the rate of charge payable by the Reference Bank to the Financial Services Authority pursuant to the Fees Regulations (but, for this purpose, ignoring any minimum fee required pursuant to the Fees Regulations) and expressed in pounds per £1,000,000 of the Fee Base of the Reference Bank.

4.             For the purposes of this Schedule:

(a)                                  “Eligible Liabilities” and “Special Deposits” have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

(b)                                 “Fees Regulations” means the Banking Supervision (Fees) Regulations 2001 or such other law or regulation as may be in force from time to time in respect of the payment of fees for banking supervision; and

(C)                                “Fee Base” has the meaning given to it, and will be calculated in accordance with, the Fees Regulations.

5.             In application of the above formula, A, B, C and D will be included in the formula as percentages (i.e. 5 per cent. will be included in the formula as 5 and not as 0.05).  A negative result obtained by subtracting D from B shall be taken as zero.  The resulting figures shall be rounded to four decimal places.

6.             The General Administrative Agent shall have no liability to any Person if such determination results in an Additional Cost Rate which over or under compensates any Lender.

7.             Any determination by the General Administrative Agent pursuant to this Schedule in relation to a formula, the Additional Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on the Borrowers and the Lenders.

8.             The General Administrative Agent may from time to time, after consultation with the Company and the Lenders, determine and notify to the Borrowers and the Lenders any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England or the Financial Services Authority (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on the Borrowers and the Lenders.

2

EXHIBIT E-1 to

Credit and Guarantee Agreement

[OPINION OF ROPES & GRAY LLP]

EXHIBIT E-2 to

Credit and Guarantee Agreement

[OPINION OF MACFARLANES]

EXHIBIT E-3 to

Credit and Guarantee Agreement

[OPINION OF GENERAL COUNSEL OF REEBOK INTERNATIONAL LTD.]

EXHIBIT E-4 to

Credit and Guarantee Agreement

[OPINION OF McCARTHY TETRAULT LLP]

EXHIBIT E-5 to

Credit and Guarantee Agreement

[OPINION OF STEWART McKELVEY STIRLING SCALES]

EXHIBIT F-1

FORM OF COMPETITIVE BID REQUEST

Credit Suisse, Cayman Islands Branch,
as General Administrative Agent
for the Lenders referred to below,
Eleven Madison Avenue
New York, NY 10010
Attention:  Agency Group

[Date]

Ladies and Gentlemen:

The undersigned, Reebok International Ltd. (the “Company”), refers to the Credit and Guarantee Agreement, dated as of July 1, 2005 (as it may hereafter be amended, modified, extended or restated from time to time, the “Agreement”), among the Company, Reebok UK, Reebok Canada, Sport, the Lenders named therein, the Syndication Agent, Credit Suisse, as General Administrative Agent and Credit Suisse, Toronto Branch, as Canadian Administrative Agent.  Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

The Company hereby gives you notice pursuant to subsection 5.1(a) of the Agreement that the Company requests a Competitive Borrowing under the Agreement, and in that connection sets forth below the terms on which such Competitive Borrowing is requested to be made:

(a)	Principal amount of Competitive Borrowing(1)

(b)	Date of Competitive Borrowing (which is a Business Day)

(c)	Interest rate basis(2)

(d)	Interest Period and the last day thereof

(e)	Location and number of account to which funds are to be disbursed

Upon acceptance of any or all of the Loans offered by the Lenders in response to this request by the Company, the Company shall be deemed to have

(1)          Not less than $5,000,000 (and in integral multiples of $ 1,000,000) and not more than the total US/UK Commitments then available.

(2)          Eurocurrency Loan or Fixed Rate Loan.

represented and warranted that the conditions to lending specified in subsection 8.2 of the Agreement have been satisfied.

Very truly yours,

REEBOK INTERNATIONAL LTD.,

By:
Name:
Title:

2

EXHIBIT F-2

FORM OF NOTICE OF COMPETITIVE BID REQUEST

[Name of Lender]
[Address]

[Date]

Attention:  [                         ]

Ladies and Gentlemen:

Reference is made to the Credit and Guarantee Agreement, dated as of July 1, 2005 (as it may hereafter be amended, modified, extended or restated from time to time, the “Agreement”), among Reebok International Ltd. (the “Company”), Reebok UK, Reebok Canada, Sport, the Lenders named therein, the Syndication Agent, Credit Suisse, as General Administrative Agent and Credit Suisse, Toronto Branch, as Canadian Administrative Agent.  Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

The Company made a Competitive Bid Request on [                        ], 200[   ], pursuant to subsection 5.1(a) of the Agreement, and in that connection you are invited to submit a Competitive Bid by [Date]/[Time].(4)  Your Competitive Bid must comply with subsection 5.1(b) of the Agreement and the terms set forth below on which the Competitive Bid Request was made(5):

(4)    The Competitive Bid must be received by the General Administrative Agent (i) in the case of Eurocurrency Competitive Borrowing, not later than 9:30 a.m., New York City time, three Business Days before a proposed Competitive Loan, and (ii) in the case of Fixed Rate Loans, not later than 11:30 a.m., New York City time, one Business Day before a proposed Competitive Borrowing.

(5)    Please note that the Company shall not be required to indemnify any Lender in respect of any withholding taxes that are in effect and would apply as of the date the Company accepts a Competitive Bid pursuant to subsection 5.1(d) of the Agreement.  Please note further that each Lender shall be solely responsible for obtaining and properly completing all forms or other documentation relating to current and future withholding taxes that apply at any point to payments from the Company to such Lender.

(a)	Principal amount of Competitive Borrowing(6)

(b)	Date of Competitive Borrowing (which is a Business Day)

(c)	Interest rate basis(7)

(d)	Interest Period and the last day thereof(8)

Very truly yours,

CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as General Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

(6)    Not less than $5,000,000 (and in integral multiples of $ 1,000,000) and not more than the total Revolving Commitments then available.

(7)    Eurocurrency Loan or Fixed Rate Loan.

(8)    Which shall be subject to the definition of “Interest Period” and end not later than the Maturity Date.

2

EXHIBIT F-3

FORM OF COMPETITIVE BID

Credit Suisse, Cayman Islands Branch,
as General Administrative Agent
for the Lenders referred to below,
Eleven Madison Avenue
New York, NY 10010
Attention:  Agency Group

[Date]

Ladies and Gentlemen:

The undersigned, [Name of Lender], refers to the Credit and Guarantee Agreement, dated as of July 1, 2005 (as it may hereafter be amended, modified, extended or restated from time to time, the “Agreement”), among Reebok International Ltd. (the “Company”), Reebok UK, Reebok Canada, Sport, the Lenders named therein, the Syndication Agent, Credit Suisse, as General Administrative Agent and Credit Suisse , Toronto Branch, as Canadian Administrative Agent.  Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

The undersigned hereby makes a Competitive Bid pursuant to subsection 5.1(b) of the Agreement, in response to the Competitive Bid Request made by the Company on [                         ], 20[   ], and in that connection sets forth below the terms on which such Competitive Bid is made:

Principal Amount(9)

Competitive Bid Rate(10)

Interest Period and last day thereof(11)

(9)      Not less than $5,000,000 (and in integral multiples of $1,000,000) and not more than the total Revolving Commitments then available. Multiple bids will be accepted by the General Administrative Agent.

(10)    i.e., Eurocurrency Rate + or - [   ]%, in the case of Eurocurrency Competitive Loans or [   ]%, in the case of Fixed Rate Loans.

(11)    Which shall be subject to the definition of “Interest Period” and end not later than the Maturity Date.

The undersigned hereby confirms that it is prepared, subject to the conditions set forth in the Agreement, to extend credit to [                         ] upon acceptance by [                         ] of this bid in accordance with subsection 5.1(d) of the Agreement.

Very truly yours,

[NAME OF LENDER]

By:
Name:
Title:

2

EXHIBIT F-4

FORM OF COMPETITIVE BID ACCEPT/REJECT LETTER

Credit Suisse, Cayman Islands Branch,
as General Administrative Agent
for the Lenders referred to below,
Eleven Madison Avenue
New York, NY 10010
Attention:  Agency Group

[Date]

Ladies and Gentlemen:

The undersigned, Reebok International Ltd. (the “Company”), refers to the Credit and Guarantee Agreement, dated as of July 1, 2005 (as it may hereafter be amended, modified, extended or restated from time to time, the “Agreement”), among the Company, Reebok UK, Reebok Canada, Sport, the Lenders named therein, the Syndication Agent, Credit Suisse, as General Administrative Agent and Credit Suisse, Toronto, as Canadian Administrative Agent.  Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

In accordance with subsection 5.1(c) of the Agreement, we have received a summary of bids in connection with our Competitive Bid Request dated [                         ], 200[   ], and in accordance with subsection 5.1(d) of the Agreement, we hereby accept the following bids for maturity on [date]:

Principal Amount	Fixed Rate/Margin	Lender

$	[%]/[+/-[ ]%]

$	[%]/[+/-[ ]%]

We hereby reject the following bids:

Principal Amount	Fixed Rate/Margin	Lender

$	[%]/[+/-[ ]%]

$	[%]/[+/-[ ]%]

The $[           ] should be deposited in [Bank] account number [                         ] on [date].

Very truly yours,

REEBOK INTERNATIONAL LTD.,

By:
Name:
Title:

2